Exhibit c(ii)
NEW SOUTH WALES
REPORT ON STATE FINANCES
2009 — 10
Inquiries concerning this document can be directed to: Financial Management and Reporting, NSW Treasury
Tel: (02) 9228 4659 Fax: (02) 9228 3031 Email: ian.rosenbaum@treasury.nsw.gov.au.
This document can be accessed from NSW Treasury’s Internet site [ http://www.treasury.nsw.gov.au ].
For printed copies contact the NSW Treasury’s Publications Officer [Tel: (02) 9228 4426].

PREFACE
The 2009-10 New South Wales Report on State Finances includes:
•	the audited Consolidated Financial Report of the General Government and Total State Sectors; and

•	the Outcomes Report on Government Finances for the general government, public non-financial corporation, public financial corporation, and the non-financial public sectors, prepared in accordance with the Uniform Presentation Framework adopted by all Australian governments.
The Consolidated Financial Report of the General Government and Total State Sectors shows the financial position and the results of operations of the State in comparison to the previous year. It also includes a full set of note disclosures required by Australian Accounting Standards. Included in this report is budget and variance information.
The Outcomes Report allows readers to compare the results for New South Wales with other States.
These reports and associated commentary provide a comprehensive review of the State’s financial position and achievements against the fiscal principles outlined in the Fiscal Responsibility Act 2005.
On 8 October 2010 the Public Accounts Committee of Parliament published some important recommendations to improve the quality and timeliness of financial reporting. The Government is considering these recommendations, which will build on initiatives currently being implemented.

The Hon Eric Roozendaal MLC
Treasurer

C O N T E N T S

Page
Highlights	i
Review of Financial Performance	iv
Scope of the Review	xvii
Developments in Financial Reporting	xx

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE NSW GENERAL GOVERNMENT AND TOTAL STATE SECTORS (TOTAL STATE SECTOR ACCOUNTS) 2009 - 2010
Statement of Compliance	1 - 3
Independent Audit Report Total State Sector Accounts	1 - 4
Statements of Comprehensive Income	1 - 6
Statements of Changes in Equity	1 - 8
Statements of Financial Position	1 - 9
Statements of Cash Flows	1 - 10
Notes to the Financial Statements — Table of Contents	1 - 11

UNAUDITED OUTCOMES REPORT
Statements of Financial Position	2 - 4
Sector Reports
General Government Sector	2 - 6
Public Non-Financial Corporations Sector	2 - 20
Non-Financial Public Sector	2 - 26
Public Financial Corporations Sector	2 - 32
Loan Council Allocation	2 - 37

HIGHLIGHTS
•	A Budget surplus for the year ended 30 June 2010 of $994 million. This is $1,984 million higher than the original Budget estimate of a $990 million deficit and an $893 million improvement on the estimate contained in the 2010-11 Budget. The improved budget position during 2009-10 reflected better than expected economic activity. See Figure 1.
•	Total expenses were $55,339 million, which is $1,391 million higher than the original Budget estimate of $53,948 million.

•	Additional expenses in 2009-10 included the transfer of roads to local councils following implementation of the NSW Roads Reclassification Review ($401 million) and additional funding for the South West Rail Link ($350 million).

•	Total revenue was $56,333 million, which is $3,375 million higher than the original budget estimate of $52,958 million.

•	Taxation revenue was $1,118 million above Budget. This included higher transfer duty of $1,009 million, reflecting an earlier than expected recovery in the residential property market.

•	Commonwealth national agreements and national partnership grants were $504 million above budget, comprising additional funding in a range of new programs and changes to existing programs. New program funding was received by the Department of Education and Training for Better TAFE Facilities, Training Infrastructure Investment for Tomorrow and the Australian Technical Colleges programs. In relation to existing programs, there was a bring-forward of funding from 2010-11 for the Building the Education Revolution program.
•	Net worth of the Total State Sector grew to $151,363 million at 30 June 2010. Total assets grew by $25,902 million, while total liabilities rose by $15,153 million driven by the funding of a record capital program. See Figure 2.

•	As a result of the record capital program, Total State Sector net debt rose in dollar terms to $33,698 million, or 8 per cent of GSP compared to 7.3 per cent for June 2009.

•	General Government Sector net debt is $9,364 million or 2.2 per cent of Gross State Product (GSP).

•	Total State Sector net financial liabilities grew to $90,680 million or 21.6 per cent of GSP compared to 20 per cent in June 2009. This was driven by the additional borrowings mainly for the capital program and an increase in superannuation liabilities. In 1995, net financial liabilities stood at 27.2 per cent of GSP. See Figure 3.

•	The general government cash result for 2009-10 was a deficit of $1,987 million, reflecting a record capital expenditure program of $7,277 million. The cash deficit is $2,708 million less than the original budget time projected deficit of $4,695 million. See Figure 4.

•	On 8 October 2010, the Public Accounts Committee of Parliament published some important recommendations to improve the quality and timeliness of financial reporting. The Government is considering these recommendations.
REPORT ON STATE FINANCES 2009-10

i

HIGHLIGHTS

Figure 1	Figure 2

Budget Surplus (General Government Net Operating Balance) 1998-99 to 2009-10	Total State Sector Net Worth at 30 June

Figure 3	Figure 4

Total State Sector Net Financial Liabilities as % Gross State Product at 30 June	Budget Cash Result (General Government Underlying) 1961-62 to 2009-10 (at constant 2009-10 prices)

- - - Break in time series from the adoption of Australian Equivalent to International Financial Reporting Standards
.......... Break in time series from the adoption of AASB 1049 affects the net operating balance, but not the balance sheet.
REPORT ON STATE FINANCES 2009-10

HIGHLIGHTS
Key Financial Indicators

			2008-09	2009-10
General Government Sector
Budget Result — Net Operating Surplus/(Deficit)	$	m	(862)	994
Cash Surplus/(Deficit)	$	m	(1,324)	(1,987)
Net Lending / (Borrowing)	$	m	(3,240)	(2,723)

			June 2009	June 2010
Net Debt	$	m	8,108	9,364
Net Debt as a % of Gross State Product		%	2.0%	2.2%
Net Unfunded Superannuation Liability	$	m	29,423	32,722
Net Financial Liabilities (NFL)	$	m	48,211	52,884
NFL as a % of Gross State Product		%	12.0%	12.6%

			2008-09	2009-10
Total State Sector
Net Operating Balance — Surplus	$	m	697	3,906
Operating Result	$	m	(1,897)	2,896
Net Lending/(Borrowing)	$	m	(7,039)	(5,968)

			June 2009	June 2010
Net Debt	$	m	29,350	33,698
Net Debt as a % of Gross State Product		%	7.3%	8.0%
Net Unfunded Superannuation Liability	$	m	31,003	34,530
Net Financial Liabilities (NFL)	$	m	80,327	90,680
NFL as a % of Gross State Product		%	20.0%	21.6%
Total Assets	$	m	250,811	276,713
Total Liabilities	$	m	110,197	125,350
Net Worth	$	m	140,614	151,363
Throughout this Report NSW Treasury has estimated 2009-10 Gross State Product (GSP). The Australian Bureau of Statistics has yet to publish its 2009-10 estimate of GSP.
REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
The review of financial performance is divided into the following sections:
1.	Analysis of the Budget Result of the General Government Sector
The Budget Result refers to the (AASB 1049 based) Net Operating Balance for the General Government Sector. The commentary analyses the major variances between the Budget for 2009-10 and the actual result. The audited Budget Result is disclosed in the operating statement on Page 1-6. Further detailed explanations of Budget variances are found in Note 38 of the audited Consolidated Financial Statements.
2.	Analysis of the Total State Sector Statement of Comprehensive Income
An analysis of current year expenditures and revenues for the Total State Sector compared with the prior year is included here. The adoption of AASB 1049 resulted in a time series break. This break, which affects Figure 1, is designated by a vertical dotted line prior to 2007-08.
3.	Analysis of the Total State Sector Statement of Financial Position
The Total State Sector Statement of Financial Position is disclosed at Page 1-9 of the Consolidated Statements. The commentary provides an analysis of movements in asset and liability balances and key fiscal aggregates including Net Worth, Net Financial Liabilities and Net Debt.
4.	Financial Framework and Targets
Commentary is provided on the performance of the General Government and Total State sectors against agreed fiscal targets and financial policies.
5.	Scope of the Review
Explains the scope of the Consolidated Financial Statements of the Total State Sector and General Government Sector along with the principles of consolidation. It also explains the reports covered in this publication.
6.	Developments in Financial Reporting
Outlines what has been happening in 2009-10 with a pilot ‘Early Close’ Program conducted by 15 large agencies, The Treasury and the Audit Office. In addition, this section discusses key recommendations of a recent Public Accounts Committee Report on Quality and Timeliness of Financial Reporting in the NSW public sector.
REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
1.	Analysis of the Budget Result of the General Government Sector
The Budget Result refers to the (AASB 1049 based) Net Operating Balance for the General Government Sector. However, the Net Operating Result published by the Australian Bureau of Statistics is based on GFS principles. The only difference between the GFS and the AASB 1049 based results is that GFS requires that a certain road transport grant from the Australian Government be recorded on an accrual basis to match related capital expenditure, whereas for AASB 1049 purposes it has been recorded in 2006, when the cash was received.
The Budget Result for 2009-10 is a surplus of $994 million.

	Budget	Actual	Variation
	$m	$m	$m
Total Revenues	52,958	56,333	3,375
Total Expenses	53,948	55,339	1,391

Budget Result	(990)	994	1,984

The $994 million Budget surplus represents a $1,984 million improvement on the original Budget estimate of a deficit of $990 million (see NSW General Government Sector Statement Operating Statement pages 1-6 and 1-139). The outcome represents an improvement of $893 million on the estimate of a $101 million surplus contained in the 2010-11 Budget Papers. A summary of the result compared to the Budget (as presented in the 2009-10 Budget Papers) is outlined below and in Note 38 to the audited Consolidated Financial Statements of the General Government Sector.
Revenues
Revenues were $3,375 million or 6.4 per cent above budget.
•	Taxation revenues were above budget by $1,118 million driven by increases in transfer duty of $1,009 million, reflecting an earlier than expected recovery in the residential property market.

•	Commonwealth grants were $1,302 million above budget. GST revenue grants were $997 million higher than expected due to an increase in the nationwide GST pool. Funding for national agreements and national partnership payments was $504 million above budget due to a combination of new grants and timing adjustments associated with various programs.

•	Fines, fees and other revenues were $453 million above budget. Revenues increased significantly due to the transfer of council roads to the Roads and Traffic Authority of NSW following implementation of the NSW Road Classification Review.

•	While revenues for sale of goods and services were $468 million above budget, this was mainly due to reclassification of personnel services.
REPORT ON STATE FINANCES 2009-10

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REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
Expenses
Total expenses in 2009-10 were $1,391 million above the original Budget estimate of $53,948 million.
More than $1 billion of this increase is due to technical accounting treatments and changes in uncontrollable cost drivers such as interest rates.
A significant proportion of this increase was due to:
•	Roads transferred to local councils following implementation of the NSW Roads Reclassification Review and first time recognition of the Sydney Harbour Tunnel as a finance lease by the Roads and Traffic Authority

•	Personnel related expenses mainly due to recognition for the first time of personnel services revenue received by the Department of Human Services from the Land and Housing Corporation (a public trading enterprise)

•	Grants of land to Local Councils, Crown Reserve Trusts and Aboriginal Land claims from Land and Property Management Authority

•	Death and Disability expense for NSW Police following an actuarial assessment of the claim liabilities

•	Higher claims payments and actuarial forecasts of outstanding liabilities relating to emergency services workers compensation, particularly NSW Police. This is offset by lower than expected public liability claims emergence and the reduction of previous liabilities forecast relating to the Canberra bushfires in 2002-03

•	Higher HIH liabilities based on an actuarial review of expenses payable by the State, additional First Home Owners Scheme grants paid and the reclassification of business transaction costs to operating expenses (as per GFS reporting requirements)

•	Increased interest expense (due to higher than expected interest rates) and higher superannuation interest expenses (due to changes to forecast interest rates).
In addition, there were increased expenses in the Transport sector reflecting additional grants to transport service providers for infrastructure projects as part of the Metropolitan Transport Plan
Excluding the impact of the above, expenses were $163 million or 0.3 per cent above the Budget in 2009-10.
Further Budgetary Information
A detailed analysis of variances between the Budget Result and that estimated in the 2009-10 Budget Papers is included at Note 38 of the audited Consolidated Financial Statements (Page 1-139).
REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
2. Analysis of the Total State Sector
Statement of Comprehensive Income
The 2009-10 Total State Sector Statement of Comprehensive Income is prepared in accordance with AASB 1049 Whole of Government and General Government Sector Financial Reporting.
The statement reports several key aggregates:
•	Net Operating Balance

•	Operating Result (equivalent to AAS 31 operating results published until 2007-08)

•	Comprehensive Result

•	Net Lending/Borrowing
The statement of comprehensive income is located at Pages 1-6 and 1-7 of the Consolidated Financial Statements.
Note 37 to the report includes information on the convergence differences between the AASB 1049 aggregates and the GFS equivalents.
The following analysis is for the Total State Sector. It compares 2009-10 with the 2008-09 results.
The Net Operating Balance
The Net Operating Balance is also referred to as the net result from transactions (total revenues less total expenses).
The 2009-10 result for the Total State Sector was a surplus of $3,906 million compared to a $697 million surplus in 2008-09.
Revenue
Total revenues for 2009-10 were $67,423 million, a growth of $6,950 million or 11.5 per cent over 2008-09.
Revenues include commonwealth grants, taxes, fines, fees, revenues for sales of goods and services, and interest and dividends.
Note 2 to the Consolidated Financial Statements details the revenues by class and their components.
Three revenue areas had significant growth in 2009-10:
•	a rise in taxation of $1,088 million

•	the increase of $1,445 million in Commonwealth GST grants, and

•	the growth of Commonwealth National Agreement and National Partnership Payment grants of $3,145 million.
The rise in taxation was driven by an increase in stamp duty on property transfers from an earlier than expected recovery in the property market. Payroll tax fell back slightly by $208 million, partly due to lower tax rates and fewer hours worked.
REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
Commonwealth grants revenue rose by 21.1 per cent compared to 2008-09. GST revenue provided to New South Wales increased by $1,445 million, due to the recovery in national economic activity.
NSW was a substantial donor of GST revenue to other States in the distribution of GST revenue. The NSW Treasury estimates that in 2009-10 around $14.8 billion of GST revenue was generated in New South Wales, compared with the GST payments distributed to New South Wales of $13.5 billion. This resulted in a cross subsidy to other States (excluding Victoria, Western Australia and Queensland) of $1.3 billion in 2009-10.
In December 2008, the Commonwealth and all States and Territories (the States) signed the Intergovernmental Agreement on Federal Financial Relations (IGA) establishing a new framework for Federal financial relations.
The IGA sets out a framework for the Commonwealth’s payments to the States. There are three types of payments: general purpose payments (mainly GST); National Agreements (NAs) and National Partnership (NP) payments.
Specific purpose payments under the NAs are received for Healthcare, Education, Skills and Workforce Development, Disability, Affordable Housing, and Home and Community Care.
Commonwealth National Partnership payments to NSW were $3,145 million higher in 2009-10. The increase relates to funding for the Nation Building — Economic Stimulus Plan, including $1,817 million for upgrading and maintaining school buildings, and $1,327 million for boosting the stock and maintenance of social housing.
The Commonwealth provides NP payments to the States to support the delivery of specified projects, to facilitate reforms or to reward those jurisdictions that deliver on national reforms. In 2009-10, NSW received $6.3 billion in NP payments.
Figure 5

Total State Sector Revenue 2009-10
(2008-09 in brackets)
REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
Expenses
Total State Sector expenses grew by $3,627 million or 6 per cent in 2009-10. The growth in expenses has been across various categories. The major growth areas are explained below.
Employee expenses (excluding superannuation) grew by 3.5 per cent during 2009-10 to $26,726 million. Salaries and wages expenses grew 3.8 per cent reflecting higher pay levels particularly for teachers, health and police employees as well as the impact of government initiatives including the funding for 125 additional police officers.
Depreciation expense rose by $359 million or 6.8 per cent during 2009-10 arising from additional capital expenditure in recent years and asset revaluations.
Other Operating Expenses grew 2.8 per cent to $16,833 million broadly in line with the consumer price index.
Grants and subsidies rose overall by $1,092 million or 16.6 per cent in 2009-10. Capital grant expenses include the impact of the NSW Road Classification Review. The Review was the driver behind a $444 million growth in the value of roads that were transferred to Local Government.
Operating Result
The Operating Result comprises the Net Operating Balance adjusted for ‘Other Economic Flows included in the Operating Result’. Note 4 to the Consolidated Financial Statements details the impact of other economic flows on the result.
The Operating Result for 2009-10 is a surplus of $2,896 million. It mainly comprises the net operating surplus of $3,906 million (explained above) adjusted for remeasurements of financial instruments $956 million (mainly mark to market writedown), and $242 million downward remeasurements for leave and insurance liabilities.
Comprehensive Result
The Comprehensive result comprises the operating result adjusted for other economic flows direct to equity. The 2009-10 comprehensive result was a surplus of $10,749 million. It comprises the $2.9 billion operating surplus, $11.2 billion increment from asset revaluations partly offset by a $3.5 billion actuarial loss on superannuation. Explanations of the superannuation loss and asset increments can be found in section 3 ‘Analysis of the Total State Sector Statement of Financial Position’.
Net Lending/(Borrowing)
The net lending result is essentially the financing requirement of the government, calculated take into account both recurrent and capital transactions.
In 2009-10 the net borrowing result was $5,968 million, reflecting the impact of the record $16.3 billion state capital program.
REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
3. Analysis of the Total State Sector Statement of Financial Position
The Total State Sector Statement of Financial Position
The Total State Sector’s Net Worth was $151,363 million at 30 June 2010, an increase of $10,749 million or 7.6 per cent on the previous year.
The increase in Net Worth comprises an increase in non-financial assets of $21,102 million offset by an increase in net financial liabilities of $10,353 million.
The General Government Net Worth of $151,363 million is the same as the Total State Sector because the general government sector records an equity investment in the net assets of the Public Non-financial Corporation (PNFC) and Public Financial Corporation (PFC) sectors.
Non-Financial Assets
Non-financial assets are the physical assets of the State such as public schools, hospitals, roads, bridges, transport, public housing and sporting facilities, as well as the infrastructure of the State’s commercial authorities such as electricity power stations and distribution assets, dams and water pipelines, and ports infrastructure.
The State’s non-financial assets were valued at $242,043 million at 30 June 2010, an increase of $21,102 million on the previous year. This included an increase in investments in property and infrastructure of $20,339 million, an increase in intangibles of $386 million and an increase in forests of $109 million.
All land under roads is now valued at fair value having regard to the highest and best use feasible for the land. This change in accounting policy has occurred as a result of the finalisation of deliberations by the state Valuers-General. Previously, the State elected under AASB 1051 Land Under Roads not to recognise pre 1 July 2008 land under roads on the basis that this land was not reliably measured. Post 1 July 2008 land under roads was measured at cost. This changed treatment is reflected as an adjustment to prior year comparative figures (refer Note 28) and removes the basis for an Audit qualification.
Capital expenditure on property and infrastructure in 2009-10 included investments in:

• educational facilities	$2,278 million
• hospitals and equipment	$ 677 million
• roads	$2,312 million
• public housing	$1,802 million
• public transport	$2,112 million
• energy infrastructure	$3,219 million
• water infrastructure	$1,402 million
Several agencies performed cyclical revaluations of their property, plant and equipment during the financial year. As a result, the value of infrastructure increased by $7,631 million, and the value of land and buildings increased by $3,356 million.
REPORT ON STATE FINANCES 2009-10

x

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
Net Financial Liabilities
Net Financial Liabilities (NFL) reflect the financial obligations of the Government. They comprise net debt, unfunded superannuation and other employee provisions, insurance obligations and other liabilities, net of receivables and other financial assets.
Total State Sector NFL as a per cent of gross state product (GSP) rose to 21.6 per cent in June 2010 from 20 per cent in June 2009. (Refer Figure 6). The movement in NFL is primarily due to new borrowings to fund capital programs, and growth in defined benefit superannuation liabilities due to a fall in the liability discount rate.
Overall, the reduction in NFL as a percentage of GSP since 1995 represents an improvement in the State’s financial position. Reducing liabilities to a sustainable level allows the Government to maintain government services throughout the economic cycle.
Figure 6
Total State Sector
Net Financial Liabilities as a Percentage
of Gross State Product at 30 June
Net Financial Liabilities (NFL) comprise:

	June 2010	June 2009
	$m	$m
Net Debt	33,698	29,350
Superannuation Liabilities	34,530	31,003
Employee Provisions	12,944	11,911
Insurance Obligations	6,281	5,754
Other Net Liabilities	3,227	2,309

Net Financial Liabilities	90,680	80,327

REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
The $10,353 million increase in Total State NFL in 2009-10 was due to:
•	an increase in net debt ($4,348 million);

•	an increase in superannuation liabilities ($3,527 million);

•	growth in other employee benefit liabilities ($1,033 million);

•	an increase in insurance provisions ($527 million); and

•	an increase in other net liabilities ($918 million).
Net Debt
Net Debt comprises borrowings, advances received and deposits held, less cash and cash equivalent assets, financial assets and advances paid.
Total State Sector Net Debt grew by $4,348 million to $33,698 million for the year ended 30 June 2010.
During 2009-10, gross debt increased by $9,315 million and cash and investments increased by $4,967 million.
The Net Debt of the State as a percentage of GSP increased by 0.7 per cent from 7.3 per cent in June 2009 to 8.0 per cent June 2010. This compares to 12.1 per cent in June 1995. (Refer Figure 7).
Figure 7
Total State Sector
Net Debt as a Percentage of Gross
State Product at 30 June
REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
Superannuation Liabilities
Superannuation liabilities represent the actuarially assessed obligations for past and present employees less the net market value of scheme assets set aside to meet these obligations. During 2009-10, net unfunded superannuation liabilities increased by $3,527 million to $34,530 million. This increase in unfunded liabilities over the twelve months to 30 June 2010 is largely explained by the effect of several factors:
•	A fall in the State Super Fund liability discount rate from 5.59 per cent to 5.17 per cent (EISS 5.35 per cent to 5.17 per cent).

•	An increase in the accrued benefits due to an additional year of service being provided by current State Super Fund scheme contributors.

•	one year less discounting for the present value of total future benefit payments.
Employer and employee assets in the defined benefits schemes were $30,254 million at 30 June 2010.
Other Employee Provisions
Other employee provisions include annual and long service leave, and self funded obligations for workers compensation.
The liabilities grew by 8.7 per cent to $12,944 million in June 2010.
Insurance Obligations
These liabilities primarily comprise obligations of the Treasury Managed Fund (excluding workers compensation), liabilities for dust disease claims, for lifetime care support for catastrophic victims of motor vehicle accidents, and closed insurance schemes such as the Transport Accident Compensation Fund (old third party scheme).
The liabilities grew by 9.2 per cent to $6,281 million in June 2010. The growth has been affected by the impact of emerging claims in the relatively new Lifetime Care and Support Scheme. These liabilities are backed by similar levels of cash and investments which have been collected through motor vehicle CTP premiums.
Other Net Liabilities
Other net liabilities increased during 2009-10 by $918 million to $3,227 million.
Net Worth
The movement in various financial and non-financial assets and liabilities, outlined above, resulted in the rise in Net Worth during 2009-10 of $10,749 million to $151,363 million.
The $10,749 million rise in net worth is also reported in the 2009-10 statement of comprehensive income as a bottom line aggregate titled ‘comprehensive result’.
REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
4. Financial Framework And Targets
Both the General Government and Non General Government sectors are subject to financial policies and fiscal targets against which their performance can be assessed.
The Fiscal Responsibility Act 2005 sets out a number of fiscal principles and targets for the General Government sector.
The following commentary reviews the Government’s achievement during the year against the fiscal principles and targets identified in that Act:
1.	The Government’s medium-term fiscal targets are:
•	To reduce the level of General Government sector net financial liabilities as a proportion of gross state product to 7.5 per cent or less by 30 June 2010; and

•	To maintain underlying General Government sector net debt as a proportion of gross state product at or below its level as at 30 June 2005, unless an increase is required in net debt to reduce one or more components of General Government net financial liabilities.
2.	The Government’s long-term fiscal targets are:
•	To reduce the level of General Government sector net financial liabilities as a proportion of gross state product to 6 per cent or less by 30 June 2015;

•	To maintain underlying General Government sector net debt as a proportion of gross state product at or below its level as at 30 June 2005, unless an increase is required in net debt to reduce one or more components of General Government net financial liabilities; and

•	To eliminate Total State sector unfunded superannuation liabilities by 30 June 2030.
General Government net financial liabilities were $52.9 billion as at June 2010, equivalent to 12.6 per cent of GSP. This compares with 12 per cent of GSP as at June 2009.

In the year ending 30 June 2010, General Government sector net debt was 2.2 per cent of GSP compared with 2 per cent of GSP as at June 2009, and 1.5 per cent of GSP as at June 2008. The increase in net debt partly funded the record general government capital program in 2009-10.

Total State net unfunded superannuation liabilities were $32.7 billion (7.8 per cent of GSP) at June 2010 compared with 7.3 per cent of GSP at June 2009. There were several reasons for the increase including a reduction in the discount rate used, which is responsible for the majority of the change. Additional factors were the one year less of discounting for the present value of total future benefits, and an increase in accrued benefits due to an additional year of services provided by current state super fund scheme contributors. The target of eliminating unfunded superannuation liabilities by June 2030 remains on track.

3.	The Budget should be framed so as to achieve a net operating result for the General Government sector that is a surplus consistent with the fiscal targets.

The General Government net operating result was a surplus of $994 million in 2009-10, largely reflecting stronger than expected revenues. The 2010-11 Budget Papers estimate that Budget surpluses will be achieved in 2010-11 and the forward estimates.
REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
4.	The growth in net cost of services (NCOS) and expenses of the General Government sector is to be managed in accordance with the objective of prudently managing State finances. The annual growth in net cost of services and expenses is not to exceed long-term average revenue growth for the 4-year periods ending with the financial year prior to the Budget year and for the Budget year and forward estimates.

Average annual growth of total expenses for the 4-year periods ending June 2010 and June 2014 is 8 per cent and 3.5 per cent respectively. After adjusting for fiscal stimulus spending and other factors that distort year end comparisons the growth rates are 6.4 per cent and 5 per cent respectively. Long-term average revenue growth is 5 per cent per annum. Over the 4-year period ending June 2014, average annual growth in total expenses is projected to be lower than long-term revenue growth.

5.	In managing public sector employee costs the Government policy in negotiating rates of pay and conditions is to be consistent with the fiscal targets.

The Government policy is for net wage costs not to exceed 2.5 per cent. Agreements concluded in 2009-10 have incorporated 2.5 per cent increases with further increases offset by employee-related savings.

6.	Capital expenditure proposals are to be evaluated in accordance with government procurement policy requirements.

This includes the requirements of Gateway which tests the soundness of the business case for major projects with the objective of ensuring agencies have an appropriate level of procurement discipline applied to projects — giving Treasury a level of assurance on whether the investment is warranted, the strategic options and the agency’s capability and capacity to manage the delivery of the project. Since 2004, 309 reviews have been undertaken on 451 projects totalling $33.7 billion.

In 2008, emphasis on early stage project planning and consideration of service delivery options was increased with the introduction of mandatory Strategic Gateway reviews for projects over $10 million planned for the upcoming forward estimates period.

7.	The budget should be framed taking into account the anticipated future fiscal gap likely to develop as a result of demographic changes and other long-term pressures.

An assessment of the fiscal gap was presented in the NSW Long-Term Fiscal Pressures Report, published in Budget Paper No.6 in the 2006-07 Budget Papers, and is to be updated every five years. An assessment of the impact of budget measures in respect of expenses and revenue is to be presented in the annual budget papers. The estimated fiscal gap in 2043-44 is 4.9 per cent of GSP.

8.	The Government shall maintain or increase net worth (i.e. net assets) in real terms.

General Government net worth increased by an average of 1.7 per cent annually in real terms from June 2000 to June 2010.

9.	Employer superannuation liabilities are to be managed and funded so as to eliminate Total State sector unfunded superannuation liabilities by 30 June 2030.

See 2 above.

10.	Government agencies must align their physical asset management practices (on a whole-of-life basis) with their services delivery priorities and strategies.

Treasury receives Total Asset Management (TAM) plans from nominated agencies responsible for 98 per cent of General Government asset holdings. TAM strategies are a part of the capital budget process. Government uses TAM strategies to prioritise investments and forecast infrastructure requirements.
REPORT ON STATE FINANCES 2009-10

REVIEW OF FINANCIAL PERFORMANCE FOR 2009-10
11.	Financial risk is to be managed prudently on the basis of sound risk management principles.

Aggregate risk is managed by Treasury, TCorp and the NSW Self Insurance Corporation. This includes ongoing review of asset allocation and risk management policies and procedures of authorities subject to the Public Authorities (Financial Arrangements) Act 1987.

Agency and project level risk identification procedures and strategies are in place or being developed through the Financial Management Framework; the Commercial Policy Framework; and Total Asset Management guidelines.

The latter incorporates “Working with Government: Policy and Guidelines for Privately Financed Projects” (as updated in 2006) dealing with private sector participation in the provision of public infrastructure.

12.	Any adjustments to legislated tax rates, thresholds and bases are to be made with the maximum possible restraint, having regard to the effect of these adjustments on the overall level of tax revenue. Policies should enable predictability and stability of tax regime.

The net effect of all tax policy changes since 2005 is to reduce the NSW tax burden in 2010-11 by around $1.5 billion.
REPORT ON STATE FINANCES 2009-10

SCOPE OF THE REVIEW
5. Scope Of The Review
The review combines the following two reports to provide a broader analysis of Government finances:
•	The Consolidated Financial Statements of the NSW General Government and Total State Sectors (the Total State Sector Accounts)

•	The Outcomes Report
Each report gives a different focus on Government finances. The Consolidated Financial Statements capture the cost of operating Government services including depreciation on assets and valuation adjustments on assets and liabilities.
The Outcomes Report compares the original budget to the actual result.
A commentary has been provided on the key results of each report.
The Consolidated Financial Statements
The Consolidated Financial Statements are also known as the Total State Sector Accounts. It is prepared in accordance with Australian Accounting Standards, in particular AASB 1049, and is fully audited.
The Total State Sector Accounts reports on the operating results, financial position and cash flows of the New South Wales General Government and Total State Sectors.
The New South Wales Total State Sector includes both the General Government sector and the Non-General Government sector.
The Non-General Government sector includes the State’s Public Non-financial Corporations (PNFCs) and Public Financial Corporations (PFCs). PNFCs are responsible for supplying public infrastructure services, including electricity, ports, water and public transport. PNFCs are largely self-funded from user charges and have been given a specific charter to run their businesses on commercial lines, including the achievement of a commercial rate of return on the resources employed.
PFCs may accept demand, time or savings deposits and/or have the authority to incur liabilities and acquire financial assets in the market on their own account. An example of a PFC is the NSW Treasury Corporation.
Refer to Note 39 for a full list of consolidated entities.
REPORT ON STATE FINANCES 2009-10

SCOPE OF THE REVIEW
The composition of the Total State Sector is summarised in Figure 8.
Figure 8
Consolidation of entities in these financial statements has been done in accordance with Australian Accounting Standards AASB 127 and AAS 1049, as disclosed in note 1 to the financial statements.
Note 1 also discloses that certain reserve trusts created under the Crown Lands Act, 1989 have been excluded.
A project is currently in progress to identify and value Crown reserves that are ‘controlled’ by the NSW Government. There are approximately 33,000 Crown reserves in New South Wales. The NSW Government manages some of these reserves while others are managed by local governments or other trust managers (e.g. community trust boards, administrators, corporations).
Based on a preliminary assessment, it is currently estimated that the total value of these reserves, potentially controlled by the NSW Government, but not currently recognised in the Total State Sector Accounts, is between $3 billion and $5 billion. In addition, the estimated value of building assets on these reserves potentially controlled by the NSW Government, but not currently recognised in the Total State Sector Accounts, is between $4 billion and $5.5 billion. However, the total value may even be outside of this range, depending on the determination of the assets that are controlled.
The NSW Government will recognise the value of controlled Crown reserve land and buildings in future General Government Sector and Total State Sector Accounts, once this project is complete and the value can be reliably estimated.
The Auditor-General has qualified his opinion on the consolidated financial statements.
‘As disclosed in Note 1, Statement of Significant Accounting Policies, under the heading Principles of Consolidation, the State is undertaking a project to identify and value the Crown Reserves it controls under the Crown Lands Act 1989. Until the project is completed, I am unable to obtain all the information I require to form an opinion on the value of those Crown Reserves that should be recognised as land in the financial statements. My audit report for the year ended 30 June 2009 referred to the same matter. I am also unable to obtain all the information I require to form an opinion on the value of infrastructure on Crown Reserves that should be recognised as infrastructure in the financial statements.’
REPORT ON STATE FINANCES 2009-10

SCOPE OF THE REVIEW
The Audit Report includes an emphasis of matter as follows:
‘Significant Uncertainty regarding Objection to a Taxation Assessment
Without further qualification to the opinion expressed above, I draw attention to Note 6(c) to the financial statements. In 2006-07, the Chief Commissioner of State Revenue received an objection from a taxpayer to an assessment issued under the Duties Act 1997. The matter is subject to appeal in the Supreme Court and is currently in the discovery phase.
Until such time as this matter is resolved the ultimate outcome and impact on the Net Result from Transactions — Net Operating Balance (Budget Result for the General Government Sector) remains uncertain.’
The Auditor General wrote to NSW Treasury in June 2007 indicating that the accounting treatment of this assessment was correct.
The Outcomes Report
The May 1991 Premiers’ Conference agreed to the introduction of the Uniform Presentation Framework (UPF).
The primary objective of the UPF is to ensure that Commonwealth, State and Territory governments provide a common ‘core’ of financial information. The UPF requires the release of a budget presentation, a mid year update and an end of year Outcomes Report.
The Outcomes Report is based on the AASB 1049 reporting standard to harmonise GFS with accounting standards. It provides a suite of financial statements (without detailed notes) for the various sectors of Government.
The Outcomes Report provides a consistent minimum reporting base for all States and Territories.
REPORT ON STATE FINANCES 2009-10

DEVELOPMENTS IN FINANCIAL REPORTING
6. Developments In Financial Reporting
Early Close Program
In 2009-10, The Treasury, Audit Office and 15 large agencies have been piloting an ‘Early Close’ Program to assist in the earlier preparation and audit of financial statements.
The purpose of the early close is to reduce errors and improve timeliness in the preparation and audit of the annual financial statements. The early close method requires agencies to prepare financial statements and notes based on period to March or April 2010. The Audit Office review the statements, notes and work papers in June so that any issues/errors identified can be corrected before the agency completes its final accounts. Effectively, financial statement preparation and audit work commences earlier, and concludes earlier.
The Treasury, the Audit Office and 15 pilot agencies met in February 2010 to agree on the pilot.
The early close pilot in 2009-10 included:
•	The Treasury issuing its accounting policies and mandates before the end of March 2010

•	agencies resolving key accounting treatments prior to completing its early close statements

•	adopting March or April 2010 as an early close date, and valuing key balances in March/April for example, physical assets and employee accruals

•	drafting of pro forma statements and notes with year to date information, and preparing analytical review and other supporting work papers

•	agreement not to adjust prior period comparatives unless there are changes that can be demonstrated are material, for which accounting standards require retrospective adjustment

•	The Audit Office reviewing the elements of the early close undertaken (that is accounting policies, treatments, statements and notes, and working papers) and providing a report to audit and risk committees by 30 June. The Audit Office report provides feedback to the agencies in time for the preparation of June statements.
Given that the program was only initiated in February 2010 some pilot agencies did not have sufficient notice to perform all of the above, in combination termed a ‘hard close’, however they adopted many of the above early close procedures.
The Treasury, Audit Office and the pilot agencies are meeting in November 2010 to review the findings and develop the way forward. This will be done having consideration for the findings and recommendations of a review by the Public Accounts Committee into the quality and timeliness of financial reporting in the public sector.
REPORT ON STATE FINANCES 2009-10

DEVELOPMENTS IN FINANCIAL REPORTING
Public Accounts Committee Inquiry into the Quality and Timeliness of Financial Reporting
On 8 October 2010 the Public Accounts Committee of the Legislative Assembly published some important recommendations to improve the quality and timeliness of financial reporting in the public sector.
The Committee recommends that:
•	The Treasurer require all agencies to conduct a hard close of their accounts at 31 March from 2011

•	The Treasurer propose amendments to the Public Finance and Audit Act 1983 requiring chief finance officers to certify their financial reporting systems

•	That the Premier ensure that accountability for accurate and timely financial reporting is included in all chief executive officers’ performance agreements

•	That the Treasurer develop and implement a program to bring forward the deadline for the tabling of annual reports in Parliament to three months after the end of the financial year by 2013 at the latest

•	That the Treasurer consider proposing amendments to prescribe minimum qualifications of chief finance officers in the Public Finance and Audit Act 1983.
The Government welcomes the Public Accounts Committee report and will respond to its recommendations in due course. Some of the recommendations build on the initiatives currently being implemented.
REPORT ON STATE FINANCES 2009-10

AUDITED CONSOLIDATED FINANCIAL STATEMENTS
OF THE NSW GENERAL GOVERNMENT
AND TOTAL STATE SECTORS
(TOTAL STATE SECTOR ACCOUNTS)
2009 — 2010
TOTAL STATE SECTOR ACCOUNTS

1 - 1

THIS PAGE LEFT BLANK INTENTIONALLY.
TOTAL STATE SECTOR ACCOUNTS

1 - 2

STATEMENT OF COMPLIANCE
In our opinion the Total State Sector Accounts:
(a)	give a true and fair view of the comprehensive result, changes in equity and cash flows of the NSW General Government and Total State Sectors for the year ended 30 June 2010 and of the financial position of the NSW General Government and Total State Sectors at that date;

(b)	have been prepared on the basis of the financial reporting requirements as prescribed in the Public Finance and Audit Act 1983; and

(c)	are in accordance with all applicable Australian Accounting Standards.

The Hon.Eric Roozendaal MLC	Michael Schur	Mark Pellowe
Treasurer	Secretary	Senior Director
	NSW Treasury	NSW Treasury
20 October 2010
TOTAL STATE SECTOR ACCOUNTS

1 - 3

THE NSW CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED 30 JUNE 2010

		General
		Government Sector		Total State Sector
		2009-10	2008-09	2009-10	2008-09
FROM CONTINUING OPERATIONS	Note	$m	$m	$m	$m
Revenue from Transactions
Taxation	2	19,129	17,855	18,028	16,940
Grants and Subsidies
Commonwealth General Purpose	2	13,419	11,974	13,419	11,974
Commonwealth National Agreements	2	6,554	6,573	6,554	6,609
Commonwealth National Partnership Payments	2	6,367	3,145	6,345	3,145
Other Grants and Subsidies	2	643	617	481	517
Sale of Goods and Services	2	4,327	4,048	17,351	16,251
Interest	2	316	415	1,066	1,144
Dividend and Income Tax Equivalents from Other Sectors	2	2,037	1,828	—	—
Other Dividends and Distributions	2	285	196	285	196
Fines, Regulatory Fees and Other	2	3,256	3,012	3,894	3,697

		56,333	49,663	67,423	60,473

Expenses from Transactions
Employee	3	23,073	22,080	26,726	25,817
Superannuation
Superannuation Interest Cost	3	951	705	903	615
Other Superannuation	3	2,120	1,955	2,518	2,314
Depreciation and Amortisation	3	2,769	2,614	5,623	5,264
Interest	3	1,653	1,505	3,512	3,186
Other Property		1	1	1	2
Other Operating	3	11,588	10,969	16,833	16,383
Grants and Subsidies
Current Grants and Subsidies	3	7,987	7,697	5,944	5,488
Capital Grants	3	5,197	2,999	1,745	1,109

		55,339	50,525	63,805	60,178

TRANSACTIONS FROM DISCONTINUING OPERATIONS	35	—	—	288	402

NET RESULT FROM TRANSACTIONS - NET OPERATING BALANCE (BUDGET RESULT FOR THE GENERAL GOVERNMENT SECTOR)		994	(862)	3,906	697

The Statements of Comprehensive Income should be read in conjunction with the accompanying notes.
TOTAL STATE SECTOR ACCOUNTS

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THE NSW CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED 30 JUNE 2010

		General
		Government Sector		Total State Sector
		2009-10	2008-09	2009-10	2008-09
	Note	$m	$m	$m	$m
NET OPERATING BALANCE		994	(862)	3,906	697

OTHER ECONOMIC FLOWS — INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	4	(238)	(437)	(242)	(471)
Other Net Gains/(Losses)	4	875	(699)	(837)	(2,046)
Share of Earnings from Associates (excluding Dividends)		173	19	173	19
Dividends from Asset Sale Proceeds	4	—	11	—	—
Deferred Income Tax from Other Sectors	4	925	(1,021)	—	—
Other	4	(90)	(88)	(104)	(96)
Discontinuing Operations — Other Economic Flows		—	—	—	—

Other Economic Flows — included in Operating Result		1,645	(2,215)	(1,010)	(2,594)

OPERATING RESULT		2,639	(3,077)	2,896	(1,897)

OTHER ECONOMIC FLOWS — OTHER COMPREHENSIVE INCOME
Revaluations		5,476	5,501	11,214	4,213
Actuarial Gain/(Loss) from Superannuation		(3,156)	(11,457)	(3,538)	(13,060)
Net Gain/(loss) on equity investments in other sectors		5,702	(1,606)	—	—
Net Gain/(loss) on financial instruments at fair value		—	—	(31)	120
Other		88	(98)	208	(113)

Other Economic Flows — other comprehensive income		8,110	(7,660)	7,853	(8,840)

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS		10,749	(10,737)	10,749	(10,737)

KEY FISCAL AGGREGATES

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS		10,749	(10,737)	10,749	(10,737)

Less: Net Other Economic Flows		(9,755)	9,875	(6,843)	11,434

NET OPERATING BALANCE		994	(862)	3,906	697

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets		7,033	4,853	15,863	12,782
Sales of Non-financial Assets		(671)	(390)	(965)	(730)
Less: Depreciation		(2,769)	(2,614)	(5,623)	(5,264)
Plus: Change in inventories		(11)	31	85	118
Plus: Other Movements in Non-financial Assets
assets aquired using finance leases		244	440	463	544
other		(109)	58	51	286
Equals Total Net Acquisition of Non-Financial Assets		3,717	2,378	9,874	7,736

EQUALS: NET LENDING/(BORROWING)		(2,723)	(3,240)	(5,968)	(7,039)

The Statements of Comprehensive Income should be read in conjunction with the accompanying notes.
TOTAL STATE SECTOR ACCOUNTS

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THE NSW CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEAR ENDED 30 JUNE 2010

	Equity at			Equity at
	1 July	Comprehensive	Transfers between	30 June
	2009	Result	equity classes	2010
2009-10	$m	$m	$m	$m
General Government Sector
Accumulated funds	23,605	(776)	410	23,239
Reserves
Asset revaluation reserve	44,175	5,827	(433)	49,569
Equity investment revaluation reserve	178	(4)	(116)	58
Hedging reserve	—	—	—	—
Available for sale reserve	72,646	5,702	125	78,473
Equity relating to assets held for sale	10	—	14	24

	140,614	10,749	—	151,363

Total State Sector
Accumulated funds	60,250	(800)	948	60,398
Reserves
Asset revaluation reserve	80,188	11,584	(848)	90,924
Equity investment revaluation reserve	178	(4)	(116)	58
Hedging reserve	(26)	(31)	1	(56)
Available for sale reserve	3	—	(3)	—
Equity relating to assets held for sale	21	—	18	39

	140,614	10,749	—	151,363

		Changes in			Transfers
	Equity at	Accounting Policy			between	Equity at
	1 July	and Correction of	Restated Equity at	Comprehensive	equity	30 June
	2008	Errors(a)	1 July 2008	Result	classes	2009
2008-09	$m	$m	$m	$m	$m	$m
General Government Sector
Accumulated funds	33,656	4,050	37,706	(14,632)	531	23,605
Reserves
Asset revaluation reserve	38,566	398	38,964	5,441	(230)	44,175
Equity investment revaluation reserve	306	—	306	60	(188)	178
Hedging reserve	—	—	—	—	—	—
Available for sale reserve	74,366	—	74,366	(1,606)	(114)	72,646
Equity relating to assets held for sale	9	—	9	—	1	10

	146,903	4,448	151,351	(10,737)	—	140,614

Total State Sector
Accumulated funds	70,596	3,816	74,412	(15,052)	890	60,250
Reserves
Asset revaluation reserve	76,102	632	76,734	4,153	(699)	80,188
Equity investment revaluation reserve	306	—	306	60	(188)	178
Hedging reserve	(128)	—	(128)	102	—	(26)
Available for sale reserve	3	—	3	—	—	3
Equity relating to assets held for sale	24	—	24	—	(3)	21

	146,903	4,448	151,351	(10,737)	—	140,614

(a)	Refer to Note 28 for further detail of the changes in accounting policies and corrections of errors.
The Statements of Changes in Equity should be read in conjunction with the accompanying notes.
TOTAL STATE SECTOR ACCOUNTS

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THE NSW CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS AT 30 JUNE 2010

		General Government Sector			Total State Sector
		2010	2009	2008(a)	2010	2009	2008(a)
	Note	$m	$m	$m	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalent Assets	5	3,071	3,350	2,299	6,299	5,541	4,913
Receivables	6	6,176	5,556	5,177	6,775	7,197	5,966
Tax Equivalents Receivable	7	286	245	249	—	—	—
Financial Assets at Fair Value	8	6,620	5,272	6,074	19,857	15,763	12,642
Advances paid	9	905	780	799	434	319	254
Deferred Tax Equivalents	7	5,734	4,576	5,539	—	—	—
Equity
Investments in Other Public Sector Entities	10	78,473	72,646	74,366	—	—	—
Investments in Associates	10	1,219	1,050	1,621	1,305	1,050	1,622
Other		—	—	3	—	—	3
Total Financial Assets		102,484	93,475	96,127	34,670	29,870	25,400

Non-Financial Assets
Inventories	11	276	250	166	1,349	1,298	1,124
Forestry Stock and Other Biological Assets	12	7	7	7	669	560	527
Assets Classified as Held for Sale	13	133	115	144	267	173	193
Investment Properties	14	269	274	298	1,023	1,023	941
Property, Plant and Equipment
Land and Buildings	15	56,629	53,421	52,119	104,312	96,686	95,323
Plant and Equipment	15	7,983	7,447	6,910	12,122	11,567	10,926
Infrastructure Systems	15	58,116	52,665	46,075	118,176	106,018	96,421
Intangibles	16	1,245	977	696	2,628	2,242	1,770
Other	17	1,116	1,023	936	1,497	1,374	1,222
Total Non-financial Assets		125,774	116,179	107,351	242,043	220,941	208,447

TOTAL ASSETS		228,258	209,654	203,478	276,713	250,811	233,847

LIABILITIES
Deposits Held	18	76	72	98	206	182	217
Payables	19	3,739	3,345	3,105	6,541	6,224	5,706
Tax Equivalents Payable	7	19	7	36	—	—	—
Liabilities Directly Associated with Assets Held for Sale	13	—	—	—	—	—	—
Borrowings and Derivatives at Fair Value	20	20	21	—	56,866	47,777	36,654
Borrowings at Amortised Cost	21	19,053	16,582	13,874	2,411	2,179	1,848
Advances Received	22	811	835	864	805	835	864
Employee Provisions	23	10,910	9,888	8,747	12,944	11,911	10,690
Superannuation Provision	24	32,722	29,423	17,626	34,530	31,003	17,761
Deferred Tax Equivalent Provision	7	796	746	638	—	—	—
Other Provisions	25	5,717	5,501	4,942	7,326	6,642	5,701
Other	26	3,032	2,620	2,197	3,721	3,444	3,055

TOTAL LIABILITIES		76,895	69,040	52,127	125,350	110,197	82,496

NET ASSETS		151,363	140,614	151,351	151,363	140,614	151,351

NET WORTH
Accumulated Funds	27	23,239	23,605	37,706	60,398	60,250	74,412
Reserves	27	128,124	117,009	113,645	90,965	80,364	76,939

TOTAL NET WORTH		151,363	140,614	151,351	151,363	140,614	151,351

OTHER FISCAL AGGREGATES
Net Debt		9,364	8,108	5,664	33,698	29,350	21,774
Net Financial Liabilities		52,884	48,211	30,366	90,680	80,327	57,096

(a)	The 1 July 2008 statement of financial position has been restated for changes in accounting policy and corrections of errors. Refer to Note 28 for further details.
The Statements of Financial Position should be read in conjunction with the accompanying notes.
TOTAL STATE SECTOR ACCOUNTS

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THE NSW CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE 2010

		General
		Government Sector		Total State Sector
		2009-10	2008-09	2009-10	2008-09
	Note	$m	$m	$m	$m
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation		18,899	17,590	17,962	16,726
Sale of Goods and Services		4,570	4,673	19,093	18,746
Grants and Subsidies		26,976	22,272	26,721	22,160
Interest		325	412	1,100	1,154
Dividends and Income Tax Equivalents from Other Sectors		1,854	2,055	—	—
Other		5,073	4,875	7,662	7,299

Total Receipts		57,697	51,877	72,538	66,085

Payments
Employee Related		(22,278)	(20,994)	(25,868)	(24,707)
Superannuation		(2,939)	(2,406)	(3,443)	(2,718)
Payments for goods and services		(12,693)	(12,190)	(18,290)	(18,590)
Grants and Subsidies		(11,032)	(9,321)	(5,844)	(5,463)
Interest		(1,105)	(1,029)	(2,948)	(2,442)
Other		(3,264)	(2,760)	(5,364)	(4,831)

Total Payments		(53,311)	(48,700)	(61,757)	(58,751)

NET CASH FLOWS FROM OPERATING ACTIVITIES	29	4,386	3,177	10,781	7,334

CASH FLOWS FROM INVESTING ACTIVITIES
Non-financial Assets
Proceeds from Sale of Non-financial Assets		698	374	1,002	715
Purchases		(7,071)	(4,875)	(15,695)	(12,633)

Net Cash Flows from Investments in Non-financial Assets		(6,373)	(4,501)	(14,693)	(11,918)

Financial Assets (Policy Purposes)
Receipts		785	80	633	37
Payments		(301)	(84)	(314)	(116)

Net Cash Flows from Investments in Financial Assets (Policy Purposes)		484	(4)	319	(79)

Financial Assets (Liquidity Purposes)
Proceeds from Sale of Investments		331	672	577	1,430
Purchase of Investments		(1,243)	(496)	(4,292)	(5,009)

Net Cash Flows from Investments in Financial Assets (Liquidity Purposes)		(912)	176	(3,715)	(3,579)

NET CASH FLOWS FROM INVESTING ACTIVITIES		(6,801)	(4,329)	(18,089)	(15,576)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances received		—	—	—	—
Advances repaid		(53)	(49)	(51)	(48)
Proceeds from borrowings		3,015	3,163	68,425	59,311
Repayments of Borrowings		(1,015)	(949)	(60,071)	(50,606)
Deposits received (net)		52	58	75	45
Other (net)		137	—	2	(7)

NET CASH FLOWS FROM FINANCING ACTIVITIES		2,136	2,223	8,380	8,695

NET INCREASE/(DECREASE) IN CASH HELD		(279)	1,071	1,072	453

Opening Cash and Cash Equivalents		3,350	2,299	5,122	4,642
Reclassification of Cash Equivalents		—	(20)	—	27

CLOSING CASH BALANCE	29	3,071	3,350	6,194	5,122

DERIVATION OF CASH RESULT
Net Cash Flows from Operating Activities		4,386	3,177	10,781	7,334
Net Cash Flows from Investments in Non-Financial Assets		(6,373)	(4,501)	(14,693)	(11,918)

CASH SURPLUS/(DEFICIT)	37	(1,987)	(1,324)	(3,912)	(4,584)

The Cash Flow Statements should be read in conjunction with the accompanying notes.
TOTAL STATE SECTOR ACCOUNTS

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NOTES TO THE FINANCIAL STATEMENTS

NOTES TO THE FINANCIAL STATEMENTS
Note 1:	Statement of Significant Accounting Policies	1 — 12
Note 2:	Revenues	1 — 32
Note 3:	Expenses	1 — 35
Note 4:	Other Economic Flows included in the Operating Result	1 — 37
Note 5:	Cash and Cash Equivalent Assets	1 — 37
Note 6:	Receivables	1 — 38
Note 7:	Income Tax Equivalents	1 — 38
Note 8:	Financial Assets at Fair Value	1 — 39
Note 9:	Advances Paid	1 — 39
Note 10:	Equity Investments (and Information on Joint Venture Operations)	1 — 40
Note 11:	Inventories	1 — 44
Note 12:	Forestry Stock and Other Biological Assets	1 — 45
Note 13:	Non Current Assets (or Disposal Groups) Held for Sale	1 — 46
Note 14:	Investment Properties	1 — 47
Note 15:	Property, Plant and Equipment	1 — 48
Note 16:	Intangibles	1 — 52
Note 17:	Other Non-Financial Assets	1 — 54
Note 18:	Deposits Held	1 — 56
Note 19:	Payables	1 — 56
Note 20:	Borrowings and Derivative Liabilities at Fair Value	1 — 57
Note 21:	Borrowings at Amortised Cost	1 — 58
Note 22:	Advances Received	1 — 58
Note 23:	Employee Provisions	1 — 59
Note 24:	Superannuation Provisions	1 — 60
Note 25:	Other Provisions	1 — 73
Note 26:	Other Liabilities	1 — 77
Note 27:	Net Worth (Equity)	1 — 78
Note 28:	Restated Comparative Financial Statements due to Changes in Accounting Policies,
	Corrections of Prior Period Errors and Discontinued Operations	1 — 79
Note 29:	Cash Flow Information	1 — 88
Note 30:	Trusts Under Management	1 — 90
Note 31:	Expenditure Commitments	1 — 91
Note 32:	Contingencies — Contingent Liabilities and Contingent Assets	1 — 93
Note 33:	Events after the Reporting Period	1 — 98
Note 34:	Financial Instruments	1 — 98
Note 35:	Discontinuing Operations	1 — 116
Note 36:	Disaggregated Financial Statements	1 — 119
Note 37:	Key Fiscal Aggregates and Reconciliations to Government Finance Statistics	1 — 133
Note 38:	Budgetary Information on General Government 2009-10 Financial Statements	1 — 139
Note 39:	Details of Consolidated Entities	1 — 150
Note 40:	Key Technical Terms Used in the Financial Statements	1 — 155
TOTAL STATE SECTOR ACCOUNTS

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NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES
SCOPE
The Total State Sector Accounts include the financial statements for the New South Wales Total State Sector and the General Government Sector.
The Total State Sector comprises the General Government Sector, the Public Trading Enterprise Sector and the Public Financial Enterprise Sector. These sectors are determined in accordance with the principles and rules contained in the Australian Bureau of Statistics Australian System of Government Finance Statistics: Concepts, Sources and Methods 2005 (ABS GFS Manual).
The General Government Sector comprises all government agencies that are controlled and mainly financed by the Government that:
•	redistribute income and wealth; and / or

•	provide or distribute goods and services on a non-market basis to individuals and the community.
In NSW, the General Government Sector includes government departments, other Budget dependent agencies (i.e. those agencies that receive an appropriation in the annual Appropriation Act) and other agencies that have a regulatory function or provide services primarily to other general government agencies.
Public Trading Enterprises (PTEs) are government controlled entities that are largely self-funded from user charges and have a commercial charter. However, they may receive funding from the State Budget for social programs (non-commercial activities). The PTE sector is also referred to by the ABS as the Public Non-financial Corporation Sector. Examples are the water authorities, the electricity distributors, port authorities and other State Owned Corporations.
Public Financial Enterprises (PFEs) are government controlled entities that perform central bank functions, or accept demand, time or savings deposits, or have the authority to incur liabilities and acquire financial assets in the market on their own account. This sector includes NSW Treasury Corporation. The PFE sector is also referred to by the ABS as the Public Financial Corporation Sector.
The New South Wales Total State Sector and General Government are not-for-profit entities for accounting purposes. There are a number of cash generating units, which are effectively represented by for-profit entities, largely in the PTE sector, including the water, electricity and port authorities.
The financial statements of the Total State Sector and General Government Sector for the year ended 30 June 2010 were authorised for issue by the Treasurer on 20 October 2010. This report was issued from:
NSW Treasury
Level 27
Governor Macquarie Tower
1 Farrer Place,
Sydney NSW 2000
AUSTRALIA
Unless stated otherwise, references in this report to the “State” include both the Total State Sector and the General Government Sector.
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NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
BASIS OF PREPARATION
The financial statements of the Total State Sector and the General Government Sector are prepared in accordance with:
•	applicable Australian Accounting Standards (which include Australian Interpretations), and in particular Australian Accounting Standard AASB 1049 Whole of Government and General Government Sector Financial Reporting, and

•	section 6 of the Public Finance and Audit Act 1983.
The financial statements of the Total State Sector is a general purpose financial report. The financial statements of the General Government Sector is included as a separate column adjacent to the Total State Sector financial information.
These financial statements are prepared in accordance with AASB 1049. AASB 1049 harmonises GFS with Generally Accepted Accounting Principles (GAAP) to the extent that GFS does not conflict with GAAP. This requires the selection of options within the Australian Accounting Standards that harmonise with the ABS GFS Manual.
The purpose of these financial statements is to provide users with information about the stewardship by the Government in relation to the Total State Sector and General Government Sector; and information that facilitates assessments of the macroeconomic impact of the Government.
Judgements, key assumptions and estimations that management has made in the preparation of the financial statements are disclosed in the relevant notes to the report.
All amounts are rounded to the nearest million dollars and are expressed in Australian dollars.
IMPACT OF NEW AND REVISED ACCOUNTING STANDARDS
Presentation of Financial Statements
AASB101 allows either the presentation of a single statement of comprehensive income or two statements: a separate income statement (displaying components of profit or loss), and a statement of comprehensive income (displaying components of other comprehensive income, one that is, non owner changes in equity). A new Statement of Changes in Equity is presented for the first time in this report.
NEW ACCOUNTING STANDARDS ISSUED BUT NOT EFFECTIVE
The following accounting standards, amendments and interpretations have been issued, but are not yet effective, and have not been adopted:
•	AASB 2009-8 regarding share based payments;

•	AASB 2009-9 regarding first time adoption exemptions;

•	AASB 2009-10 regarding classification of rights;

•	Interpretation 19 and AASB 2009-13 regarding extinguishing financial liability with equity instruments;

•	AASB 2010-1 regarding AASB 7 comparatives for first time adopters;
TOTAL STATE SECTOR ACCOUNTS

1 - 11

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
•	AASB 2010-3 regarding annual improvements;

•	AASB 9 and AASB 2009-11 regarding financial instruments;

•	AASB 124 and AASB 2009-12 regarding related party transactions;

•	AASB 2009-14 regarding amendments to Interpretations- Prepayments of a Minimum Funding Requirement;

•	AASB 1053 and AASB 2010-2 regarding differential reporting;

•	AASB 2010-4 regarding annual improvements.
It is considered impracticable to presently determine the impact of adopting the above listed accounting standards issued, but not effective.
PRINCIPLES OF CONSOLIDATION
The Total State Sector Accounts consolidates all assets, liabilities, equities, revenues and expenses of the New South Wales Government including those of entities controlled by the Government, in accordance with AASB 127 Consolidated and Separate Financial Statements.
In contrast, the General Government Sector financial statements consolidates only those entities within the general government sector, using the consolidation procedures specified in AASB 127.
The General Government Sector financial statements are not required to apply the full requirements of AASB 127 and AASB 139 Financial Instruments: Recognition and Measurement. Instead of consolidating the PTEs and PFEs on a line by line basis, the General Government Sector financial statements recognise an asset being the equity investment in those entities, and a gain or loss for changes in the carrying amount of the asset.
Entities are considered to be controlled when the Government has the capacity to dominate their financial and operating policies in pursuing the Government’s objectives. Entities are not consolidated where the Government merely regulates or acts as a trustee, because these fall outside the concept of ‘control’ defined in AASB 127.
Excluded entities include local government bodies, universities, certain reserve trusts created under the Crown Lands Act 1989, hospitals listed under Schedule 3 of the Health Services Act 1977, the State’s Superannuation Funds, the trust funds of the New South Wales Trustee and Guardian, Rental Bond Board, and Workers Compensation Insurance Fund, the NSW Aboriginal Land Council and most professional registration and marketing authorities.
Further, a project is currently in progress to identify and value Crown reserves that are ‘controlled’ by the NSW Government. There are approximately 33,000 Crown reserves in New South Wales. The NSW Government manages some of these reserves while others are managed by local governments or other classifications of trust managers (e.g. community trust boards, administrators, corporations).
Based on a preliminary assessment, it is currently estimated that the total value of these reserves, potentially controlled by the NSW Government, but not currently recognised in the Total State Sector Accounts, is between $3 billion and $5 billion. In addition, the estimated value of building assets on these reserves potentially controlled by the NSW Government, but not currently recognised in the Total State Sector Accounts, is between $4 billion and $5.5 billion. However, the total value may even be outside of this range, depending on the determination of the assets that are controlled.
The NSW Government will recognise the value of controlled Crown reserve land and buildings in future General Government Sector and Total State Sector Accounts, once this project is complete and the value can be reliably estimated.
TOTAL STATE SECTOR ACCOUNTS

1 - 12

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
All transactions and balances between NSW government agencies (for the Total State Sector Accounts) and between General Government Sector agencies (for the General Government Sector financial statements), have been eliminated. Dissimilar accounting policies adopted by agencies have been amended to ensure consistent policies are adopted in similar circumstances, unless an Accounting Standard permits categorisation of items for which different policies may be appropriate.
STATEMENT OF COMPREHENSIVE INCOME PRESENTATION
All amounts included in the comprehensive result (total change in net worth before transactions with owners as owners) are classified as ‘transactions’ or ‘other economic flows’ consistent with the principles in the ABS GFS Manual.
‘Transactions’ result from mutually agreed interaction between parties, such as sales of goods and services. It also includes depreciation. ‘Other economic flows’ result from a change in the volume or value of an asset or liability that does not result from a ‘transaction’, including revaluations resulting from changes in market prices and other gains and losses that result from changes in the volume of assets.
‘Other economic flows’ are separated between those recognised in the GAAP operating result and those recognised as other non-owner movements in equity, as defined in AASB 101 Presentation of Financial Statements. In some cases, certain items required to be disclosed under Accounting Standards are split into ‘transaction’ and ‘other economic flow’ components.
REVENUE FROM TRANSACTIONS
Revenue is measured at the fair value of the consideration or contribution received or receivable, in accordance with AASB 1004 Contributions and AASB 118 Revenue. Additional comments regarding the accounting policies for the recognition of revenue are discussed below.
State Taxation
State taxation is recognised as follows:
•	Government-assessed revenues (mainly land tax) are recognised at the time the assessments are issued.

•	Taxpayer-assessed revenues including payroll tax and stamp duty, are recognised when the funds are received by the tax collecting agency. Additional revenues are recognised for assessments following review of returns lodged by taxpayers.
Grants and Subsidies
These are recognised when the State gains control over the grants and subsidies, which is normally obtained when the cash is received.
This primarily comprises Commonwealth general purpose, special purpose and national partnership payments.
Sale of Goods and Services
Revenue from the sale of goods is recognised when the State transfers to the buyer the significant risks and rewards of ownership of the assets.
Revenue is recognised from the rendering of services when the service is provided or by reference to the stage of completion.
Rental revenue (including from investment properties and public housing) is treated as a government service and recognised in accordance with AASB 117 Leases on a straight-line basis over the lease term.
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NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Interest Revenue
Interest revenue is recognised as it accrues using the effective interest method in accordance with AASB 139 Financial Instruments: Recognition and Measurement. Net realised or unrealised gains and losses on the revaluation of investments do not form part of ‘revenue / expenses from transactions’ but are reported as part of ‘other economic flows — included in the operating result’.
Dividends and Income Tax Equivalents from other sectors
The General Government Sector receives dividends and tax equivalent payments (pursuant to National Competition Policy) from some of the State’s PTEs and PFEs. Dividends are recognised as revenue when the right to receive payment is established. Dividend ‘transaction’ revenue excludes dividends paid out of asset sale proceeds, which are treated as ‘other economic flows — included in the operating result’.
Income tax equivalents (represented by the current tax payable / receivable by / from the PTE and PFE sector) are recognised as ‘revenue from transactions’ in the period when earned. Tax equivalent receivables / payables from / to the PTE and PFE sector are also recognised in the General Government Sector, when controlled.
Deferred tax equivalent income and expense are recognised in the General Government Sector as part of ‘other economic flows — included in the operating result’, as well as an asset / liability.
The General Government Sector is the counterparty to the tax effect accounting entries recognised by PTEs and PFEs that are part of the National Tax Equivalent Regime. This treatment is adopted on the basis that the General Government Sector controls these sectors and therefore these amounts.
On consolidation, dividend and income tax equivalent entries are eliminated for the Total State Sector Accounts.
Other Dividends and Distributions
Other dividends include dividends received from investments in entities other then the PTE and PFE sectors and are recognised when the right to receive payment is established. Distributions are mainly represented by distributions from managed fund investments, administered by NSW Treasury Corporation. Distributions are recognised as revenue when the right to receive payment is established, which for the managed fund investments is normally on distribution. They exclude fair value movements in the unit price of the investments, which are recognised as ‘other economic flows - included in the operating result’.
Fines, Regulatory Fees and Other Revenue
These revenues are recognised as follows:
•	Fines issued by the Courts are recognised when the fine is issued. Traffic infringement fines, such as those administered by the State Debt Recovery Office, are recognised when the cash is received. Revenue from enforcement orders is regarded as being reliably measured when the order is issued.

•	Licence fees and royalty revenue is recognised in accordance with AASB 118 Revenue on an accrual basis.
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NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
EXPENSES FROM TRANSACTIONS
Expenses are recognised when incurred.
Employee Expenses (excluding superannuation)
These expenses include costs related to employment such as salaries and wages, leave entitlements, fringe benefits tax, workers’ compensation, redundancies and other on-costs associated with leave entitlements.
Payroll tax (a State tax) paid by New South Wales general government sector agencies is eliminated in the General Government Sector financial statements, along with the PTE and PFE amounts, on consolidation in the Total State Sector. Some employee-related expenses are capitalised as part of the construction costs of certain non-current physical assets.
The recognition and measurement policy for employee expenses is detailed below in the associated liability policy note.
Superannuation Expense
Superannuation expense comprises:
•	for defined contribution plans, the accrued contribution for the period;

•	for defined benefit plans, the current service cost and gross interest cost less the expected return on plan assets. This excludes the actuarial gains and losses, which are classified as ‘other economic flows — other comprehensive income’.
Depreciation and Amortisation
Each depreciable property, plant and equipment asset (except certain heritage assets that do not have limited useful lives) is depreciated to allocate the cost or revalued amount (net of its residual value) over its useful life, in accordance with AASB 116 Property, Plant and Equipment. Depreciation is generally allocated on a straight-line basis.
However certain heritage assets, including original artworks and collections and heritage buildings, may not have a limited useful life because appropriate curatorial and preservation policies are adopted. Such assets are not subject to depreciation. Land is not a depreciable asset.
Intangible assets with finite lives are amortised under the straight line method and expensed in the statement of comprehensive income for the period, in accordance with AASB 138 Intangible Assets. Intangible assets with an indefinite life are not amortised, but are tested for impairment annually.
Interest expense
This comprises interest on borrowings and the unwinding of discounts on non-employee provisions. Interest costs, including borrowing costs under AASB 123 Borrowing Costs, are recognised as expenses in the period in which they are incurred.
Other Property Expenses
This comprises land rent and royalty expenses, which are recognised as expenses in the period in which they are incurred.
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NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Other Operating Expenses
These expenses generally represent the day-to-day running costs incurred in the normal operation of agencies, and include asset maintenance costs paid to external parties. The recognition and measurement policy for other provision expenses is detailed below in the associated liability policy note.
Grants and Transfer expenses
Grants and transfer expenses generally comprise cash contributions to local government authorities and non-government organisations. They are expensed when the State transfers control of the assets. For the General Government Sector, they also include grants and subsidies paid to PTEs and PFEs.
Accounting for the Goods and Services Tax (GST)
In accordance with Interpretation 1031 Accounting for the Goods and Services Tax, revenues, expenses and assets are recognised net of the amount of GST, except:
•	where the amount of GST incurred as a purchaser is not recoverable from the Australian Taxation Office, it is recognised as part of the cost of acquisition of an asset or as part of an item of expense; and

•	receivables and payables are stated with the amount of GST included.
Cash flows are included in the cash flow statement on a gross basis and the GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the Australian Taxation Office is classified as an operating cash flow.
OTHER ECONOMIC FLOWS
Other economic flows mainly comprise gains and losses on re-measurement of assets and liabilities. This includes realised and unrealised gains and losses, such as gains and losses on asset disposals, actuarially assessed gains and losses of defined benefits superannuation liabilities, fair value adjustments to physical and financial assets, including investments in other sectors and dividends from asset sale proceeds. These gains or losses are ‘other economic flows’, which are included either in the GAAP ‘operating result’ or ‘other non-owner movements in equity’, in accordance with AASB 101 Presentation of Financial Statements.
ASSETS
Assets recognised in the balance sheet are classified into financial and non financial assets, based on a liquidity presentation.
Cash and Cash Equivalents
Cash and cash equivalent assets in the balance sheet comprise cash at bank and in hand, short-term deposits with an original maturity of three months or less, and deposits in NSW Treasury Corporation’s HourGlass Managed Fund Cash Facility.
For the purposes of the Cash Flow Statement, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.
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NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Receivables
Receivables include debtors in relation to goods and services, taxes, fines and levies receivable. Statutory receivables, such as taxes receivable are not classified as financial instruments.
Receivables are recognised initially at fair value, based on the transaction cost or face value, in accordance with AASB 139. Subsequent measurement is at amortised cost using the effective interest method, less an allowance for any impairment.
Reimbursements receivable are recognised as a separate asset when it is virtually certain that the reimbursement will be received if the entity settles the obligation and shall not exceed the amount of the related provision.
Changes in receivables are accounted for when impaired (‘other economic flows — included in the operating result’), derecognised (‘other economic flows — included in the operating result’) or through the amortisation process (‘transaction’).
Short-term receivables with no stated interest rate are measured at the original invoice amount where the effect of discounting is immaterial.
Financial Assets at Fair Value
Financial assets at fair value mainly include derivatives classified as ‘held for trading’ and certain investments designated at fair value through profit or loss, including the NSW Treasury Corporation Hour-Glass Investment facilities. In the Total State Sector Accounts, this also includes securities and placements held by NSW Treasury Corporation.
Financial assets at fair value are either classified as ‘held for trading’, ‘available for sale’ (the residual category) or are designated at ‘fair value through profit and loss’, in accordance with AASB 139. Changes in fair value for assets classified or designated at fair value through profit and loss are recognised as an ‘other economic flow — included in the operating result’. Changes in fair value for available for sale assets are recognised as ‘other economic flows — other non-owner movements in equity’, until impaired or disposed of.
A change in fair value excludes ‘interest’ and ‘distributions’, which are recognised as ‘revenue from transactions’.
Financial assets designated at fair value through profit or loss, namely the TCorp Hour Glass Investment facilities and the TCorp securities and placements, are designated on the basis that these financial assets are managed and their performance is evaluated on a fair value basis, in accordance with a documented risk management strategy.
Purchases and sales of financial assets under contracts that require delivery of the asset within the timeframe established by convention or regulation are recognised on the trade date i.e. the date that government was committed to purchase or sell the asset.
Advances Paid
Advances paid comprise loans made for public policy purposes. As such, these advances are generally contracted at interest rates that are below market rates. Advances paid are initially measured at fair value plus transaction costs. Any additional amount lent on low interest loans (compared to the fair value) is expensed.
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NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Advances paid consist of non-derivative financial assets with fixed or determinable payments that are intended to be held to maturity or are not quoted in an active market. These financial assets are subsequently measured at amortised cost using the effective interest method, in accordance with AASB 139. Changes in advances paid are accounted for when impaired (‘other economic flows — included in the operating result’), derecognised (‘other economic flows — included in the operating result’) or through an amortisation process (‘transaction’).
Equity Investments in Other Public Sector Entities
In the General Government Sector financial statements, the interest in the PTE and PFE sectors is, in the absence of fair value, accounted for as an equity investment based on the government’s proportional share of the carrying amount of net assets of those sectors (before consolidation adjustments), in accordance with AASB 1049. Any change in the carrying amount of the investment is accounted for as if the change in carrying amount is a change in fair value and accounted for in a manner consistent with the treatment of ‘available for sale’ financial assets in AASB 139 and is recognised as an ‘other economic flow — other non-owner movements in equity’. Dividends from the General Government Sector investments in the PTE and PFE sector are accounted for as ‘revenue from transactions’.
Investments in Associates
Equity investments in joint venture entities and associates, such as Snowy Hydro Limited, are accounted for using the equity method and measured based on the State’s share of the value of their net assets, in the absence of any available market price. Movements in the State’s share of profits are recognised in the operating result, split between dividends recognised as ‘revenue from transactions’ and the share of earnings excluding dividends recognised as ‘other economic flows — included in the operating result’. Movements in the State’s share of revaluations to a reserve are recognised as an ‘other economic flows — other non-owner movement in equity’.
Impairment of Financial Assets
All financial assets, except for those measured at fair value through profit or loss, are subject to annual review for impairment, in accordance with AASB 139.
An allowance for impairment of receivables is established when there is objective evidence that the State will not be able to collect amounts due.
For financial assets carried at amortised cost, the amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate.
When an available for sale financial asset is impaired, the amount of the cumulative loss is removed from reserves and recognised in profit or loss, based on the difference between the acquisition cost (net of any principal repayment and amortisation) and current fair value, less any impairment loss previously recognised in profit or loss.
Any reversals of impairment losses are reversed through profit or loss, where there is objective evidence, except reversals of impairment losses on investments in an equity instrument classified as ‘available for sale’ which must be made through the reserve. Reversals of impairment losses of financial assets carried at amortised cost cannot result in a carrying amount that exceeds what the carrying amount would have been had there not been an impairment loss.
The amount of the impairment loss is recognised as ‘other economic flows — included in the operating result’. Bad debts are written off as incurred and are treated as ‘expenses from transactions’, where mutually agreed.
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1 - 18

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
De-recognition of financial assets and financial liabilities
In accordance with AASB 139, a financial asset is derecognised when the contractual rights to the cash flows from the financial assets expire; or if the State transfers the financial asset:
•	where substantially all the risks and rewards have been transferred or

•	where the State has not transferred substantially all the risks and rewards, if control has not been retained.
Inventories
Inventories held for distribution are stated at cost, adjusted when applicable for any loss of service potential, in accordance with AASB 102 Inventories. A loss of service potential is recognised where the current replacement cost is lower than the carrying amount.
Inventories (other than those held for distribution) are valued at the lower of cost or net realisable value. Cost is calculated using the weighted average cost or the ‘first in first out’ method.
Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.
Where inventories are acquired at no cost or for nominal consideration, cost is the current replacement cost as at the date of acquisition. The current replacement cost is the cost the State would incur to acquire the asset on the reporting date.
Forestry Stock and Other Biological Assets
The fair value of native forest crops, softwood plantations and hardwood plantations is determined using a discounted cash flow approach. The valuation assumes the continuation of existing practices with regard to forest management and silviculture. The market valuation is prepared by professional foresters, employed by Forests NSW using techniques/methods published in scientific journals and accepted by the forestry industry. The net change in fair value (resulting from price and volume movements) from the beginning to the end of the year is recognised as revenue or an expense in the statement of comprehensive income. This method of valuation closely reflects the usual market practice and provides a more accurate view of the value of the assets in terms of future revenue generation.
The native forest timber available for harvesting is revalued based on an updated net present value for the current year.
Assets (or Disposal Groups) Held for Sale
Certain non-current assets (or disposal groups) are classified as held for sale, where their carrying amount will be recovered principally through a sale transaction, not through continuing use.
Non-current assets (or disposal groups) held for sale are recognised at the lower of carrying amount and fair value less costs to sell, in accordance with AASB 5 Non-Current Assets Held for Sale and Discontinued Operations. These assets are not depreciated while they are classified as held for sale.
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NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Investment Properties
The State owns properties to earn rentals and/or for capital appreciation. These investment properties are stated at fair value supported by market evidence at the reporting date.
Gains or losses arising from changes in fair value are included in ‘other economic flows — included in the operating result’ for the period in which they arise. No depreciation is charged on investment properties, however, where material, ‘consumption of capital’ is recognised as an ‘expense from transactions’.
Management has determined that the following be treated as property, plant and equipment, instead of investment properties based on AASB 140 Investment Property:
•	public housing is treated as property, plant and equipment because the properties are held to provide a social service rather than for investment purposes; and

•	properties sub leased within the NSW public sector by the State Property Authority are treated as property, plant and equipment because the properties are held to provide a service rather than for investment purposes.
Property, Plant and Equipment
Property, plant and equipment comprise three asset classes:
•	Land and buildings

•	Plant and equipment

•	Infrastructure systems.
Land and buildings include public housing, schools, TAFE colleges, hospitals and Crown land.
Plant and equipment include computer hardware, rail rolling stock, public buses and ferries, and museum and library collections.
Infrastructure systems comprise the government’s power stations, dams, electricity and water system assets, ports, major roads and railway lines.
Capitalisation and Initial Recognition
Property, Plant and Equipment is initially recognised at acquisition cost, in accordance with AASB 116 Property, Plant and Equipment. Cost is the amount of cash or cash equivalents paid or the fair value of the other consideration given to acquire the asset at the time of its acquisition or construction or, where applicable, the amount attributed to that asset when initially recognised in accordance with the specific requirements of Australian Accounting Standards.
Assets acquired at no cost or for nominal consideration are initially recognised at their fair value at the date of acquisition. Fair value is the amount for which an asset could be exchanged between knowledgeable, willing parties in an arm’s length transaction.
The cost of assets constructed for own use includes the cost of materials, direct labour, and foreign exchange gains and losses arising during construction as well as an appropriate proportion of variable and fixed overhead costs that can be reliably attributed to the assets.
In general, property, plant and equipment with a value greater than $5,000 is capitalised except for computer equipment which is normally capitalised irrespective of the $5,000 threshold where it is considered to be part of a network of assets.
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NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Valuation of Property, Plant and Equipment
Property, plant and equipment is valued at fair value in accordance with Australian Accounting Standard AASB 116 and NSW Treasury Policy Paper 07-1 Accounting Policy: Valuation of Physical Non-Current Assets at Fair Value.
Property, plant and equipment is measured on the basis of the fair value of its existing use, where there are no feasible alternative uses in the existing natural, legal, financial and socio-political environment. However, where there are feasible alternative uses, assets are valued at fair value, based on their highest and best use.
Fair value of property, plant and equipment is determined based on the best available market evidence, including current market selling prices for the same or similar assets.
Market evidence is available and used for the following types of property, plant and equipment:
•	Land under roads, valued at existing use, based on en globo valuation approach or proxy such as open space land

•	Other land, including Crown leasehold land, which is valued based on the net present value of the income stream

•	Non-specialised buildings, which include commercial and general purpose buildings for which there is a secondary market

•	Certain heritage assets, including artworks, book collections, philately and coin collections.
Where there is no available market evidence, the asset’s fair value is measured at its market buying price, the best indicator of which is depreciated replacement cost.
Depreciated replacement cost is used for specialised plant and infrastructure based on existing use. Depreciated replacement cost for these types of assets is based on the ‘incremental optimised replacement cost’. Optimised replacement cost is the minimum cost, in the normal course of business, to replace the existing asset with a technologically modern equivalent asset with the same economic benefits, adjusting for any overdesign, overcapacity and redundant components. Incremental optimisation means that optimisation is limited to the extent that optimisation can occur in the normal course of business, using commercially available technology.
Depreciated replacement cost is also used, in the absence of market evidence, to revalue:
•	Specialised buildings designed for a specific, limited purpose with no feasible alternative use. This includes hospitals, schools, court houses, emergency services buildings and buildings to house specialised plant and infrastructure and some heritage properties.

•	Many heritage assets, including library and museum collections that are of a specialised nature with no feasible alternative use.
However, certain heritage and cultural assets are not recognised where they cannot be reliably measured.
Non-specialised assets with short useful lives are measured at depreciated historical cost, as a surrogate for fair value.
Land under Roads
All land under roads is recognised at fair value having regard to the highest and best use that is feasible. Given the nature of the road network, most land under roads has no feasible alternative use and is valued at fair value, based on existing use.
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1 - 21

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The existing use fair value is best expressed as undeveloped or en globo land (pre sub division), consistent with the October 2009 resolution of all state Valuers-General. Because sufficient sales evidence of en globo land with similar or comparable location and features to the land being valued is generally not available, a proxy is used to estimate the en globo value. Open space land is used as a reasonable proxy to value land under roads, as such land generally has no feasible alternative use, is undeveloped and is publicly accessible.
Revaluation of Property, Plant & Equipment
Revaluations are made with sufficient regularity to ensure that the carrying amount of property, plant and equipment does not materially differ from fair value at the reporting date. Subject to the above, assets are revalued at least every five years.
Where the State revalues non-current assets by reference to current prices for assets newer than those being revalued (adjusted to reflect the present condition of the assets), the gross amount and accumulated depreciation are separately restated.
Otherwise, for non-specialised assets where market based evidence is available, any accumulated depreciation is generally offset against the gross carrying amount of the assets to which they relate, and the net asset carrying amount is increased or decreased by the revaluation increment or decrement.
Revaluation increments are credited directly to the asset revaluation reserve, except that, to the extent that an increment reverses a revaluation decrement for that class of asset previously recognised as a loss in the operating result, the increment is recognised as a gain.
Revaluation decrements are recognised immediately as losses, except that they are debited directly to the asset revaluation reserve to the extent that a credit exists in the asset revaluation reserve in respect of the same class of asset.
Where an asset that has previously been revalued is disposed of, any balance remaining in the asset revaluation reserve in respect of that asset is transferred to accumulated funds.
Impairment of property, plant and equipment
The State assesses at each reporting date whether there is any indication that an asset or a cash generating unit may be impaired, in accordance with AASB 136 Impairment of Assets. If such an indication exists, the State estimates the recoverable amount. An impairment loss is recognised where the carrying amount of the asset or cash-generating unit exceeds the recoverable amount. Impairment losses are recognised as ‘other economic flows — included in operating result’.
The recoverable amount of specialised assets that form part of a cash generating unit, in the absence of a market selling price, is the value in use, based on the expected future cash flows.
For not-for-profit entities, where an asset does not belong to or constitute a cash generating unit, it cannot be impaired under AASB 136 unless selling costs are material. This is because for not-for-profit entities, AASB 136 modifies the recoverable amount in such circumstances to be the higher of fair value less costs to sell and depreciated replacement cost.
Intangible Assets
The State recognises intangible assets only if it is probable that future economic benefits will flow to the State and the cost of the asset can be measured reliably. Examples of intangibles include computer software and easements to access privately owned land.
TOTAL STATE SECTOR ACCOUNTS

1 - 22

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Intangible assets are measured initially at cost, in accordance with AASB 138. Where an asset is acquired at no or nominal cost, the cost is its fair value as at the date of acquisition.
All research costs are expensed. Development costs are only capitalised when certain criteria are met.
Intangible assets are subsequently measured at fair value only if there is an active market. If there is no active market, the assets are carried at cost less any accumulated amortisation.
Intangible assets are tested for impairment where an indicator of impairment exists and in the case of intangible assets with indefinite lives, annually, either individually or at the cash generating unit level.
Easements are estimated to have an indefinite life as the access rights are considered to be permanent.
Other Non Financial Assets
Other non financial assets include prepayments and emerging assets arising from Build-Own-Operate Transfer arrangements. Prepayments represent payments in advance of receipts of goods or services. Emerging assets are discussed separately as part of ‘privately financed projects and service concession arrangements’, below.
Privately Financed Projects and Service Concession Arrangements
In a privately financed project (PFP), a public sector entity (the grantor) arranges for the private sector (the operator) to design, finance and build infrastructure and provide associated operational or management services for an agreed period (the concession period).
Many PFPs include a service concession arrangement (SCA) as described in Interpretation 129 Service Concession Arrangements: Disclosures. An SCA is an agreement under which the public sector (the grantor) grants a concession to the private sector (the operator) to provide services that give the public access to major economic and social facilities. In effect, the SCA operator (rather than the grantor) is the primary provider of the services with the infrastructure and provides the services to the public.
PFPs are accounted for in three different ways, depending on the extent of the grantor’s control of the underlying infrastructure, ie whether the infrastructure is:
•	grantor-controlled from the beginning of the concession period

•	operator-controlled during the concession period and grantor-controlled thereafter or

•	operator-controlled for its entire useful life.
PFP infrastructure purchased under a deferred payment arrangement or acquired under a finance lease is grantor-controlled from the beginning of the concession period. Such infrastructure is recognised as property, plant and equipment and depreciated over its useful life or the term of the lease in accordance with AASB 116 or AASB 117. The payment obligation is recognised as a liability.
PFP infrastructure subject to a Build-Own-Operate Transfer (BOOT) arrangement is operator-controlled during the concession period but grantor-controlled thereafter. The grantor receives the infrastructure in exchange for granting a service concession to the operator under a SCA. At the end of the concession period the grantor recognises the transferred infrastructure as property, plant and equipment and commences depreciating it in accordance with AASB 116. At present, BOOT arrangements are the only PFPs to feature SCAs and every BOOT arrangement includes one. See note 17 for details of present SCAs.
PFP infrastructure subject to a Build-Own-Operate (BOO) arrangement is permanently operator-controlled. Therefore the grantor does not recognise the infrastructure as an asset. Interpretation 4 is applied where relevant. Any PFP service fees payable to the operator are expensed as incurred.
TOTAL STATE SECTOR ACCOUNTS

1 - 23

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
To the extent that the grantor’s accounting treatment for a PFP or SCA cannot be determined under existing Australian accounting pronouncements (such as AASB 116, AASB 117 or Interpretation 4 Determining Whether an Arrangement Contains a Lease), Treasury Policy & Guidelines Paper TPP 06-8 Accounting for Privately Financed Projects applies.
TPP 06-8 determines which party controls the infrastructure by assessing who has the majority of the associated risks and benefits. Where the grantor controls the infrastructure during the concession period, it recognises an asset for the infrastructure and a liability for any associated obligation to pay for it.
An up-front contribution by the operator (or grantor), that is substantively part of the PFP is recognised progressively over the period of consequently reduced payments.
A right to receive the infrastructure for a nominal sum (including zero) at the end of the concession period is recognised as revenue and an asset whose value emerges during that period. The accumulated value of the right at the end of the concession period equates to the written down replacement cost of the infrastructure at that time. The value is allocated during the concession period as if it were the compound value of an annuity discounted at the NSW government bond rate applicable to the purchaser at the commencement of the concession period. Any increase or decrease in the fair value of the right to receive the infrastructure that occurs during the concession period, is recognised as an asset revaluation, similarly to a revaluation of property plant and equipment.
A land lease in connection with a PFP is accounted for as an operating lease.
LIABILITIES
Liabilities in the balance sheet are classified on a liquidity basis.
Deposits held
Deposits held represent liabilities for customer and contractors’ security deposits for utilities such as electricity and water which can be refunded at any time. These deposits are recognised at no less than the amount payable on demand, in accordance with AASB 139.
Payables
These amounts represent liabilities for goods and services provided to the State prior to the end of the financial year that are unpaid. Payables include accrued interest, accrued salaries, wages and on-costs, amounts owing for construction or purchase of assets and amounts payable for settlement of financial liabilities under contract.
Payables are recognised initially at fair value, usually based on the transaction cost or face value, in accordance with AASB 139. Subsequent measurement is at amortised cost using the effective interest method.
Short-term payables with no stated interest rate are measured at the original invoice amount where the effect of discounting is immaterial.
TOTAL STATE SECTOR ACCOUNTS

1 - 24

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Borrowings and Advances Received
The borrowings and advances received liabilities are not held for trading and represent funds raised from the following sources:
•	loans raised by the Commonwealth on behalf of the State under the previous Financial Agreement;

•	advances by the Commonwealth for housing and other specific purposes;

•	domestic and overseas borrowings raised by the NSW Treasury Corporation; and

•	private and public domestic borrowings by public sector agencies (including finance leases).
The General Government Sector borrowings and advance received liabilities include borrowings by general government agencies from NSW Treasury Corporation, which is a PFE. These are eliminated in the Total State Sector.
General Government Sector borrowings are direct loans with no market value, and are recognised at amortised cost using the effective interest method, in accordance with AASB 139.
Amortised cost is the face value of the debt less unamortised discount or plus unamortised premiums. The discount or premiums are treated as finance charges and amortised over the term of the debt.
In the Total State Sector, the domestic and overseas borrowings are designated at ‘fair value through profit or loss’ under AASB 139, on the basis that they are managed by NSW Treasury Corporation and evaluated on a fair value basis in accordance with a documented risk management strategy.
Overseas borrowings are translated at exchange rates prevailing at balance date.
Gains or losses arising from fair value movements in borrowings ‘designated at fair value through profit or loss’ (excluding interest), foreign exchange and debt restructuring transactions are included as ‘other economic flows — included in the operating result’ in the period in which they arise.
Leases
A distinction is made between finance leases that effectively transfer from the lessor to the lessee substantially all the risks and benefits incidental to ownership of the leased assets and operating leases under which the lessor effectively retains substantially all such risks and benefits.
Finance leases are recognised as assets and liabilities at the fair value of the leased property, or if lower, at the present value of the minimum lease payments. The leased asset is amortised on a straight line basis over the term of the lease or, where it is likely that the entity will obtain ownership of the asset, the useful life of the asset to the entity. The finance lease liability is determined in accordance with AASB 117 Leases. Lease payments are allocated between the principal component of the lease liability and the interest expense.
Long term leases of land are classified as an operating lease, provided title does not pass to the lessee by the end of the lease term. The leased asset is recognised by the State, as lessor, as investment property at fair value. The fair value of land under a prepaid long term lease is generally negligible during the greater part of the lease term due to its encumbrance. The fair value will increase (re-emerge) towards the end of the lease term as the effect of the encumbrance diminishes.
Operating lease payments are charged to the operating result systematically over the term of the lease.
The cost of leasehold improvements is capitalised as an asset and amortised over the remaining term of the lease or the estimated useful life of the improvements, whichever is the shorter.
TOTAL STATE SECTOR ACCOUNTS

1 - 25

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Derivatives
The State has derivative assets and liabilities. Derivatives are held for trading financial instruments (except for designated and effective hedging instruments which are subject to hedge accounting), valued on a fair value basis as at balance date, in accordance with AASB 139. Gains and losses from one valuation date to the next are recognised as ‘other economic flows — included in the operating result’.
Designated and effective hedges are measured at fair value and are accounted for either as a fair value hedge (i.e. hedge of exposures to changes in fair value) or a cash flow hedge (i.e. hedge of exposure to variability in cash flows). Gains or losses on fair value hedges are recognised as an ‘other economic flow — included in the operating result’. Gains or losses on the effective portion of cash flow hedges are recognised as an ‘other economic flow — other comprehensive income’, until the forecast transaction affects profit or loss and it is recycled into ‘other economic flows — included in the operating result’. The ineffective portion of cash flow hedges is recognised as an ‘other economic flow — included in the operating result’.
Where an active market exists, fair values are determined by reference to the specific market quoted prices / yields at year end. If no active market exists, judgement is used to select the valuation technique which best estimates fair value by discounting the expected future cash flows arising from the financial instruments to their present value using market yields and margins appropriate to the financial instruments. These margins take into account credit quality and liquidity of the financial instruments.
Funding swaps are valued off the appropriate swap curve.
All derivatives are recognised on the balance sheet at trade date (the date the government becomes party to the contractual provisions of the financial instrument concerned).
Employee Provisions (excluding superannuation)
Wages and Salaries, Annual Leave and Sick Leave
Liabilities for salaries and wages (including non-monetary benefits), annual leave and paid sick leave that fall due wholly within 12 months of the reporting date are recognised and measured in respect of employees’ services up to the reporting date at undiscounted amounts based on the amounts expected to be paid when the liabilities are settled.
Long-term annual leave that is not expected to be taken within 12 months is measured at present value in accordance with AASB 119 Employee Benefits. Market yields on government bonds are used to discount long-term annual leave.
Unused non-vesting sick leave does not give rise to a liability as it is not considered probable that sick leave taken in the future will be greater than the benefits accrued in the future.
The outstanding amounts of workers’ compensation insurance premiums and fringe benefits tax, which are consequential to employment, are recognised as liabilities and expenses where the employee benefits to which they relate have been recognised.
Long Service Leave
A liability for long service leave is measured in accordance with AASB 119 at the present value of future payments anticipated for the employee services that the government has taken on at the reporting date, using the projected unit credit method. An actuary calculates this using:
•	expected future wage and salary levels

•	experience of employee departures, and

•	periods of service.
TOTAL STATE SECTOR ACCOUNTS

1 - 26

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Estimated future cash outflows are discounted using market yields at the reporting date that closely match the term of maturity of government bonds.
In certain circumstances, a short hand measurement technique is used as allowed by AASB 119, based on employees with five and more years of services, where it is not materially different from the present value, as confirmed periodically by an actuary.
Self funded worker’s compensation
Some government agencies hold a group self-insurer’s licence with the WorkCover Authority for workers’ compensation.
Other government agencies are covered for workers’ compensation by the Government’s self insurance scheme, known as the Treasury Managed Fund.
These liabilities are actuarially calculated and measured on a discounted cash flows basis, on a similar basis to ‘other provisions’.
Superannuation Provision
An unfunded superannuation liability is recognised in respect of the defined benefit schemes, in accordance with AASB 119. It is measured as the difference between the estimated present value of members’ accrued benefits at balance date and the estimated net market value of the superannuation schemes’ assets at that date.
The liability is assessed annually by actuaries and is calculated based on the latest Triennial Review actuarial economic assumptions, except for the discount rate. The discount rate is based on the long term Commonwealth government bond rate as at 30 June which is adjusted annually, if appropriate, to recognise the extra long term nature of superannuation liabilities at the reporting date.
The present value of accrued benefits is based on expected future payments that arise from membership of the fund to balance date in respect of the contributory service of current and past New South Wales state government employees.
The accrued benefits amount is calculated having regard to:
•	expected future wage and salary levels;

•	the growth rate in the Consumer Price Index; and

•	the experience of employee departures and their periods of service.
Actuarial gains and losses resulting from changes in measurement assumptions (e.g. discount rate and abnormal earning rates) are immediately recognised as part of ‘other economic flows — other non-owner movements in equity’. The other components of the expense are recognised in ‘expenses from transactions’.
Other Provisions
Other provisions exist when:
•	the State has a present legal or constructive obligation as a result of a past event;

•	it is probable that an outflow of resources will be required to settle the obligation; and

•	a reliable estimate can be made of the amount of the obligation.
TOTAL STATE SECTOR ACCOUNTS

1 - 27

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Other provisions are recognised, in accordance with AASB 137 Provisions, Contingent Liabilities and Contingent Assets, at the estimates of the obligation to pay. If the effect of the time value of money is material, provisions are discounted at a pre-tax rate that reflects the current market assessments of the time value of money and the risks specific to the liability.
These include the Government’s obligations arising from the:
•	schemes administered by the NSW Self Insurance Corporation (SICorp), including closed schemes and the Treasury Managed Fund, a self insurance scheme for certain public sector agencies.

•	Workers Compensation (Dust Diseases) Board and WorkCover Authority outstanding claims, including claims assumed by the government from some failed insurance companies.

•	Lifetime Care and Support Scheme, which provides medical and carer support for certain persons permanently disabled as a result of certain accidents.
In regard to outstanding claims, the liabilities are measured as the present value of the expected future payments, including claims incurred but not yet reported, and the anticipated fund management fees. Expected future payments are estimated on the basis of the ultimate cost of settling claims.
The amount and timing of the actual outflows in relation to the above provisions have a degree of uncertainty. Actual results may depend on a number of factors specific to the type of claim, for example, future economic and environmental conditions may be different to those assumed.
Any changes to the liabilities from the unwinding of the discount due to the passage of time is recognised as interest in ‘expenses from transactions’ in the operating result.
Actuarial gains and losses resulting from changes in measurement assumptions (e.g. discount rate and inflation rate) are immediately recognised as part of ‘other economic flows — included in the operating result’. The other components of the expense are recognised in ‘expenses from transactions’.
Other Liabilities
All other liabilities are recorded at the estimates of obligation to pay.
Up-front payments received in respect of privately financed projects, are deferred and amortised over the term of the arrangement.
Up-front rental payments received by the State, as lessor, in respect of long-term leases of land (over 50 years duration), are deferred and amortised on a systematic basis over the entire term of the lease.
The value of a liability for Aboriginal land claims granted has been recognised equivalent to the estimated value of the related assets.
BUDGETED AMOUNTS
The budgeted amounts are disclosed for the primary financial statements where they are presented to Parliament. At present, only a budget for the General Government Sector is presented to Parliament. The budget disclosed is the original /first budget presented to Parliament. The budgeted financial statements are presented on a basis consistent with AASB 1049.
DISAGGREGATED SECTOR INFORMATION
Disaggregated primary financial statements are provided for the General Government Sector, PTE and PFE sectors as a note to the Total State Sector Accounts. These financial statements are prepared consistent with the accounting policies adopted in the Total State Sector Accounts. This sector information is determined before consolidation eliminations, and includes GFS type fiscal aggregates and reconciliations.
TOTAL STATE SECTOR ACCOUNTS

1 - 28

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (continued)
CORRECTION OF PRIOR PERIOD ERRORS, AND REVISIONS TO ESTIMATES
The 2008 -09 financial statements have been revised to reflect corrections of prior period errors in accordance with AASB 108 Accounting Policies, Changes in Accounting Estimates and Errors.
AASB 108 requires the correction of prior period errors retrospectively, subject to certain limitations, to permit comparability with the current year. The retrospective adjustment occurs by restating the comparative amount in the prior period, or, if the event occurred before the earliest prior period presented, by restating the opening balances of assets, liabilities, and equity for the earliest prior period presented.
Note 28 to this report includes the 2008 -09 financial statements with the line items affected by corrections of prior period errors, and an explanation of the material differences for the amounts reported in the audited 2008 -09 Total State Sector Accounts.
Changes in accounting estimates are recognised in the period when the estimate is revised. Such changes are not adjusted retrospectively to the financial statements. Note 28 to this report includes information on the financial impact of these changes.
CHANGES IN ACCOUNTING POLICY
The main accounting policy changes are outlined below. Note 28 to this report includes information on the financial impact of these changes and its affect on the line disclosures in the primary financial statements.
Land under Roads
In accordance with NSW Treasury Circular 10/07 ‘Land under Roads’, the State has changed its accounting policy to recognise all land under roads at fair value having regard to the highest and best use for the land which is feasible.
Most land under roads has no feasible alternate use and is appropriately valued at existing use, based on Open Space Land, as a proxy for an en globo valuation approach, consistent with the October 2009 resolution of all state Valuers-General.
Previously, the State elected under AASB 1051 Land under Roads not to recognise pre 1 July 2008 land under roads, on the basis that pre 1 July land under roads was not reliably measurable, pending deliberations by the state Valuers-General (which has subsequently occurred). Post 1 July 2008 land under roads was valued at cost.
The change in policy provides more relevant and reliable information, by ensuring that the fair value of all land under roads is recognised for the first time, reflecting the existing use. The policy adopted by the State also now aligns with the policy adopted by the Roads and Traffic Authority in its own financial statements.
This changed treatment brings the recognition and measurement of land under roads into line with the general valuation principles in Treasury Policy TPP 07-1 Valuation of Physical Non Current Assets at Fair Value, as amended by NSW TC 10/07, which is now applied to all property, plant and equipment.
TOTAL STATE SECTOR ACCOUNTS

1 - 29

NOTES TO THE FINANCIAL STATEMENTS
NOTE 2: REVENUE

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Taxation
Payroll Tax	6,142	6,354	5,922	6,130
Stamp Duties	5,176	4,106	5,171	4,102
Land Tax	2,296	2,252	2,227	2,191
Gambling and Betting	1,706	1,626	1,462	1,291
Other	3,809	3,517	3,246	3,226

	19,129	17,855	18,028	16,940

Grants and Subsidies Revenue
Commonwealth General Purpose (a)	13,419	11,974	13,419	11,974
Commonwealth Specific Purpose	6,554	6,573	6,554	6,609
Commonwealth National Partnership Payments	6,367	3,145	6,345	3,145
Other Grants and Subsidies	643	617	481	517

Total Grants and Subsidies Revenue	26,983	22,309	26,799	22,245

Grants dissected into Current and Capital Components
Current Grants and Subsidies Revenue from the Commonwealth (b)
General Purpose	13,419	11,974	13,419	11,974
National Agreements	6,236	6,116	6,236	6,142
National Partnership Payments	1,657	1,499	1,653	1,499

Current Grants from the Commonwealth	21,312	19,589	21,308	19,615
Other Grants and Subsidies	638	598	458	507

Total Current Grant Revenue	21,950	20,187	21,766	20,122

Capital Grant Revenue from the Commonwealth (b)
Specific Purpose	318	457	318	468
National Partnership Payments	4,710	1,646	4,692	1,646

Capital Grants from the Commonwealth	5,028	2,103	5,010	2,114
Other Grants	5	19	23	9

Total Capital Grant Revenue	5,033	2,122	5,033	2,123

Total Grants and Subsidies Revenue	26,983	22,309	26,799	22,245

(a) General Purpose recurrent grants mainly comprise New South Wales’ share of the Goods and Services Tax.

(b) Grant revenue and expenses exclude the following transfer payments from the Commonwealth government that New South Wales on-passes to third parties. They are not recorded as New South Wales revenue and expenses as the State has no control over the amounts that it on-passes.

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Transfer Receipts
Current Transfer Receipts for Specific Purposes	3,831	3,019	3,831	3,019
Capital Transfer Receipts for Specific Purposes	19	45	19	45
Total Receipts	3,850	3,064	3,850	3,064
Transfer Payments
Current Transfer Payments to Local Government	614	748	614	748
Current Transfer Payments to the Private and Not-For-Profit Sector	3,217	2,271	3,217	2,271
Capital Transfer Payments to Local Government	—	—	—	—
Capital Transfer Payments to the Private and Not-for-Profit Sector	19	45	19	45
Total Payments	3,850	3,064	3,850	3,064
TOTAL STATE SECTOR ACCOUNTS

1 - 30

NOTES TO THE FINANCIAL STATEMENTS
NOTE 2: REVENUE (continued)
Contributions
The following disclosures relate to revenue recognised for both the General Government and the Total State Sectors.
Conditional contributions that were recognised as revenue in 2009-10 and not fully spent include:

Total				Beyond
Unspent	2009-10	2010-11	2011-12	June 2012
$m	$m	$m	$m	$m
1,613	899	397	209	108
The above monies received from the Commonwealth for National Partnership and Specific Purpose Payments can only be spent on specific agreed items and to a specific timetable agreed with the Commonwealth, or the funds must be returned.
In addition, at 30 June 2010, 2008-09 contributions that were conditional and not fully spent ($m) included:

Total				Beyond
Unspent	2009-10	2010-11	2011-12	June 2012
$m	$m	$m	$m	$m
1,363	592	181	185	405
All these reforms are under National Partnership Agreements. Under each agreement objectives, implementation plan and reporting conditions are agreed. Performance measures and targets are set and the governance arrangements designed to facilitate the review of progress made towards outcomes.
TOTAL STATE SECTOR ACCOUNTS

1 - 31

NOTES TO THE FINANCIAL STATEMENTS
NOTE 2: REVENUE (continued)

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Sale of Goods and Services comprise revenue from:
Sale of goods	136	136	9,077	8,396
Rentals from public housing and other non-investment properties (c)	212	219	1,117	1,035
Rentals from investment properties	14	4	59	106
Rendering of other services	3,965	3,689	7,098	6,714

	4,327	4,048	17,351	16,251

(c) Includes revenues from the provision of public housing:
Market rent and other tenant charges	48	47	1,492	1,487
Less: Rental subsidies to tenants	(14)	(21)	(795)	(799)

Rentals from Public Housing	34	26	697	688

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Interest Revenue comprises:
Interest from Managed Fixed Interest Facility	5	100	61	100
Interest from Hourglass Cash Managed Fund	81	73	131	127
Other	230	242	874	917

	316	415	1,066	1,144

Dividend and Income Tax Equivalents from Other Sectors
Dividends from the PNFC Sector	1,231	1,052	—	—
Dividends from the PFC Sector	39	92	—	—
Income Tax Equivalents from the PNFC Sector	750	640	—	—
Income Tax Equivalents from the PFC Sector	17	44	—	—

	2,037	1,828	—	—

Other Dividends and Distributions
Distributions from Managed Funds	233	161	233	161
Dividends from Associates	52	35	52	35

	285	196	285	196

Fines, Regulatory Fees and Other Revenues comprise:
Royalties from mining	985	1,279	985	1,279
Fines	351	341	351	341
Fees	231	215	231	194
Licences	168	133	168	133
Emerging right to receive privately finance infrastructure	153	123	157	126
Other (d)	1,368	921	2,002	1,624

	3,256	3,012	3,894	3,697

(d)	2009-10 includes $313 million of roads transferred from local government authorities.
TOTAL STATE SECTOR ACCOUNTS

1 - 32

NOTES TO THE FINANCIAL STATEMENTS
NOTE 3: EXPENSES

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Employee Expenses comprise:
Salaries and wages (including recreation leave)	20,988	20,081	23,880	23,007
Long service leave	757	848	902	987
Workers’ compensation	544	485	597	570
Other	784	666	1,347	1,253

	23,073	22,080	26,726	25,817

Superannuation Interest Costs comprise:
Interest on obligations	2,815	2,779	3,156	3,173
less: Expected long-term return on plan assets	(1,864)	(2,074)	(2,253)	(2,558)

	951	705	903	615

Other Superannuation Expenses comprise:
Defined benefit plans, excluding actuarial gains/losses (a)	700	620	832	745
Defined contribution plans	1,420	1,335	1,686	1,569

	2,120	1,955	2,518	2,314

(a)	Refer Note 24 for a dissection of defined benefits superannuation expense by component.

Depreciation and Amortisation expense comprise:
Depreciation on
Buildings	833	518	1,320	1,280
Plant and equipment	728	401	1,223	1,178
Infrastructure systems	984	1,510	2,675	2,478
Amortisation of
Leased property, plant and equipment	72	65	77	66
Intangibles	152	120	328	262

	2,769	2,614	5,623	5,264

Depreciation of property, plant and equipment
Useful lives for assets are as follows:

Buildings
Public housing	50 years
Schools and colleges	65-80 years
Hospitals	40 years
Other	various

Plant and Equipment
Rail rollingstock (leased and non leased)	32-35 years
Other	various

Infrastructure
Power stations	50 years
Electricity system assets	7-70 years
Water system assets	10-200 years
Roads pavements	15-50 years
Roads earthworks (slope instability and mine subsidence)	25-100 years
Roads earthworks (other)	indefinite life
Other	various
TOTAL STATE SECTOR ACCOUNTS

1 - 33

NOTES TO THE FINANCIAL STATEMENTS
NOTE 3: EXPENSES (continued)

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Interest Expenses comprise:
Interest on borrowings	1,071	938	2,909	2,605
Interest on Finance Leases	164	144	173	144
Unwinding of discounts on provision liabilities	418	423	430	437

	1,653	1,505	3,512	3,186

Other Operating Expenses comprise:
Operating lease rentals — minimum lease payments	423	470	692	738
Consultancy fees	169	60	207	89
Inventories used up	5	3	1,044	1,113
Audit fees (b) — for audit	—	—	—	—
— for other services	—	—	—	—
Insurance claims	452	412	906	767
Supplies and other services	8,876	8,382	10,888	10,629
External maintenance (excluding employee costs associated with maintenance)	1,663	1,642	3,096	3,047

	11,588	10,969	16,833	16,383

(b) Fees to the Audit Office of NSW have not been recognised as expenses because they have been eliminated in consolidation of the NSW total state and general government sectors. The fees eliminated are for financial audits; $18 million to the general government sector (2009 $19 million), and $25 million to the Total State Sector (2009 $26 million). In addition, $6 million for general government and total state sector performance audits (2009 $6 million) have been eliminated.

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Grants, Subsidies and Transfers for
Recurrent purposes	7,987	7,697	5,944	5,488
Capital purposes	5,197	2,999	1,745	1,109

	13,184	10,696	7,689	6,597

Recurrent and Capital Grants Subsidies and Transfers are provided for:
Education and training	1,043	933	1,037	926
Human Services (ageing, disability and home care services, community services and public housing)	4,131	2,862	2,213	2,139
Health	800	823	800	823
Public transport	3,658	3,184	16	20
First Home Owners Scheme	697	738	697	738
Other purposes	2,855	2,156	2,926	1,951
Refer to Note 36 for information on total expenses (excluding losses) by function.
TOTAL STATE SECTOR ACCOUNTS

1 - 34

NOTES TO THE FINANCIAL STATEMENTS
NOTE 4: OTHER ECONOMIC FLOWS INCLUDED IN THE OPERATING RESULT

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Net Gains/(Losses) from liabilities
Changes in discount rates for long service leave liabilities	(231)	(164)	(235)	(198)
Changes in discount and inflation rates for insurance liabilities	(7)	(273)	(7)	(273)

	(238)	(437)	(242)	(471)

Other Net Gains/(Losses) in the Operating Result
From disposal of property, plant and equipment	(4)	(23)	(35)	(63)
From disposal of intangible assets	(7)	(1)	(34)	(8)
From fair value adjustments to:
Investment property	(4)	(42)	(6)	34
Non-current assets classified as held for sale	—	—	(1)	(6)
Financial instruments	325	(611)	(956)	(1,865)
Other	565	(22)	195	(138)

	875	(699)	(837)	(2,046)

Dividends from Asset Sales Proceeds	—	11	—	—

These dividends comprise the component of dividends associated with special one-off asset sales.

Deferred Income Tax from Other Sectors	925	(1,021)	—	—

Deferred taxes include amounts associated with superannuation actuarial gains/losses, asset revaluations and hedging.

Other Economic Flows
Allowance for Doubtful Debts	(94)	(68)	(108)	(77)
Other	4	(20)	4	(19)

	(90)	(88)	(104)	(96)

NOTE 5: CASH AND CASH EQUIVALENT ASSETS

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Cash administered by NSW Treasury Corporation
Hour Glass Cash Facility (managed fund)	1,059	1,308	2,559	2,556
Special Client Mandate (Short term deposits facility)	67	232	645	506
Cash and deposits held at other financial institutions	1,945	1,810	3,095	2,479

	3,071	3,350	6,299	5,541

The State’s interest in Hour Glass Cash facilities are brought to account as cash because they enable deposits and withdrawals to be made on a daily basis and are not subject to significant risk of a change in value.
TOTAL STATE SECTOR ACCOUNTS

1 - 35

NOTES TO THE FINANCIAL STATEMENTS
NOTE 6: RECEIVABLES

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	4,708	4,034	5,357	5,710
Non-current	1,468	1,522	1,418	1,487

Total Receivables	6,176	5,556	6,775	7,197

Receivables comprise
Debtors and accruals from
Sale of goods and services(a)	1,108	906	3,178	2,698
Dust disease insurance levies accrued (b)	979	1,072	979	1,072
Taxation (c)	2,006	1,622	1,663	1,472
Dividends from the public corporation sector	1,264	1,117	—	—
Settlements receivable on new borrowings and other financial instruments	—	—	155	1,054
Asset sales	16	42	10	46
Interest	6	3	11	5
Other	919	908	979	1,035

	6,298	5,670	6,975	7,382
Less Allowance for Impairment(d)	(122)	(114)	(200)	(185)

Total Receivables	6,176	5,556	6,775	7,197

(a) Generally trade receivables from sale of goods and services are non-interest bearing with varying terms based on prevalent industry practice.

(b) Levies receivable under the Workers Compensation (Dust Diseases) Act, 1942 reflect the full funding of total claim liabilities as estimated by actuaries at balance date. This recognises the legislative power given to the State, to impose levies to meet the cost of claim obligations under this Act.

(c) Taxation receivables at June 2010 includes a $532 million (2009 $502 million) one-off stamp duty assessment, including interest, which is subject to appeal in the Supreme Court. The matter is currently in the legal discovery phase. The Chief Commissioner of State Revenue does not believe that there are grounds for impairing the receivable at this time.

(d) Allowance for impairment mainly comprises doubtful debts related to the sales of goods and services.

NOTE 7: INCOME TAX EQUIVALENTS

Commercial PNFCs and PFCs are part of a National Tax Equivalent Regime, (NTER). Although exempt from income tax obligations to the Australian Government, members of the NTER accrue and pay income tax equivalents to the State, and adopt tax effect accounting, to ensure a level playing field for commercial government entities. The general government sector recognises accrued receivables and payables which equate to the amounts accrued by PNFCs and PFCs for income tax equivalents. These amounts are eliminated on consolidation of the Total State Sector.

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Tax equivalents receivable	286	245	—	—
Deferred tax equivalents receivable	5,734	4,576	—	—
Tax equivalents payable	(19)	(7)	—	—
Deferred tax equivalents provision	(796)	(746)	—	—

Net balances receivable from the PNFC/PFC sectors	5,205	4,068	—	—

TOTAL STATE SECTOR ACCOUNTS

1 - 36

NOTES TO THE FINANCIAL STATEMENTS
NOTE 8: FINANCIAL ASSETS AT FAIR VALUE

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	420	501	9,577	7,736
Non-current	6,200	4,771	10,280	8,027

	6,620	5,272	19,857	15,763

Financial assets at fair value comprise:

Financial assets held for trading
Derivative Assets(a)
Electricity contracts	—	—	231	323
Swaps	—	—	82	130
Futures	—	2	3	3
Other	—	—	6	6

Held for trading	—	2	322	462

Designated and effective hedging instruments
Derivative Assets(a)
Swaps	—	—	254	421
Other	—	—	4	15

Hedging instruments	—	—	258	436

Financial assets designated at fair value through profit or loss
Fiduciary investments administered by NSW Treasury Corporation
HourGlass Managed Funds	6,044	3,873	6,044	3,873
Managed Fixed Interest Portfolio	—	854	389	854
Securities and placements held by NSW Treasury Corporation	—	—	6,913	7,750
Other	576	543	5,931	2,388

Designated at Fair Value through profit or loss	6,620	5,270	19,277	14,865

Total Financial Assets at Fair Value	6,620	5,272	19,857	15,763

(a)	Refer to Note 34 Financial Instruments for a description of the major types of derivatives.
NOTE 9: ADVANCES PAID

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	47	24	29	25
Non-current	858	756	405	294

	905	780	434	319

Advances comprise :
Treasury advances for public housing and other purposes	698	583	180	47
Loans for rural assistance	102	95	102	95
Loans for road transport infrastructure	98	92	98	92
Other	7	10	54	85

	905	780	434	319

TOTAL STATE SECTOR ACCOUNTS

1 - 37

NOTES TO THE FINANCIAL STATEMENTS
NOTE 10: EQUITY INVESTMENTS (AND INFORMATION ON JOINT VENTURE OPERATIONS)

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
EQUITY INVESTMENTS	$m	$m	$m	$m
Investments in Other Public Sector Entities (a)
Investments in Public Non-financial Corporations	79,478	72,546	—	—
Investments in Public Financial Corporations	180	223
Consolidation adjustment to investment in net assets	(1,185)	(123)	—	—

	78,473	72,646	—	—

(a)	Note 39 details the entities that comprise the PNFCs and PFC sectors. The Government has a full ownership interest in these entities. The PNFCs and PFCs are not market listed. The value of the investment has been measured using the carrying amount of the net assets of the sectors before consolidation eliminations, as a surrogate for fair value.

Investments in Associates Accounted for Using the Equity Method comprise the State’s share in:
Snowy Hydro Ltd (b)	1,061	894	1,061	894
Law Courts Ltd (c)	122	119	122	119
Other entities	36	37	122	37

	1,219	1,050	1,305	1,050

(b)	Snowy Hydro Ltd
New South Wales has a 58 per cent share of Snowy Hydro Ltd, with the Commonwealth and Victorian governments retaining 13 per cent and 29 per cent respectively. It does not control the entity, with one of up to nine board directors. Thus, as New South Wales does not control the entity it has applied the equity method to account for its investment in Snowy Hydro Ltd.
Snowy Hydro Ltd is mainly involved in generating and marketing renewable electricity, as well as the storage and diversion of bulk water to the Murray and Murrumbidgee Rivers. There is no published quotation price for the fair value of this investment. New South Wales recognises its investment based upon 58 per cent of Snowy Hydro Ltd’s net assets reported in its financial statements.
The reporting date of Snowy Hydro Ltd approximates that of the Total State Sector Accounts. The difference between the reporting periods is less than 3 months (in this instance a few days) with the length of the reporting periods and any difference in the reporting dates being approximately the same from period to period.
There were no impairment losses relating to the investment in Snowy Hydro Ltd, however there were capital and other commitments as follows:

Amount of New South Wales’ share of Snowy Hydro Limited’s:
Capital expenditure commitments	37	31	37	31
Operating lease commitments	44	38	44	38
Other Commitments	4	2	4	2
TOTAL STATE SECTOR ACCOUNTS

1 - 38

NOTES TO THE FINANCIAL STATEMENTS
NOTE 10: EQUITY INVESTMENTS (AND INFORMATION ON JOINT VENTURE OPERATIONS) (continued)
The following table illustrates summarised information of New South Wales’ investment in Snowy Hydro Ltd:

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Share of Snowy Hydro Ltd’s balance sheet:
Current assets	177	140	177	140
Non-current assets	1,237	1,244	1,237	1,244
Current liabilities	(223)	(362)	(223)	(362)
Non-current liabilities	(130)	(128)	(130)	(128)

Net Assets	1,061	894	1,061	894

Share of Snowy Hydro Ltd’s profit:
Revenue	456	415	456	415
Profit before income tax	292	174	292	174
Income tax expense	(72)	(51)	(72)	(51)

Profit after income tax	220	123	220	123

(c)	Law Courts Ltd
New South Wales has a 52.5 per cent share of Law Courts Ltd along with the Commonwealth retaining the remaining 47.5 per cent. Each jurisdiction has appointed 3 directors in accordance with the company’s constitution. Thus as New South Wales does not control the entity it has applied the equity method to account for its investment in Law Courts Ltd.
Law Courts Ltd is an unlisted public company, limited by guarantee that was incorporated in Australia, to provide building management services for the Law Courts Building in Queen Square, Sydney. There is no published quotation price for the fair value of this investment. New South Wales recognises its investment based upon 52.5 per cent of Law Courts Ltd’s net assets reported in its financial statements.
The reporting date of Law Courts Ltd is the same as the Total State Sector Accounts.
There were no impairment losses relating to the investment in the Law Courts Ltd. There were no material other expenditure commitments. NSW’s share of capital commitments at June 2010 was $90 million (2009 $22 million).
TOTAL STATE SECTOR ACCOUNTS

1 - 39

NOTES TO THE FINANCIAL STATEMENTS
NOTE 10: EQUITY INVESTMENTS (AND INFORMATION ON JOINT VENTURE OPERATIONS) (continued)
The following table illustrates summarised information of New South Wales’ investment in Law Courts Ltd:

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Share of Law Courts Ltd balance sheet:
Current assets	14	15	14	15
Non-current assets	111	107	111	107
Current liabilities	(3)	(3)	(3)	(3)
Non-current liabilities	—	—	—	—

Net Assets	122	119	122	119

Share of Law Courts Ltd profit and movement in reserves:
Revenue	28	30	28	30
Profit before income tax	6	8	6	8
Income tax expense	—	—	—	—

Profit after income tax	6	8	6	8

Net credit to asset revaluation reserve	(4)	(22)	(4)	(22)

Total change in equity	2	(14)	2	(14)

INTEREST IN JOINT VENTURE OPERATIONS
The State’s share of these joint controlled operations has been consolidated as follows:
General Government and Total State Sectors

		2010	2009
Name of Joint Venture	Principal Activity	%	%
Joint Government Enterprise Limited — Water for Rivers	Funding of Water Saving Initiatives for Snowy and Murray River systems	40	40

	2010	2009
Share of Assets	$m	$m
The State’s interest in assets employed in the above joint venture is detailed below
Assets	21	20

Total Assets	21	20

TOTAL STATE SECTOR ACCOUNTS

1 - 40

NOTES TO THE FINANCIAL STATEMENTS
NOTE 10: EQUITY INVESTMENTS (AND INFORMATION ON JOINT VENTURE OPERATIONS) (continued)
INTEREST IN JOINT VENTURE OPERATIONS
General Government and Total State Sectors (continued)

Name of Joint Venture	Principal Activity	%	%
Living Murray Initiative and the River Murray Operations	Management of the River Murray and Menindee Lakes System of the Darling
	River	27	27

	2010	2009
Share of Assets	$m	$m
The State’s interest in assets employed in the above jointly controlled assets joint venture is detailed below
Jointly Controlled Assets	718	605

Total Assets	718	605

Total State Sector (only)		2010	2009
Name of Joint Venture	Principal Activity	%	%
Sunshine Electricity Joint Venture	Electricity Generation	50	50

	2010	2009
Share of Assets	$m	$m
The State’s interest in assets employed in the above jointly controlled assets joint venture is detailed below

Receivables	55	4
Property, Plant and Equipment	4	100
Other Assets	—	1

Total Assets	59	105

TOTAL STATE SECTOR ACCOUNTS

1 - 41

NOTES TO THE FINANCIAL STATEMENTS
NOTE 11: INVENTORIES

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	183	176	925	863
Non-current	93	74	424	435

	276	250	1,349	1,298

Inventories comprise:
Raw Materials:
At cost	17	16	267	234
Work in Progress:
At cost	17	2	23	9
Finished Goods:
At cost	15	14	15	14
At net realisable value	1	1	1	1
Consumable Stores:
At cost	132	4	457	295
At net realisable value	—	—	3	3
Held for Distribution:
Consumable Stores
At cost	4	140	6	141
At current replacement cost	—	—	1	1
Land Held for Resale (a)	90	73	576	600

	276	250	1,349	1,298

(a) Land held for resale, for government authorities that trade in land, has been recorded at:

Acquisition Cost	60	68	358	362
Development Cost	30	5	177	199
Other Costs	—	—	41	39

	90	73	576	600

TOTAL STATE SECTOR ACCOUNTS

1 - 42

NOTES TO THE FINANCIAL STATEMENTS
NOTE 12: FORESTRY STOCK AND OTHER BIOLOGICAL ASSETS
All forestry stock relates to the Total State Sector only. The value for livestock and other biological assets relate to both the general government and the total state sectors.
The Department of Environment, Climate Change and Water has forests, including those within national parks and wilderness areas, which do not form part of this note due to the restrictions on their use by virtue of the National Parks and Wildlife Act 1974.

	Softwood	Hardwood
	Plantation	Plantation	Native Forest
	Timber	Timber	Timber	Total 2010
	$m	$m	$m	$m
Forestry Stock at beginning of reporting period	553	—	—	553
Net change in fair value	109	—	—	109

Total forestry stock at reporting period	662	—	—	662
Closing balance of other biological assets (livestock and fodder)				7

Total forestry stock and other biological assets at reporting period				669

	Softwood	Hardwood
	Plantation	Plantation	Native Forest
	Timber	Timber	Timber	Total 2009
	$m	$m	$m	$m
Forestry Stock at beginning of reporting period	520	—	—	520
Net change in fair value	33	—	—	33

Total forestry stock at reporting period	553	—	—	553
Closing balance of other biological assets (livestock and fodder)				7

Total forestry stock and other biological assets at reporting period				560

TOTAL STATE SECTOR ACCOUNTS

1 - 43

NOTES TO THE FINANCIAL STATEMENTS
NOTE 13: NON CURRENT ASSETS (OR DISPOSAL GROUPS) HELD FOR SALE

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Assets Held For Sale
Land and Buildings	131	113	215	170
Plant and Equipment	1	2	51	3
Infrastructure Systems	1	—	1	—

	133	115	267	173

The following Liabilities and Equity are associated with the above assets held for sale
Liabilities Directly Associated with Assets Held For Sale

Liabilities	—	—	—	—

	—	—	—	—

Amounts Recognised Directly in Equity Relating to Assets Held For Sale
Property, Plant and Equipment asset revaluation increments	24	10	39	21

	24	10	39	21

Land and Buildings held for sale includes residential properties held under the Public Equity Partnership Scheme and surplus properties to be sold through the annual Roads and Traffic Authority’s sale program.
Assets held for sale are expected to be sold in the following financial year using a number of disposal options including auction, tender, direct negotiation and through appropriate property swaps.
TOTAL STATE SECTOR ACCOUNTS

1 - 44

NOTES TO THE FINANCIAL STATEMENTS
NOTE 14: INVESTMENT PROPERTIES

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
FAIR VALUE

Opening balance 1 July	274	298	1,023	941

Additions (from acquisitions or subsequent expenditure)	—	—	3	24
Disposals and transfers of assets held for sale	—	—	(5)	—
Net gain/(loss) from fair value adjustment	(4)	(42)	(6)	34
Other changes	(1)	18	8	24

Closing Balance 30 June	269	274	1,023	1,023

The following amounts from Investment Properties activity have been recognised in the statement of comprehensive income:
Rental income	29	4	72	106
Direct operating expenses;
that generated rental income	9	—	14	27
that did not generate rental income	—	—	—	1
Property interests held under operating leases, including 99 year leases (where payment has been received upfront), are classified and accounted for as investment property.
Land and buildings that are held to provide a port facility to facilitate trade and commerce are classified as property plant and equipment infrastructure assets, notwithstanding that the assets are leased to external parties.
The fair value of investment properties has been determined by independent valuers as at 30 June 2010. The primary valuers are Land and Property Management Authority Valuation Services and Preston Rowe Paterson NSW Pty Ltd.
TOTAL STATE SECTOR ACCOUNTS

1 - 45

NOTES TO THE FINANCIAL STATEMENTS
NOTE 15: PROPERTY, PLANT AND EQUIPMENT
GENERAL GOVERNMENT SECTOR

	Land and	Plant and	Infrastructure
	Buildings	Equipment	Systems	Total
	$m	$m	$m	$m
At 1 July 2009
Gross Value	74,325	11,163	75,302	160,790
Accumulated amortisation and impairment	(20,904)	(3,716)	(22,637)	(47,257)

Net carrying amount	53,421	7,447	52,665	113,533

At 30 June 2010
Gross Value	78,187	11,802	78,343	168,332
Accumulated amortisation and impairment	(21,558)	(3,819)	(20,227)	(45,604)

Net carrying amount	56,629	7,983	58,116	122,728

Reconciliation:
Year ended 30 June 2010

Net carrying amount at start of year	53,421	7,447	52,665	113,533

Additions	3,997	755	2,568	7,320
Assets classified to held for sale	(71)	—	—	(71)
Disposals	(144)	(130)	(106)	(380)
Net revaluation increments recognised in reserves	234	3	5,109	5,346
Impairment losses:
recognised in equity	—	—	—	—
reversals in equity	—	—	—	—
recognised in the operating result	—	—	—	—
reversals in the operating result	—	—	—	—
Depreciation expense	(833)	(728)	(984)	(2,545)
Other movements (inc.amortisation of leased assets)	25	636	(1,136)	(475)

Net carrying amount at end of year	56,629	7,983	58,116	122,728

TOTAL STATE SECTOR ACCOUNTS

1 - 46

NOTES TO THE FINANCIAL STATEMENTS
NOTE 15: PROPERTY, PLANT AND EQUIPMENT (continued)
GENERAL GOVERNMENT SECTOR

	Land and	Plant and	Infrastructure
	Buildings	Equipment	Systems	Total
	$m	$m	$m	$m
At 1 July 2008
Gross Value	71,846	10,382	62,706	144,934
Accumulated amortisation and impairment	(19,727)	(3,472)	(16,631)	(39,830)

Net carrying amount	52,119	6,910	46,075	105,104

At 30 June 2009
Gross Value	74,325	11,163	75,302	160,790
Accumulated amortisation and impairment	(20,904)	(3,716)	(22,637)	(47,257)

Net carrying amount	53,421	7,447	52,665	113,533

Reconciliation:
Year ended 30 June 2009

Net carrying amount at start of year	52,119	6,910	46,075	105,104

Additions	1,797	1,059	2,761	5,617
Assets classified to held for sale	(6)	(28)	—	(34)
Disposals	(163)	(174)	—	(337)
Net revaluation increments recognised in reserves	105	81	5,372	5,558
Impairment losses:
recognised in equity	—	—	—	—
reversals in equity	—	—	—	—
recognised in the operating result	—	—	—	—
reversals in the operating result	—	—	—	—
Depreciation expense	(518)	(401)	(1,510)	(2,429)
Other movements (inc.amortisation of leased assets)	87	—	(33)	54

Net carrying amount at end of year	53,421	7,447	52,665	113,533

TOTAL STATE SECTOR ACCOUNTS

1 - 47

NOTES TO THE FINANCIAL STATEMENTS
NOTE 15: PROPERTY, PLANT AND EQUIPMENT (continued)
TOTAL STATE SECTOR

	Land and	Plant and	Infrastructure
	Buildings	Equipment	Systems	Total
	$m	$m	$m	$m
At 1 July 2009
Gross Value	120,128	21,241	187,563	328,932
Accumulated amortisation and impairment	(23,442)	(9,674)	(81,545)	(114,661)

Net carrying amount	96,686	11,567	106,018	214,271

At 30 June 2010
Gross Value	128,522	22,265	207,645	358,432
Accumulated amortisation and impairment	(24,210)	(10,143)	(89,469)	(123,822)

Net carrying amount	104,312	12,122	118,176	234,610

Reconciliation:
Year ended 30 June 2010

Net carrying amount at start of year	96,686	11,567	106,018	214,271

Additions	6,631	1,644	8,093	16,368
Assets classified to held for sale	(170)	—	(55)	(225)
Disposals	(531)	(116)	(65)	(712)
Net revaluation increments recognised in reserves	3,356	—	7,631	10,987
Impairment losses:
recognised in equity	(67)	—	—	(67)
reversals in equity	51	—	—	51
recognised in the operating result	—	—	—	—
reversals in the operating result	—	—	—	—
Depreciation expense	(1,320)	(1,223)	(2,675)	(5,218)
Other movements (inc.amortisation of leased assets)	(324)	250	(771)	(845)

Net carrying amount at end of year	104,312	12,122	118,176	234,610

TOTAL STATE SECTOR ACCOUNTS

1 - 48

NOTES TO THE FINANCIAL STATEMENTS
NOTE 15: PROPERTY, PLANT AND EQUIPMENT (continued)
TOTAL STATE SECTOR

	Land and	Plant and	Infrastructure
	Buildings	Equipment	Systems	Total
	$m	$m	$m	$m
At 1 July 2008
Gross Value	117,376	17,166	164,739	299,281
Accumulated amortisation and impairment	(22,053)	(6,240)	(68,318)	(96,611)

Net carrying amount	95,323	10,926	96,421	202,670

At 30 June 2009
Gross Value	120,128	21,241	187,563	328,932
Accumulated amortisation and impairment	(23,442)	(9,674)	(81,545)	(114,661)

Net carrying amount	96,686	11,567	106,018	214,271

Reconciliation:
Year ended 30 June 2009

Net carrying amount at start of year	95,323	10,926	96,421	202,670

Additions	1,872	3,954	7,948	13,774
Assets classified to held for sale	(72)	(5)	7	(70)
Disposals	(371)	(223)	(97)	(691)
Net revaluation increments recognised in reserves	1,379	(1,704)	7,269	6,944
Impairment losses:
recognised in equity	(122)	—	(2,766)	(2,888)
reversals in equity	3	—	—	3
recognised in the operating result	—	—	—	—
reversals in the operating result	—	—	—	—
Depreciation expense	(1,280)	(1,184)	(2,478)	(4,942)
Other movements (inc.amortisation of leased assets)	(46)	(197)	(286)	(529)

Net carrying amount at end of year	96,686	11,567	106,018	214,271

Revaluations are made with sufficient regularity to ensure that the carrying amount of property, plant and equipment does not materially differ from fair value at the reporting date. The State assesses at each reporting date whether there is any indication that an asset’s carrying amount differs materially from fair value. If any indication exists, the asset is revalued. Subject to the above, assets are revalued at least every five years.
During 2009-10, the revaluations included the following:
•	NSW Land & Housing Corporation revalued its residential property portfolio, including residential land held for redevelopment upwards by $2,907 million due to an upward movement in the residential property market. Fair value of property, plant and equipment is determined based on best available market evidence including current market selling prices for same or similar assets.
•	Country Energy revalued its electricity systems assets upwards by $1,213 million using the Optimised Depreciated replacement Cost valuation technique. The replacement cost is the minimum that it would cost to replace the existing asset with a technologically modern equivalent new asset with the same economic benefits. This is adjusted for overdesign, overcapacity and redundant components less accumulated depreciation reflecting the already consumed future economic benefits of the asset.
•	Transgrid revalued upwards its network assets by $513 million. The Australian Competition Tribunal granted TransGrid an increase in prescribed revenue for the 2009-10 to 2013-14 regulatory period. This increase in revenue changes the base of the impairment loss recognised in 2009 and as a result an impairment reversal of $365m has been bought to account as an increase to the asset revaluation surplus.
TOTAL STATE SECTOR ACCOUNTS

1 - 49

NOTES TO THE FINANCIAL STATEMENTS
NOTE 15: PROPERTY, PLANT AND EQUIPMENT (continued)
•	The Roads and Traffic Authority, a general government sector entity, revalued its earthworks infrastructure deemed to have an indefinite life for depreciation purposes, resulting in a valuation increment of $4,298 million.
During 2008 -09, the revaluations included the following:
•	Transgrid revalued upwards its Network Assets by $415 million. Fair value of property, plant and equipment is determined based on best available market evidence including current market selling prices for same or similar assets. Where there is no market evidence, the asset’s fair value is measured at its current market buying price, the best indicator being depreciated replacement cost.
•	Hunter Water Corporation revalued upwards its Water and Sewer Assets by $333 million. The estimated written down current replacement cost is used in the asset revaluation process. The carrying amount of the total assets are assessed against their net cash inflows. Where the carrying values exceed the recoverable amount, assets are written down.
•	Sydney Waters’ system assets were revalued downwards by $1,719 million as at June 2009. Fair value of property, plant and equipment is determined based on best available market evidence including current market selling prices for same or similar assets. Where there is no market evidence, the assets fair value is measured at its current market buying price, the best indicator being depreciated replacement cost.
NOTE 16: INTANGIBLES
GENERAL GOVERNMENT SECTOR

	Computer
	Software	Easements(a)	Other	Total
2009-10 Carrying Amounts	$m	$m	$m	$m
At 1 July 2009
Cost ( gross carrying amount)	1,540	215	1	1,756
Accumulated amortisation and impairment	(779)	—	—	(779)

Net carrying amount	761	215	1	977

At 30 June 2010
Cost ( gross carrying amount)	1,879	275	—	2,154
Accumulated amortisation and impairment	(909)	—	—	(909)

Net carrying amount	970	275	—	1,245

Annual Movement for Year ended 30 June 2010

Net carrying amount at start of year	761	215	1	977

Additions	328	58	1	387
Disposals	(7)	—	—	(7)
Reclassification from PPE	22	—	—	22
Impairment	—	—	—	—
Amortisation	(152)	—	—	(1 52)
Other movements	18	2	(2)	18

Net carrying amount at end of year	970	275	—	1,245

(a)	Includes easements over land, and water rights.
TOTAL STATE SECTOR ACCOUNTS

1 - 50

NOTES TO THE FINANCIAL STATEMENTS
NOTE 16: INTANGIBLES (continued)
GENERAL GOVERNMENT SECTOR

	Computer
	Software	Easements(a)	Other	Total
2008-09 Carrying Amounts	$m	$m	$m	$m
At 1 July 2008
Cost ( gross carrying amount)	1,270	112	—	1,382
Accumulated amortisation and impairment	(686)	—	—	(686)

Net carrying amount	584	112	—	696

At 30 June 2009
Cost ( gross carrying amount)	1,540	215	1	1,756
Accumulated amortisation and impairment	(779)	—	—	(779)

Net carrying amount	761	215	1	977

Annual Movement for Year ended 30 June 2009

Net carrying amount at start of year	584	112	—	696
Additions	256	38	—	294
Reclassification from PPE	16	—	1	17
Impairment	—	—	—	--
Amortisation	(113)	—	—	(113)
Other movements	18	65	—	83

Net carrying amount at end of year	761	215	1	977

(a)	Includes easements over land, and water rights.
TOTAL STATE SECTOR

	Computer
	Software	Easements(a)	Other	Total
2009-10 Carrying Amounts	$m	$m	$m	$m
At 1 July 2009
Cost ( gross carrying amount)	2,953	844	45	3,842
Accumulated amortisation and impairment	(1,566)	(8)	(26)	(1,600)

Net carrying amount	1,387	836	19	2,242

At 30 June 2010
Cost ( gross carrying amount)	3,507	926	42	4,475
Accumulated amortisation and impairment	(1,809)	(19)	(19)	(1,847)

Net carrying amount	1,698	907	23	2,628

Annual Movement for Year ended 30 June 2010

Net carrying amount at start of year	1,387	836	19	2,242

Additions	617	77	32	726
Disposals	(9)	—	—	(9)
Reclassification from PPE	31	—	—	31
Impairment	(15)	(1)	—	(16)
Amortisation	(308)	(20)	—	(328)
Other movements	(5)	15	(28)	(18)

Net carrying amount at end of year	1,698	907	23	2,628

(a)	Includes easements over land, and water rights.
TOTAL STATE SECTOR ACCOUNTS

1 - 51

NOTES TO THE FINANCIAL STATEMENTS
NOTE 16: INTANGIBLES (continued)
TOTAL STATE SECTOR

	Computer
	Software	Easements(a)	Other	Total
2008-09 Carrying Amounts	$m	$m	$m	$m
At 1 July 2008
Cost ( gross carrying amount)	2,393	760	42	3,195
Accumulated amortisation and impairment	(1,374)	(28)	(23)	(1,425)

Net carrying amount	1,019	732	19	1,770

At 30 June 2009
Cost ( gross carrying amount)	2,953	844	45	3,842
Accumulated amortisation and impairment	(1,566)	(8)	(26)	(1,600)

Net carrying amount	1,387	836	19	2,242

Annual Movement for Year ended 30 June 2009

Net carrying amount at start of year	1,019	732	19	1,770

Additions	567	53	11	631
Reclassification from PPE	19	—	—	19
Impairment	(10)	—	—	(10)
Amortisation	(252)	—	—	(252)
Other movements	44	51	(11)	84

Net carrying amount at end of year	1,387	836	19	2,242

(a)	Includes easements over land, and water rights.
Estimates

	Computer Software	Easements	Other
Useful lives	Finite	Indefinite	Finite
Amortisation method	4 years straight line	Not amortised	Various
Internally Generated/Acquired	Both	Acquired	Both
Impairment test/ Recoverable	Where an indicator of	Annually and where an	Where an indicator of
amount testing	impairment exists	indicator of impairment	impairment exists
exists
NOTE 17: OTHER NON-FINANCIAL ASSETS

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Other Non-Financial Assets comprise:
Right to receive privately financed transport and sporting infrastructure	764	755	799	782
Prepayments	352	261	465	391
Emission rights	—	—	168	171

Other	—	7	65	30

	1,116	1,023	1,497	1,374

TOTAL STATE SECTOR ACCOUNTS

1 - 52

NOTES TO THE FINANCIAL STATEMENTS
NOTE 17: OTHER NON-FINANCIAL ASSETS (continued)
Present service concession arrangements
The following service concession arrangements (SCA) are in place

Infrastructure	Concession period
subject to the arrangement	(years and final year)

Roads
• M2	45 / 2042
• M5	c 31 / 2023
• M7	31 / 2037
• Cross City Tunnel	c 30 / 2035
• Eastern Distributor	48 / 2047
• Lane Cove Tunnel	c 33 / 2037
Airport Line railway stations	30 / 2030
Bowral medical imaging facility	15 / 2011
Light rail system	c 32 / 2030
Olympic Arena	c 32 / 2031
Olympic Stadium	c 31 / 2031
Opera House car park	50 / 2043
Various hospital car parks	25 / various

In these arrangements, the grantor gives the service concession in exchange for the right to receive the infrastructure from the operator at the end of the concession period. The operator is required to design, finance and build the infrastructure and use it to provide services directly to the public during the concession period. The operator is permitted to charge the public for the services it provides.
SCA infrastructure is operator-controlled during the concession period and grantor-controlled thereafter. Therefore, during the concession period, the grantor recognises an emerging asset and revenue for its right to receive the infrastructure. At the end of the concession period, the grantor recognises the transferred infrastructure as property, plant and equipment and commences depreciating it.
The grantor normally leases the underlying land to the operator for a nominal or commercial rental during the concession period. In many cases, the operator also pays an up-front contribution to the grantor and, in a few cases, the grantor pays an up-front contribution to the operator. Sometimes the grantor receives a share of the operator’s revenue. However, there are not expected to be future cash flows from the grantor to the operator under any of the present SCAs.
Emerging rights to receive SCA infrastructure are classified as “other assets” and “other revenue”. Up-front contributions are classified as “other liabilities” (if received from the operator) or “prepayments” (if paid to the operator). Land rentals and any share of the operator’s revenue are classified as revenue.
TOTAL STATE SECTOR ACCOUNTS

1 - 53

NOTES TO THE FINANCIAL STATEMENTS
NOTE 18: DEPOSITS HELD

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Deposits are held for the purposes of:
Electricity supply	—	—	101	86
Other	76	72	105	96

	76	72	206	182

NOTE 19: PAYABLES

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Payables comprise:
Payables of a capital nature	486	464	1,507	1,261
Accrued employee benefits (a)	498	473	635	606
Interest on borrowings & advances	227	173	4	2
Settlement of borrowings & other financial instruments	—	—	52	290
Creditors & other accruals (b)	2,528	2,235	4,343	4,065

	3,739	3,345	6,541	6,224

(a)	Refer to Note 23 Employee Provisions and Note 24 Superannuation Provisions for information on other employee benefit liabilities.

(b)	Creditors and other accruals include trade creditors which are generally non-interest bearing with various terms based on prevalent industry practice.
TOTAL STATE SECTOR ACCOUNTS

1 - 54

NOTES TO THE FINANCIAL STATEMENTS
NOTE 20: BORROWINGS AND DERIVATIVE LIABILITIES AT FAIR VALUE

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	4	3	14,259	7,481
Non current	16	18	42,607	40,296

	20	21	56,866	47,777

Derivative liabilities at fair value comprise:
Borrowings at Fair Value
Short term borrowings of Tcorp	—	—	95	397
Bonds and other borrowings issued by TCorp	—	—	56,170	46,708
Other fair value borrowings	18	21	18	21

Borrowings at fair value	18	21	56,283	47,126

Derivatives held for trading
Swaps	—	—	118	171
Electricity contracts (a)	—	—	84	70
Futures	2	—	13	2
Other	—	—	49	69

Held for trading	2	—	264	312

Designated and effective hedging instruments
Swaps	—	—	194	214
Electricity contracts (a)	—	—	121	110
Futures	—	—	—	—
Other	—	—	4	15

Hedging instruments	—	—	319	339

Total Borrowings and Derivative Liabilities at Fair Value	20	21	56,866	47,777

(a)	Derivative Electricity Hedging Contracts
It is the policy of state-owned electricity generators to hedge their risk associated with fluctuations in the sale price of electricity into the national electricity market. This is by entering into derivative contracts with wholesale electricity market counterparties.
These derivatives are marked to market and their fair values are measured based on industry accepted valuation methodologies and a forward curve, in accordance with AASB 139 Financial Instruments: Recognition and Measurement.
TOTAL STATE SECTOR ACCOUNTS

1 - 55

NOTES TO THE FINANCIAL STATEMENTS
NOTE 21: BORROWINGS AT AMORTISED COST

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	883	1,343	169	81
Non current	18,170	15,239	2,242	2,098

	19,053	16,582	2,411	2,179

Borrowings at amortised cost comprise (a)
Other borrowings at amortised cost	16,916	14,681	167	354
Bank overdraft	—	—	10	22
Finance leases(b)	2,137	1,901	2,234	1,803

	19,053	16,582	2,411	2,179

(a) A schedule of maturity analysis (at face value) including future interest commitments is reported in Note 34 Financial Instruments.

(b) Future minimum lease payments under finance leases are payable for each of the following periods:

Not later than one year	240	206	229	196
Between one and five years	1,082	963	1,055	918
Later than five years	2,347	2,028	2,959	2,000

Minimum lease payments	3,669	3,197	4,243	3,114
Less: Future finance charges	(1,532)	(1,296)	(2,009)	(1,311)

Present value of minimum lease payments	2,137	1,901	2,234	1,803

The State (Total State Sector) has an agreement for a Rail Rollingstock Public Private Partnership, which constitutes a finance lease. There is no finance lease liability as at 30 June 2010 for the rolling stock assets which have not been completed and capitalised at this date. Delivery is anticipated to commence from late 2010. The finance lease liability and aggregate minimum lease payments total $9,727 million (nominal dollars) or $3,650 million (in net present value as at 30 June 2006). However, as at 30 June 2010 a finance lease liability of $219 million is recognised in relation to the provision of a related maintenance facility.

The State has entered into contracts with a private sector group to redevelop the Bonnyrigg Public Housing Estate. The project is expected to be completed in stages over period of 12 years. The net present value of the project is estimated at $368 million (2009 $369 million). The future finance leases liabilities and commitments have yet to be recognised, as control of the assets will only occur in the future, upon project completion.

NOTE 22: ADVANCES RECEIVED
	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	39	38	39	38
Non-current	772	797	766	797

	811	835	805	835

Advances comprise loans received for policy purposes from:
The Australian Government	799	827	799	827
Other lenders	12	8	6	8

	811	835	805	835

TOTAL STATE SECTOR ACCOUNTS

1 - 56

NOTES TO THE FINANCIAL STATEMENTS
NOTE 23: EMPLOYEE PROVISIONS

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	8,207	7,484	9,857	9,150
Non current	2,703	2,404	3,087	2,761

	10,910	9,888	12,944	11,911

These comprise:
Long service leave	5,841	5,303	6,989	6,395
Other leave entitlements	2,045	1,933	2,481	2,381
Self funded worker’s compensation (a)	2,631	2,333	2,844	2,543
Other	393	319	630	592

Total Employee Provisions	10,910	9,888	12,944	11,911

Employee Benefit Liabilities comprise:
Accrued employee benefits reported as payables	498	473	635	606
Employee benefit provisions	10,910	9,888	12,944	11,911
Superannuation provisions	32,722	29,423	34,530	31,003

Aggregate Employee Benefit Liabilities	44,130	39,784	48,109	43,520

(a)	Some government agencies hold a group self-insurer’s licence with the WorkCover Authority for workers’ compensation. This self funded liability has been actuarially calculated by David A Zaman Pty Ltd, McMahon Actuarial Services and Taylor Fry Pty Ltd on a discounted cash flows basis using a “central” estimate and assuming an interest rate of 4.5 per cent-6.0 per cent (2009: 3.2 per cent-6.5 per cent) per annum and a future wage inflation rate of 3.5 per cent- 4.0 per cent (2009: 2.5 per cent-4.2 per cent) per annum.
TOTAL STATE SECTOR ACCOUNTS

1 - 57

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	1,371	1,095	1,465	1,329
Non current	31,351	28,328	33,065	29,674

	32,722	29,423	34,530	31,003

UNFUNDED SUPERANNUATION LIABILITY
The following note provides information about the State’s defined benefits superannuation schemes.
This note contains information on:
•	the various superannuation schemes

•	major economic assumptions

•	the movement in 2009-10 liabilities and the impact of assumptions

•	composition of the unfunded liabilities by scheme, recognised in the balance sheet, and member numbers

•	the annual movement by scheme in defined benefit obligations

•	the annual movement by scheme in the fair value of fund assets

•	annual superannuation expense

•	actual return on plan assets

•	fund assets (by asset class)

•	funding arrangements for employer contributions. This includes the scheme liabilities as reported by the trustees (using different discount rates), recommended contribution rates, funding method, and economic assumptions

•	nature of asset/liability.
NSW Public Sector Defined Benefit Superannuation Schemes
State public sector superannuation liability is made up of the assets and liabilities of the following schemes:
•	State Authorities Non Contributory Superannuation Scheme (SANCS)

•	Police Superannuation Scheme (PSS)

•	State Authorities Superannuation Scheme (SASS)

•	State Superannuation Scheme (SSS)

•	Energy Industries Superannuation Schemes (EISS)

•	Judges’ Pension Scheme (JPS), and

•	Parliamentary Contributory Superannuation Scheme (PCSS).
All of the above schemes (except for JPS) are closed to new entrants. The PCSS was closed to new entrants from March 2007.
TOTAL STATE SECTOR ACCOUNTS

1 - 58

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
The SAS Trustee Corporation’s (STC) actuary Mercer Human Resource Consulting calculated the unfunded liabilities of the State Public Sector superannuation schemes for the year ended 30 June 2010 and 30 June 2009 under AASB 119 Employee Benefits and AAS 25 Financial Reporting by Superannuation Plans.
SASS, SSS, PSS and SANCS, the State Super Fund schemes are all defined benefit schemes – at least a component of the final benefit is derived from a multiple of member salary and years of membership. These schemes are closed to new members.
The Projected Unit Credit (PUC) valuation method was used to determine the present value of the defined benefit obligations and related current service costs. This method sees each period of service as giving rise to an additional unit of benefit entitlement and measures each unit separately to build up the final obligations.
Actuarial gains and losses are recognised directly to equity.
All Fund assets are invested in STC at arm’s length through independent fund managers.
The estimate of accrued benefit liabilities of the Total State Sector is based on calculations carried out by Mercer Human Resource Consulting, the STC’s actuary. Actuarial calculations were based on scheme membership data as at 30 April 2010 (EISS 30 June 2009) projected to 30 June 2010. The fair value of pooled fund assets comprises the actual June 2010 balance.
The principal economic assumptions at the reporting dates are as per the following tables.

	30 June	30 June
MAJOR ECONOMIC ASSUMPTIONS	2010	2009

State Super Fund Schemes
Discount rate at 30 June	5.17% pa	5.59% pa
Expected return on assets	8.6%	8.13%
Expected salary increases	3.5% pa	3.5% pa
Expected rate of CPI increases	2.5% pa	2.5% pa
EISS
Discount rate at 30 June	5.17% pa	5.35% pa
Expected return on assets	8.1%	7.78%
Expected salary increases	4.0%	4.0%
Expected rate of CPI increases	2.5% pa	2.5% pa

The unfunded superannuation liabilities shown are for employers and employees combined and are the difference between the present value of forecast employees’ accrued benefits at balance date and the estimated net market value of scheme assets to meet them at that date.
An employer does not have to recognise the Future Service Liability, as this is used to determine if there should be an asset ceiling limit (AASB 119, paragraph 58). Under AASB 119, any recognised prepaid superannuation asset cannot be more than the total unrecognised past service cost and the present value of any available economic benefits in plan refunds or future plan contribution reductions. If there is no surplus in excess of recovery, an asset ceiling limit is not imposed.
TOTAL STATE SECTOR ACCOUNTS

1 - 59

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
Movement in the 2009-10 Unfunded Liabilities and the Impact of Assumptions
The significant increase in general government and total state sector unfunded liabilities over the twelve months to 30 June 2010, is largely explained by the effect of several factors:
•	A fall in the State Super Fund liability discount rate from 5.59 per cent to 5.17 per cent (EISS 5.35 per cent to 5.17 per cent). This change in the discount rate is the main reason for the $3.5 billion increase in the total state sector (general government $3.3 billion) net unfunded superannuation liability.

•	An increase in the accrued benefits due to an additional year of service being provided by current State Super Fund scheme contributors.

•	one year less discounting for the present value of total future benefit payments.
The actuaries apply estimating techniques to value the unfunded superannuation liabilities. In estimating these liabilities, there are many assumptions, as well as market forces that can impact the liability value over the next financial year.
Detailed information regarding the most recent assumptions from the 2009 triennial review is available from the ‘Report on Actuarial Investigation of State Superannuation Schemes 2009’ at http://www.treasury.nsw.gov.au/Publications_Page
The major potential for volatility arises from:
•	movements in the market prices of plan assets, and

•	the 30 June long-term Commonwealth government bond rate, which is applied to discount the accrued liabilities.
The future liability value can also be impacted, generally to a lesser degree, by revisions to long-term actuarial assumptions including those listed in the adjacent table, as well as changes to mortality and other actuarially applied rates.
Due to the number of variables it is impracticable to provide a meaningful sensitivity analysis on the volatility of the defined benefit superannuation liabilities for changes in assumptions.
TOTAL STATE SECTOR ACCOUNTS

1 - 60

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
GENERAL GOVERNMENT SECTOR
2010 Member Numbers and Superannuation Position for AASB 119
Member Numbers

	NSW Public Sector Superannuation Scheme
	SASS	SANCS	SSS	PSS	JPS	PCSS	Total
Contributors	33,920	51,280	15,263	2,097	138	93	102,791
Deferred benefits	—	—	2,422	120	—	8	2,550
Pensioners	3,605	—	36,907	6,328	189	254	47,283
Pensions fully commuted	—	—	14,277	—	—	—	14,277
Superannuation Position for AASB 119 purposes

	$m	$m	$m	$m	$m	$m	$m
Accrued Liability (a)	10,321	2,392	33,686	9,374	660	476	56,909
Fair value of plan assets (a)	(5,948)	(969)	(14,189)	(2,874)	—	(207)	(24,187)

	4,373	1,423	19,497	6,500	660	269	32,722

Future Service Liability (b)	(1,788)	(724)	(979)	(276)	—	—	(3,767)
Adjustment for limitation on net asset	—	—	—	—	—	—	—

Net (asset)/liability disclosed in balance sheet	4,373	1,423	19,497	6,500	660	269	32,722

2009 Member Numbers and Superannuation Position for AASB 119
Member Numbers

	NSW Public Sector Superannuation Scheme
	SASS	SANCS	SSS	PSS	JPS	PCSS	Total
Contributors	36,261	55,685	17,088	2,336	138	97	111,605
Deferred benefits	—	—	2,644	135	—	10	2,789
Pensioners	3,653	—	35,667	6,201	189	251	45,961
Pensions fully commuted	—	—	14,280	—	—	—	14,280
Superannuation Position for AASB 119 purposes

	$m	$m	$m	$m	$m	$m	$m
Accrued Liability (a)	9,472	2,178	30,644	8,670	605	439	52,008
Fair value of plan assets (a)	(5,332)	(677)	(13,633)	(2,735)	—	(208)	(22,585)

	4,140	1,501	17,011	5,935	605	231	29,423

Future Service Liability (b)	(1,892)	(806)	(1,039)	(315)	—	—	(4,052)
Adjustment for limitation on net asset	—	—	—	—	—	—	—

Net (asset)/liability disclosed in balance sheet	4,140	1,501	17,011	5,935	605	231	29,423

(a)	The accrued benefits liability less the net market value of scheme assets represents the defined benefits obligation of the government. For SASS, it includes the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).

(b)	The Future Service Liability (FSL) does not have to be recognised by an employer. It is only used to determine if an asset ceiling limit should be imposed (AASB 119, para 58). Under AASB 119, any prepaid superannuation asset recognised cannot exceed the total of any unrecognised past service cost and the present value of any economic benefits that may be available in the form of refunds from the plan or reductions in future contributions to the plan. Where the “surplus in excess of recovery” is zero, no asset ceiling limit is imposed.
TOTAL STATE SECTOR ACCOUNTS

1 - 61

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
TOTAL STATE SECTOR
2010 Member Numbers and Superannuation Position for AASB 119
Member Numbers

	NSW Public Sector Superannuation Scheme
	SASS	SANCS	SSS	PSS	JPS	PCSS	EISS	Total
Contributors	41,336	60,305	16,872	2,097	138	93	3,860	124,701
Deferred benefits	—	—	2,664	120	—	8	25	2,817
Pensioners	3,972	—	40,290	6,328	189	254	401	51,434
Pensions fully commuted	—	—	15,816	—	—	—	10	15,826
Superannuation Position for AASB 119 purposes

	$m	$m	$m	$m	$m	$m	$m	$m
Accrued Liability (a)	12,839	2,755	36,633	9,374	660	476	2,137	64,874
Fair value of plan assets (a)	(7,993)	(1,270)	(16,459)	(2,874)	—	(207)	(1,551)	(30,354)

	4,846	1,485	20,174	6,500	660	269	586	34,520

Future Service Liability (b)	(2,032)	(851)	(1,107)	(276)	—	—	(306)	(4,572)
Adjustment for limitation on net asset	—	—	10	—	—	—	—	10

Net (asset)/liability disclosed in balance sheet	4,846	1,485	20,184	6,500	660	269	586	34,530

2009 Member Numbers and Superannuation Position for AASB 119
Member Numbers

	NSW Public Sector Superannuation Scheme
	SASS	SANCS	SSS	PSS	JPS	PCSS	EISS	Total
Contributors	44,191	65,425	18,898	2,336	138	97	4,060	135,145
Deferred benefits	—	—	2,918	135	—	10	28	3,091
Pensioners	4,039	—	38,979	6,201	189	251	338	49,997
Pensions fully commuted	—	—	15,894	—	—	—	12	15,906
Superannuation Position for AASB 119 purposes

	$m	$m	$m	$m	$m	$m	$m	$m
Accrued Liability (a)	11,820	2,514	33,371	8,670	605	439	1,877	59,296
Fair value of plan assets (a)	(7,204)	(953)	(15,829)	(2,735)	—	(208)	(1,374)	(28,303)

	4,616	1,561	17,542	5,935	605	231	503	30,993

Future Service Liability (b)	(2,150)	(947)	(1,173)	(315)	—	—	(342)	(4,927)
Adjustment for limitation on net asset	—	—	10	—	—	—	—	10

Net (asset)/liability disclosed in balance sheet	4,616	1,561	17,552	5,935	605	231	503	31,003

(a)	The accrued benefits liability less the net market value of scheme assets represents the defined benefits obligation of the government. For SASS, it includes the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).

(b)	The Future Service Liability (FSL) does not have to be recognised by an employer. It is only used to determine if an asset ceiling limit should be imposed (AASB 119, para 58). Under AASB 119, any prepaid superannuation asset recognised cannot exceed the total of any unrecognised past service cost and the present value of any economic benefits that may be available in the form of refunds from the plan or reductions in future contributions to the plan. Where the “surplus in excess of recovery” is zero, no asset ceiling limit is imposed.
TOTAL STATE SECTOR ACCOUNTS

1 - 62

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
GENERAL GOVERNMENT SECTOR
Reconciliation of the present value of the defined benefit obligations for 2009-10

	Accrued			Contributions	Transfers	Actuarial
	Benefits	Current	Interest	by Fund	from	(Gains)/	Benefits	Accrued benefits
NSW Public Sector Superannuation	1 July 2009	service cost(a)	Cost(a)	participants	PNFC Sector	Losses(a)	paid	30 June 2010(c)
Scheme	$m	$m	$m	$m	(b)	$m	$m	$m
State Super Fund
State Authorities
Superannuation Scheme	9,472	309	519	167	41	574	(761)	10,321
State Authorities Non-Contributory
Superannuation Scheme	2,178	92	118	—	1	156	(153)	2,392
State Superannuation Scheme	30,644	186	1,673	186	5	2,078	(1,086)	33,686
Police Superannuation Scheme	8,670	83	474	13	—	478	(344)	9,374
Parliamentary Contributory
Superannuation Scheme	439	9	24	2	—	23	(21)	476
Judges’ Pension Scheme	605	20	33	—	—	32	(30)	660
TOTAL	52,008	699	2,841	368	47	3,341	(2,395)	56,909
Reconciliation of the fair value of fund assets for 2009-10

	Fair Value of
	Fund Assets	Expected	Actuarial		Transfers	Contributions		Fair Value of
	at beginning	return on	gains/	Employer	from	by Fund	Benefits	Fund Assets at
NSW Public Sector Superannuation	of the year	fund assets	(losses)(a)	Contributions	PNFC Sector	participants	paid	end of the year(c)
Scheme	$m	$m	$m	$m	(b)	$m	$m	$m
State Super Fund
State Authorities
Superannuation Scheme	5,332	464	23	780	(57)	167	(761)	5,948
State Authorities Non-Contributory
Superannuation Scheme	677	65	(6)	397	(11)	—	(153)	969
State Superannuation Scheme	13,633	1,121	112	219	4	186	(1,086)	14,189
Police Superannuation Scheme	2,735	226	20	224	—	13	(344)	2,874
Parliamentary Contributory
Superannuation Scheme	208	17	1	—	—	2	(21)	207
Judges’ Pension Scheme	—	—	—	30	—	—	(30)	—
TOTAL	22,585	1,893	150	1,650	(64)	368	(2,395)	24,187

(a)	The superannuation expense in the statement of comprehensive income can differ to the totals in the above reconciliation of movements in the superannuation schemes, due to a component of the movements being capitalised into constructed assets.

(b)	This represents an equity adjustment to the pooled fund for members that were transferred from the PNFC to the GG sector as a result of agency restructures.

(c)	The accrued benefits liability and the net market value of scheme assets include the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).
TOTAL STATE SECTOR ACCOUNTS

1 - 63

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
TOTAL STATE SECTOR
Reconciliation of the present value of the defined benefit obligations for 2009-10

	Accrued			Contributions		Actuarial
	Benefits	Current	Interest	by Fund		(Gains)/	Benefits	Accrued benefits
NSW Public Sector Superannuation	1 July 2009	service cost(a)	Cost(a)	participants	Transfers	Losses(a)	paid	30 June 2010(b)
Scheme	$m	$m	$m	$m	to GG Sector	$m	$m	$m
State Super Fund
State Authorities
Superannuation Scheme	11,820	358	643	198	—	701	(881)	12,839
State Authorities Non-Contributory
Superannuation Scheme	2,514	108	136	—	—	169	(172)	2,755
State Superannuation Scheme	33,371	207	1,831	206	—	2,268	(1,250)	36,633
Police Superannuation Scheme	8,670	83	474	13	—	478	(344)	9,374
Parliamentary Contributory
Superannuation Scheme	439	9	24	2	—	23	(21)	476
Judges’ Pension Scheme	605	20	33	—	—	32	(30)	660
Energy Industries Superannuation Scheme	1,877	63	107	23	—	143	(76)	2,137
TOTAL	59,296	848	3,248	442	—	3,814	(2,774)	64,874
Reconciliation of the fair value of fund assets for 2009-10

	Fair Value of
	Fund Assets	Expected	Actuarial			Contributions		Fair Value of
	at beginning	return on	gains/	Employer		by Fund	Benefits	Fund Assets at
NSW Public Sector Superannuation	of the year	fund assets	(losses)(a)	Contributions	Transfers	participants	paid	end of the year(b)
Scheme	$m	$m	$m	$m	to GG Sector	$m	$m	$m
State Super Fund
State Authorities
Superannuation Scheme	7,204	620	41	810	—	199	(881)	7,993
State Authorities Non-Contributory
Superannuation Scheme	953	88	(4)	405	—	—	(172)	1,270
State Superannuation Scheme	15,829	1,306	121	247	—	206	(1,250)	16,459
Police Superannuation Scheme	2,735	226	20	224	—	13	(344)	2,874
Parliamentary Contributory		—	—	—	—	—	—
Superannuation Scheme	208	17	1	—	—	2	(21)	207
Judges’ Pension Scheme	—	—	—	30	—	(30)	—	—
Energy Industries Superannuation Scheme	1,374	109	41	80	—	23	(76)	1,551
TOTAL	28,303	2,366	220	1,796	—	413	(2,744)	30,354

(a)	The superannuation expense in the statement of comprehensive income can differ to the totals in the above reconciliation of movements in the superannuation schemes, due to a component of the movements being capitalised into constructed assets.

(b)	The accrued benefits liability and the net market value of scheme assets include the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).
TOTAL STATE SECTOR ACCOUNTS

1 - 64

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
GENERAL GOVERNMENT SECTOR
Reconciliation of the present value of the defined benefit obligations for 2008-09

	Accrued			Contributions
	Benefits	Current	Interest	by Fund	Actuarial	Benefits	Accrued benefits
NSW Public Sector Superannuation	1 July 2008	service cost(b)	cost(b)	participants	(Gains)/Losses (b)	paid	30 June 2009(a)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities
Superannuation Scheme	9,278	289	589	167	(56)	(795)	9,472
State Authorities Non-Contributory
Superannuation Scheme	2,062	90	130	—	93	(197)	2,178
State Superannuation Scheme	24,815	153	1,587	194	5,348	(1,453)	30,644
Police Superannuation Scheme	6,888	68	439	13	1,667	(405)	8,670
Parliamentary Contributory
Superannuation Scheme	374	7	24	2	52	(20)	439
Judges’ Pension Scheme	553	19	35	—	27	(29)	605
TOTAL	43,970	626	2,804	376	7,131	(2,899)	52,008
Reconciliation of the fair value of fund assets for 2008-09

	Fair Value of
	Fund Assets	Expected	Actuarial		Contributions		Fair Value of
	at beginning	return on	gains/	Employer	by Fund	Benefits	Fund Assets at
NSW Public Sector Superannuation	of the year	fund assets	(losses)(b)	Contributions	participants	paid	end of the year(a)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities
Superannuation Scheme	5,560	461	(893)	832	167	(795)	5,332
State Authorities Non-Contributory
Superannuation Scheme	753	62	(128)	187	—	(197)	677
State Superannuation Scheme	16,476	1,265	(2,868)	19	194	(1,453)	13,633
Police Superannuation Scheme	3,459	266	(599)	1	13	(405)	2,735
Parliamentary Contributory
Superannuation Scheme	254	20	(48)	—	2	(20)	208
Judges’ Pension Scheme	—	—	—	29	—	(29)	—
TOTAL	26,502	2,074	(4,536)	1,068	376	(2,899)	22,585

(a)	The accrued benefits liability and the net market value of scheme assets include the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).

(b)	The superannuation expense in the statement of comprehensive income can differ to the totals in the above reconciliation of movements in the superannuation schemes, due to a component of the movements being capitalised into constructed assets.
TOTAL STATE SECTOR ACCOUNTS

1 - 65

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
TOTAL STATE SECTOR
Reconciliation of the present value of the defined benefit obligations for 2008-09

	Accrued			Contributions
	Benefits	Current	Interest	by Fund	Actuarial	Benefits	Accrued benefits
NSW Public Sector Superannuation	1 July 2008	service cost(b)	cost(b)	participants	(Gains)/Losses (b)	paid	30 June 2009(a)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities
Superannuation Scheme	11,613	338	736	200	(7)	(1,060)	11,820
State Authorities Non-Contributory
Superannuation Scheme	2,373	107	149	—	114	(229)	2,514
State Superannuation Scheme	27,226	171	1,739	215	5,615	(1,595)	33,371
Police Superannuation Scheme	6,888	68	439	13	1,667	(405)	8,670
Parliamentary Contributory
Superannuation Scheme	374	7	24	2	52	(20)	439
Judges’ Pension Scheme	553	19	35	—	27	(29)	605
Energy Industries Superannuation Scheme	1,764	58	115	24	15	(99)	1,877
TOTAL	50,791	768	3,237	454	7,483	(3,437)	59,296
Reconciliation of the fair value of fund assets for 2008-09

	Fair Value of
	Fund Assets	Expected	Actuarial		Contributions		Fair Value of
	at beginning	return on	gains/	Employer	by Fund	Benefits	Fund Assets at
NSW Public Sector Superannuation	of the year	fund assets	(losses)(b)	Contributions	participants	paid	end of the year(a)
Scheme	$m	$m	$m	$m	$m	$m	$m
State Super Fund
State Authorities
Superannuation Scheme	7,855	642	(1,296)	863	200	(1,060)	7,204
State Authorities Non-Contributory
Superannuation Scheme	1,082	88	(184)	196	—	(229)	953
State Superannuation Scheme	19,008	1,413	(3,259)	47	215	(1,595)	15,829
Police Superannuation Scheme	3,459	266	(599)	1	13	(405)	2,735
Parliamentary Contributory
Superannuation Scheme	254	20	(48)	—	2	(20)	208
Judges’ Pension Scheme	—	—	—	29	—	(29)	—
Energy Industries Superannuation Scheme	1,700	129	(430)	50	24	(99)	1,374
TOTAL	33,358	2,558	(5,816)	1,186	454	(3,437)	28,303

(a)	The accrued benefits liability and the net market value of scheme assets include the accumulation component (i.e. employee accrued benefit liabilities and equivalent employee scheme assets).

(b)	The superannuation expense in the statement of comprehensive income can differ to the totals in the above reconciliation of movements in the superannuation schemes, due to a component of the movements being capitalised into constructed assets.
TOTAL STATE SECTOR ACCOUNTS

1 - 66

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Defined benefits expense recognised in the statement of comprehensive income as:

Employee superannuation expense (a)
Current service cost	697	620	829	745
Interest on obligation	2,815	2,779	3,156	3,173
Expected return on plan assets	(1,864)	(2,074)	(2,254)	(2,558)

Defined benefits expense	1,648	1,325	1,731	1,360

(Gains)/Losses recognised as other economic flows (b)
Net actuarial losses/(gains) recognised in year	3,156	11,591	3,538	13,308
Change in surplus in excess of recovery available from scheme	—	(134)	—	(248)

Defined benefits superannuation (gains)/losses	3,156	11,457	3,538	13,060

Amount recognised in the statement of comprehensive income	4,804	12,782	5,269	14,420

(a)	The superannuation expense in the statement of comprehensive income can differ to the totals in the above reconciliation of movements in the superannuation schemes, due to a component of the movements being capitalised into constructed assets.

(b)	Actuarial gains and losses are recognised direct to equity.

Actual return on plan assets
State Super Fund
State Authorities Superannuation Scheme	(486)	(542)	(661)	(757)
State Authorities Non Contributory Superannuation Scheme	(59)	(70)	(83)	(100)
State Superannuation Scheme	(1,233)	(1,605)	(1,428)	(1,852)
Police Superannuation Scheme	(246)	(350)	(246)	(350)
Judges’ Pension Scheme	—	—	—	—
Parliamentary Contributory Superannuation Scheme	(27)	(33)	(27)	(33)
Energy Industries Superannuation Scheme	—	—	(154)	(298)

	(2,051)	(2,600)	(2,599)	(3,390)

	General		General
	Government		Government
	and Total	Total State	and Total	Total State
	State Sectors	Sector	State Sectors	Sector
	Pooled Fund	EISS	Pooled Fund	EISS
Fund Assets	2010	2010	2009	2009
The percentage invested in each asset class at 30 June:

Australian equities	31.0%	36.4%	32.1%	34.3%
Overseas equities	26.8%	32.3%	26.0%	33.1%
Australian fixed interest securities	6.1%	14.6%	6.2%	9.0%
Overseas fixed interest securities	4.3%	3.8%	4.7%	6.9%
Property	9.5%	2.5%	10.0%	6.1%
Cash	9.6%	5.7%	8.0%	6.1%
Other	12.7%	4.7%	13.0%	4.5%
All fund assets are invested by the trustees at arm’s length through independent fund managers.
TOTAL STATE SECTOR ACCOUNTS

1 - 67

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
Funding arrangements for employer contributions
Arrangements for employer contributions for Funding — calculated in accordance with AAS 25
The following is a summary of the 30 June financial position of the fund calculated in accordance with AAS 25 Financial Reporting by Superannuation Plans.
GENERAL GOVERNMENT SECTOR

		Net Market
	Accrued	Value of Fund	Net
	Benefits	Assets	(surplus)/deficit
	2010	2010	2010
NSW Public Sector Superannuation Scheme	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	9,503	5,948	3,555
State Authorities Non Contributory Superannuation Scheme	2,181	969	1,212
State Superannuation Scheme	23,530	14,189	9,341
Police Superannuation Scheme	6,350	2,874	3,476
Judges’ Pension Scheme	493	—	493
Parliamentary Contributory Superannuation Scheme	354	207	147

	42,411	24,187	18,224

		Net Market
	Accrued	Value of Fund	Net
	Benefits	Assets	(surplus)/deficit
	2009	2009	2009
NSW Public Sector Superannuation Scheme	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	8,861	5,332	3,529
State Authorities Non Contributory Superannuation Scheme	2,009	677	1,332
State Superannuation Scheme	22,532	13,633	8,899
Police Superannuation Scheme	6,158	2,735	3,423
Judges’ Pension Scheme	470	—	470
Parliamentary Contributory Superannuation Scheme	366	208	158

	40,396	22,585	17,811

TOTAL STATE SECTOR ACCOUNTS

1 - 68

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
TOTAL STATE SECTOR

		Net Market
	Accrued	Value of Fund	Net
	Benefits	Assets	(surplus)/deficit
	2010	2010	2010
NSW Public Sector Superannuation Scheme	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	11,744	7,993	3,751
State Authorities Non Contributory Superannuation Scheme	2,506	1,270	1,236
State Superannuation Scheme	25,751	16,460	9,291
Police Superannuation Scheme	6,350	2,874	3,476
Judges’ Pension Scheme	493	—	493
Parliamentary Contributory Superannuation Scheme	354	207	147
Energy Industries Superannuation Scheme	1,747	1,550	197

	48,945	30,354	18,591

		Net Market
	Accrued	Value of Fund	Net
	Benefits	Assets	(surplus)/deficit
	2009	2009	2009
NSW Public Sector Superannuation Scheme	$m	$m	$m
State Super Fund
State Authorities Superannuation Scheme	10,997	7,204	3,793
State Authorities Non Contributory Superannuation Scheme	2,315	953	1,362
State Superannuation Scheme	24,682	15,829	8,853
Police Superannuation Scheme	6,158	2,735	3,423
Judges’ Pension Scheme	470	—	470
Parliamentary Contributory Superannuation Scheme	366	208	158
Energy Industries Superannuation Scheme	1,577	1,374	203

	46,565	28,303	18,262

The primary difference between the net deficit above (per AAS 25) and the net deficit calculated in accordance with AASB 119 (and brought to account in the Total State Sector Account’s statement of financial position) is that the accrued benefits discount rate is based on the more volatile 30 June long term Commonwealth government bond rate for the AASB 119 calculation, whereas the AAS 25 calculation uses a less volatile long term earnings rate.
TOTAL STATE SECTOR ACCOUNTS

1 - 69

NOTES TO THE FINANCIAL STATEMENTS
NOTE 24: SUPERANNUATION PROVISIONS (continued)
Recommended contribution rates for the State

State Super Fund
State Authorities Superannuation Scheme	Multiple of member contributions
State Authorities Non Contributory Superannuation Scheme	% of member salary
State Superannuation Scheme	Multiple of member contributions
Police Superannuation Scheme	Multiple of member contributions
Judges’ Pension Scheme	% of member salary
Parliamentary Contributory Superannuation Scheme	Multiple of member contributions
Energy Industries Superannuation Scheme
Division B	Multiple of member contributions
Division C	% of member salary
Division D	Multiple of member contributions
Funding Method
The method used to determine the employer contribution recommendations at last actuarial review was the Aggregate Funding method. The method adopted affects the timing of the costs to the employer. Under the Aggregate Funding method, the employer contributions rate is determined so that sufficient assets will be available to meet benefit payments to existing members, taking into account the current value of assets and future contributions.
Economic Assumptions
The economic assumptions adopted for the 2010 actuarial review were:

	2010	2009
State Super Fund
Weighted-Average Assumption
Expected rate of return on assets backing current pension liabilities	8.3% pa	8.3% pa
Expected rate of return on assets backing other liabilities	7.3% pa	7.3% pa
Expected salary increase rate	4.0% pa	4.0% pa
Expected rate of CPI increase	2.5% pa	2.5% pa

Energy Industries Superannuation Scheme
Weighted-Average Assumption
Expected rate of return on Fund Assets	7.0% pa	7.0% pa
Expected salary increase rate	4.0% pa	6.0% pa until June 2009, 4.0% pa thereafter

Expected rate of CPI increase	2.5% pa	2.5% pa
Nature of asset/liability
If a surplus exists in the employer’s interest in the Fund, the employer may be able to take advantage of it in the form of a reduction in the required contribution rate, depending on the approval of the Fund’s trustee, based on advice of the Fund’s actuary. Where a deficiency exists, the employer is responsible for any differences between the employer’s share of fund assets and the defined benefit obligation.
TOTAL STATE SECTOR ACCOUNTS

1 - 70

NOTES TO THE FINANCIAL STATEMENTS
NOTE 25: OTHER PROVISIONS

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	1,019	941	1,474	1,218
Non current	4,698	4,560	5,852	5,424

	5,717	5,501	7,326	6,642

These comprise:
Outstanding claims:
Self Insurance Corporation (excluding self funded worker’s compensation)	2,695	2,644	2,695	2,644
for dust diseases	1,605	1,649	1,605	1,649
Lifetime Care and Support Scheme	—	—	1,037	610
WorkCover Authority	110	110	110	110
Building and Construction Industry Long Service Payments Scheme	634	597	634	597
HIH loss compensation	200	144	200	144
Provision for Land Remediation and Other Restoration Costs	333	341	532	525
Other	140	16	513	363

Total Other Provisions	5,717	5,501	7,326	6,642

Insurance Recoveries Receivable include those accrued by:
Self Insurance Corporation — for reinsurance and other recoveries receivable	243	360	243	360
Workers’ Compensation (Dust Diseases) Board - insurance levies accrued	979	1,072	979	1,072

	1,222	1,432	1,222	1,432

Other provisions include for example, the Government’s obligations arising from several insurance schemes:
•	Administered by the NSW Self Insurance Corporation (SICorp). These comprise liabilities for closed schemes, the previous workers’ compensation and third party insurance schemes, and for the Treasury Managed Fund, a self insurance scheme. The Treasury Managed Fund protects the insurable assets and exposures of all public sector agencies financially dependent on the Consolidated Fund, all public hospitals and various statutory authorities.

The liability for outstanding claims is measured as the present value of the expected future payments and is determined by the Manager of SICorp in consultation with independent actuary, PricewaterhouseCoopers Actuarial Pty Ltd. The discount rate used is based on Treasury Corporation and NSW Treasury’s estimate of fair value for long term bond rate.

The expected future payments are estimated on the basis of the ultimate cost of settling claims, which is affected by factors arising during the period to settlement such as normal inflation and “superimposed inflation”. Superimposed inflation refers to factors such as trends in court awards.
TOTAL STATE SECTOR ACCOUNTS

1 - 71

NOTES TO THE FINANCIAL STATEMENTS
NOTE 25: OTHER PROVISIONS (continued)
•	Workers Compensation (Dust Diseases) Board and WorkCover Authority outstanding claims. The WorkCover Authority liabilities includes claims assumed by the government from some failed insurance companies. The liabilities cover claims incurred but not yet paid, incurred but not yet reported and the anticipated fund management fees in respect of the management of those claims. These amounts are determined by independent actuarial consultants PricewaterhouseCoopers Actuarial Pty Ltd and Ernst & Young ABC Pty Ltd respectively.

•	Provision for participants care and support services for severally injured persons from motor accidents under the Motor Accidents (Lifetime Care and Support) Act 2006. At 30 June 2010, liabilities were valued by the actuaries PricewaterhouseCoopers.

•	A provision for loss compensation associated with the former HIH Insurance Limited has been raised by the Government for building warranty insurance and for motor vehicle claims for which the Nominal Defendant is responsible under the Motor Accidents Compensation Act 1999. The liability is measured by the actuaries, Taylor Fry Pty Ltd as the present value of the expected future payments.

•	The Building and Construction Industry Long Service Payments Corporation liabilities have been assessed based upon a full actuarial investigation that was undertaken at 30 June 2009 by Professional Financial Solutions. As at 30 June 2010, Professional Financial Solutions has undertaken an actuarial update.
Key actuarial assumptions for the main schemes are:
For schemes administered by SICorp the following average inflation rates and discount rates were used in measuring the liability for outstanding claims for NSW Treasury Managed Fund (TMF), Transport Accident Compensation Fund (TAC) and Governmental Workers Compensation Account (GWC):

	TMF		GWC		TAC
	2010	2009	2010	2009	2010	2009
	%	%	%	%	%	%

Not Later than one year
Inflation Rate	2.5-4.0	2.5-4.0	3.0	4.0	3.0	4.0
Discount Rate	6.0	6.0	6.0	6.0	6.0	6.0
Superimposed Inflation (a)	0-4.0	0-10.0	0-2.5	0-2.5	0-5.0	0-2.0

Later than one year
Inflation Rate	2.5-4.0	2.5-4.0	3.6-3.9	4.0	3.6-3.9	4.0
Discount Rate	6.0	6.0	6.0	6.0	6.0	6.0
Superimposed Inflation (a)	0-4.0	0-10.0	0-2.5	0-2.5	0-4.0	0-2.0

(a)	Dependent on payment type
TOTAL STATE SECTOR ACCOUNTS

1 - 72

NOTES TO THE FINANCIAL STATEMENTS
NOTE 25: OTHER PROVISIONS (continued)
For other Schemes details are as follows:

	Discount Rate %		Inflation Rate %
Scheme	2010	2009	2010	2009

Claims expected to be paid not later than one year
Workers Compensation (Dust Diseases) Board	5.8	6.0	3.8	4.0
WorkCover Authority	4.5	3.4	3.5	3.5
HIH Loss Compensation	4.5	3.0	3.0(4.0*)	3.0(4.0*)
Building and Construction Industry Long Service Payment Scheme	4.7	4.6	4	3.0
Lifetime Care and Support	6.0	6.0	4.0	4.0
Claims expected to be paid later than one year
Workers Compensation (Dust Diseases) Board	5.8	6.0	3.8	4.0
WorkCover Authority	4.5-6	4.7-6.2	3.5-4.05	3.5-3.95
HIH Loss Compensation	4.5-5.7	4.2-6.3	4.25(4.0*)	4.3(4.0*)
Building and Construction Industry Long Service Payments Scheme	4.7	4.6	4	4.5
Lifetime Care and Support	6.0	6.0	4.0	4.0

*	Represents the superimposed inflation rate
GENERAL GOVERNMENT SECTOR
2009-10 MOVEMENT IN OTHER PROVISIONS

			Amounts		Unwinding/
	Carrying	Additional	Used	Actuarial	change in	Carrying
	Amount	Provision	During	(Gain)/Loss	discount rate	Amount
	1 July 2009	2009-10	2009-10	2009-10	2009-10	30 June 2010
	$m	$m	$m	$m	$m	$m
Outstanding claims:
Self Insurance Corporation (excluding worker’s compensation)	2,644	370	(354)	(111)	146	2,695
for dust diseases	1,649	(24)	(114)	—	94	1,605
WorkCover Authority	110	1	(10)	8	1	110
Building and Construction Industry
Long Service Payments Scheme	597	66	(57)	—	28	634
HIH loss compensation	144	7	(9)	52	6	200
Land Remediation and other Restorations	341	20	(29)	—	1	333
Other	16	126	(23)	—	21	140

Total Other Provisions	5,501	566	(596)	(51)	297	5,717

TOTAL STATE SECTOR ACCOUNTS

1 - 73

NOTES TO THE FINANCIAL STATEMENTS
NOTE 25: OTHER PROVISIONS (continued)
2008-09 MOVEMENT IN OTHER PROVISIONS

			Amounts		Unwinding/
	Carrying	Additional	Used	Actuarial	change in	Carrying
	Amount	Provision	During	(Gain)/Loss	discount rate	Amount
	1 July 2008	2008-09	2008-09	2008-09	2008-09	30 June 2009
	$m	$m	$m	$m	$m	$m
Outstanding claims:
Self Insurance Corporation (excluding worker’s compensation)	2,308	358	(306)	136	148	2,644
for dust diseases	1,648	(11)	(77)	—	89	1,649
WorkCover Authority	102	7	(8)	6	3	110
Building and Construction Industry
Long Service Payments Scheme	556	38	(54)	—	57	597
HIH loss compensation	124	(2)	(34)	58	(2)	144
Land Remediation and other Restorations	137	186	(1)	18	1	341
Other	67	13	(64)	—	—	16

Total Other Provisions	4,942	589	(544)	218	296	5,501

TOTAL STATE SECTOR
2009-10 MOVEMENT IN OTHER PROVISIONS

			Amounts		Unwinding/
	Carrying	Additional	Used	Actuarial	change in	Carrying
	Amount	Provision	During	(Gain)/Loss	discount rate	Amount
	1 July 2009	2009-10	2009-10	2009-10	2009-10	30 June 2010
	$m	$m	$m	$m	$m	$m
Outstanding claims:
Self Insurance Corporation (excluding worker’s compensation)	2,644	370	(354)	(111)	146	2,695
for dust diseases	1,649	(24)	(114)	—	94	1,605
WorkCover Authority	110	1	(10)	8	1	110
Lifetime Care and Support Scheme	610	386	(25)	31	35	1,037
Building and Construction Industry
Long Service Payments Scheme	597	66	(57)	—	28	634
HIH loss compensation	144	7	(9)	52	6	200
Land Remediation and other Restorations	525	62	(63)	2	6	532
Other	363	342	(180)	(32)	20	513

Total Other Provisions	6,642	1,210	(812)	(50)	336	7,326

TOTAL STATE SECTOR ACCOUNTS

1 - 74

NOTES TO THE FINANCIAL STATEMENTS
NOTE 25: OTHER PROVISIONS (continued)
2008-09 MOVEMENT IN OTHER PROVISIONS

			Amounts		Unwinding/
	Carrying	Additional	Used	Actuarial	change in	Carrying
	Amount	Provision	During	(Gain)/Loss	discount rate	Amount
	1 July 2008	2008-09	2008-09	2008-09	2008-09	30 June 2009
	$m	$m	$m	$m	$m	$m
Outstanding claims:
Self Insurance Corporation (excluding worker’s compensation)	2,308	358	(306)	136	148	2,644
for dust diseases	1,648	(11)	(77)	—	89	1,649
WorkCover Authority	102	7	(8)	6	3	110
Lifetime Care and Support Scheme	284	326	—	—	—	610
Building and Construction Industry
Long Service Payments Scheme	556	38	(54)	—	57	597
HIH loss compensation	124	(2)	(34)	58	(2)	144
Land Remediation and other Restorations	338	202	(28)	18	(5)	525
Other	341	182	(155)	(2)	(3)	363

Total Other Provisions	5,701	1,100	(662)	216	287	6,642

NOTE 26: OTHER LIABILITIES

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Current	423	603	590	821
Non-current	2,609	2,017	3,131	2,623

	3,032	2,620	3,721	3,444

Other Liabilities comprise:
Aboriginal Land Council claims granted (a)	966	989	966	989
Deferred rental revenue on long term leases of property	524	335	1,044	842
Deferred revenue on the private provision of infrastructure (b)	320	332	320	332
Other deferred revenue (c)	1,039	681	1,160	956
Other	183	283	231	325

	3,032	2,620	3,721	3,444

(a)	The State has provided for the liability of claims that have been granted to local Aboriginal Land Councils under the Aboriginal Land Rights Act 1983.

(b)	The RTA under various Private Sector Provided Infrastructure transactions received payments following the letting of the Lane Cove Tunnel, Cross City Tunnel and Westlink M7 Motorway contracts, as reimbursement of development costs. These up- front payments are amortised over the term of the arrangement rather than recognised as revenue up-front.

(c)	At June 2010 the State has recognised deferred income of $248 million for a 40 year lottery licence. The liability will be amortised over the term of the licences.
TOTAL STATE SECTOR ACCOUNTS

1 - 75

NOTES TO THE FINANCIAL STATEMENTS
NOTE 27: NET WORTH (EQUITY)
The State’s equity is classified into accumulated funds and reserves.
Accumulated funds comprises current and prior period retained funds, including the government’s contributed equity in the public trading and financial enterprises.
The reserves are:
•	Asset Revaluation Reserve: This reserve is used to record increments and decrements on the State’s revaluation of non-current assets. This accords with the policy on the revaluation of property, plant and equipment as discussed in Note 1.

•	Equity Investment Revaluation Reserve: This reserve comprises the State’s share of the asset revaluation reserve of investments in associates.

•	Hedging Reserve: This comprises the cumulative gains and losses on the effective portion of cash flow hedges. The gains/losses remain in the reserve until the hedged forecast cash flow affect the profit or loss, and are recycled into ‘other economic flows — included in the operating result’.

•	Available for Sale Reserve: This primarily comprises the general government sector’s revaluation reserve for its equity investment in the public non financial corporation, and public financial corporation sectors.

•	Amounts Held in Equity Associated with Assets Held for Sale: This comprises the asset revaluation reserve component of assets classified as held for sale.
The Statement of Changes in Equity at the start of this report discloses information on equity movements by class. Statements of Changes in Equity for each sector of government are also reported in Note 36 Disaggregated Financial Statements.
TOTAL STATE SECTOR ACCOUNTS

1 - 76

NOTES TO THE FINANCIAL STATEMENTS

NOTE 28:	RESTATED COMPARATIVE FINANCIAL STATEMENTS DUE TO CHANGES IN ACCOUNTING POLICIES, CORRECTIONS OF PRIOR PERIOD ERRORS, AND DISCONTINUED OPERATIONS
The following tables report the 2008-09 financial statements restated on a line item basis in this report, comparing them from those published in the audited 2008-09 Total State Sector Accounts. The column headed ‘corrections and policy changes’ relates to corrections of errors and changes in accounting policy that have been adjusted to the 2008-09 comparatives.
The 2008-09 Total State Sector and General Government Sector comprehensive results (a deficit) have reduced by $152 million to a $10,737 million deficit, from the $10,889 million deficit published in the 2008-09 Total State Sector Accounts. The following adjustments have been made.
Changes in Accounting Policy
General Government and Total State Sectors
In accordance with Treasury Circular NSW TC 10/07 Land under Roads, the State has changed its accounting policy to recognise all land under roads at fair value having regard to the highest and best use for the land which is feasible.
Most land under roads has no feasible alternate use and is appropriately valued at existing use, based on Open Space Land, as a proxy for an en globo valuation approach consistent with the October 2009 resolution of all state Valuers-General. Previously the State elected under AASB 1051 Land under Roads to not recognise pre 1 July 2008 land under roads, on the basis that pre 1 July land under roads was not reliably measureable, pending deliberations by the state Valuers-General (which has subsequently occurred). Post 1 July 2008 land under roads was valued at cost.
The impact of this change in accounting policy has resulted in an increase in 30 June 2009 land and buildings, and net worth of $4,021 million ($3,869 million at 1 July 2008). In addition, the 2008-09 comprehensive result has increased by $152 million as follows:
•	the net operating result has increased by $35 million from lower expenses

•	other economic flows to the operating result have increased by $48 million, from the reversal of an asset write back

•	further asset revaluation reserve increments of $69 million increases other comprehensive income.
Corrections of Errors
General Government and Total State Sectors
The State has recognised for the first time its Hunter River levee assets. Although the State previously recognised the cost of maintaining these assets, they were not recognised on the statement of financial position. The first time recognition increases infrastructure assets by $579 million at 30 June 2009 ($579 million at 1 July 2008) but has been no material impact on the 2008-09 comprehensive result.
Total State Sector only
Some land and buildings have historically been classified as investment property. However a recent review of these properties found that, despite their yielding rentals, most are primarily held to support the port corporations’ objectives rather than for rental returns. They facilitate trade and commerce, with cash flows that are interdependent of those arising from other assets. Therefore, land and buildings valued at $605 million as at 30 June 2009 ($605 million at 1 July 2008) have been reclassified from investment property to property, plant and equipment in the statement of financial position. The reclassification has no material impact on the 2008-09 comprehensive result.
TOTAL STATE SECTOR ACCOUNTS

1 - 77

NOTES TO THE FINANCIAL STATEMENTS

NOTE 28:	RESTATED COMPARATIVE FINANCIAL STATEMENTS DUE TO CHANGES IN ACCOUNTING POLICIES, CORRECTIONS OF PRIOR PERIOD ERRORS, AND DISCONTINUED OPERATIONS (continued)
Reclassification of Discontinuing Operations
Further to the above, the line items in the Statement of Comprehensive Income disclosed in this report have changed from those published in the 2008-09 Total State Sector Accounts. This change results because accounting standards require the reclassification of previous year revenue and expenses for discontinuing operations, to an aggregate result from discontinuing operations at the foot of the statement. This change in classification affects line by line presentation, however does not impact the bottom line results in the Statement of Comprehensive Income. While the changes do not relate to any corrections of errors, nor from changes in accounting policy, they are disclosed for completeness to reconcile to the statement of comprehensive Income as published in the 2008-09 Total State Sector Accounts.
GENERAL GOVERNMENT SECTOR STATEMENT OF COMPREHENSIVE INCOME

			2008-09
	Previously	Corrections	Comparative
	reported for	and policy	reported in
	2008-09	changes	2009-10
	$m	$m	$m
FROM CONTINUING OPERATIONS
Revenue from Transactions
Taxation	17,855	—	17,855
Grants and Subsidies
Commonwealth General Purpose	11,974	—	11,974
Commonwealth National Agreements	6,573	—	6,573
Commonwealth National Partnership Payments	3,145	—	3,145
Other Grants and Subsidies	617	—	617
Sale of Goods and Services	4,048	—	4,048
Interest	415	—	415
Dividend and Income Tax Equivalents from Other Sectors	1,828	—	1,828
Other Dividends and Distributions	196	—	196
Fines, Regulatory Fees and Other	3,012	—	3,012

	49,663	—	49,663

Expenses from Transactions
Employee	22,080	—	22,080
Superannuation
Superannuation Interest Cost	705	—	705
Other Superannuation	1,955	—	1,955
Depreciation and Amortisation	2,614	—	2,614
Interest	1,505	—	1,505
Other Property	1	—	1
Other Operating	10,969	—	10,969
Grants and Subsidies
Current Grants and Subsidies	7,697	—	7,697
Capital Grants	3,034	(35)	2,999

	50,560	(35)	50,525

TRANSACTIONS FROM DISCONTINUING OPERATIONS	—	—	—

NET RESULT FROM TRANSACTIONS — NET OPERATING BALANCE (BUDGET RESULT)	(897)	35	(862)

TOTAL STATE SECTOR ACCOUNTS

1 - 78

NOTES TO THE FINANCIAL STATEMENTS

NOTE 28:	RESTATED COMPARATIVE FINANCIAL STATEMENTS DUE TO CHANGES IN ACCOUNTING POLICIES, CORRECTIONS OF PRIOR PERIOD ERRORS, AND DISCONTINUED OPERATIONS (continued)
GENERAL GOVERNMENT SECTOR STATEMENT OF COMPREHENSIVE INCOME (continued)

			2008-09
	Previously	Corrections	Comparative
	reported for	and policy	reported in
	2008-09	changes	2009-10
	$m	$m	$m
NET OPERATING BALANCE	(897)	35	(862)

OTHER ECONOMIC FLOWS — INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	(437)	—	(437)
Other Net Gains/(Losses)	(699)	—	(699)
Share of Earnings from Associates (excluding Dividends)	19	—	19
Dividends from Asset Sale Proceeds	11	—	11
Deferred Income Tax from Other Sectors	(1,021)	—	(1,021)
Other	(136)	48	(88)
Discontinuing Operations — Other Economic Flows	—	—	—

Other Economic Flows — included in Operating Result	(2,263)	48	(2,215)

OPERATING RESULT	(3,160)	83	(3,077)

OTHER ECONOMIC FLOWS — OTHER COMPREHENSIVE INCOME
Revaluations	5,432	69	5,501
Actuarial Gain/(Loss) from Superannuation	(11,457)	—	(11,457)
Net Gain/(loss) on equity investments in other sectors	(1,606)	—	(1,606)
Net Gain/(loss) on financial instruments at fair value	—	—	—
Other	(98)	—	(98)

Other Economic Flows — other comprehensive income	(7,729)	69	(7,660)

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH	(10,889)	152	(10,737)

TOTAL STATE SECTOR ACCOUNTS

1 - 79

NOTES TO THE FINANCIAL STATEMENTS

NOTE 28:	RESTATED COMPARATIVE FINANCIAL STATEMENTS DUE TO CHANGES IN ACCOUNTING POLICIES, CORRECTIONS OF PRIOR PERIOD ERRORS, AND DISCONTINUED OPERATIONS (continued)
GENERAL GOVERNMENT SECTOR STATEMENT OF FINANCIAL POSITION

			2008-09
	Previously	Corrections	Comparative
	reported for	and policy	reported in
	2008-09	changes	2009-10
	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalent Assets	3,350	—	3,350
Receivables	5,556	—	5,556
Tax Equivalents Receivable	245	—	245
Financial Assets at Fair Value	5,272	—	5,272
Advances paid	780	—	780
Deferred Tax Equivalents	4,576	—	4,576
Equity
Investments in Other Public Sector Entities	72,646	—	72,646
Investments in Associates	1,050	—	1,050
Other	—	—	—
Total Financial Assets	93,475	—	93,475

Non-Financial Assets
Inventories	250	—	250
Forestry Stock and Other Biological Assets	7	—	7
Assets Classified as Held for Sale	115	—	115
Investment Properties	274	—	274
Property, Plant and Equipment
Land and Buildings	49,400	4,021	53,421
Plant and Equipment	7,447	—	7,447
Infrastructure Systems	52,086	579	52,665
Intangibles	977	—	977
Other	1,023	—	1,023
Total Non-financial Assets	111,579	4,600	116,179

TOTAL ASSETS	205,054	4,600	209,654

TOTAL STATE SECTOR ACCOUNTS

1 - 80

NOTES TO THE FINANCIAL STATEMENTS

NOTE 28:	RESTATED COMPARATIVE FINANCIAL STATEMENTS DUE TO CHANGES IN ACCOUNTING POLICIES, CORRECTIONS OF PRIOR PERIOD ERRORS, AND DISCONTINUED OPERATIONS (continued)
GENERAL GOVERNMENT SECTOR STATEMENT OF FINANCIAL POSITION (continued)

			2008-09
	Previously	Corrections	Comparative
	reported for	and policy	reported in
	2008-09	changes	2009-10
	$m	$m	$m
LIABILITIES
Deposits Held	72	—	72
Payables	3,345	—	3,345
Tax Equivalents Payable	7	—	7
Liabilities Directly Associated with Assets Held for Sale	—	—	—
Borrowings and Derivatives at Fair Value	21	—	21
Borrowings at Amortised Cost	16,582	—	16,582
Advances Received	835	—	835
Employee Provisions	9,888	—	9,888
Superannuation Provision	29,423	—	29,423
Deferred Tax Equivalent Provision	746	—	746
Other Provisions	5,501	—	5,501
Other	2,620	—	2,620

TOTAL LIABILITIES	69,040	—	69,040

NET ASSETS	136,014	4,600	140,614

NET WORTH
Accumulated Funds	19,484	4,121	23,605
Reserves	116,530	479	117,009

TOTAL NET WORTH	136,014	4,600	140,614

TOTAL STATE SECTOR ACCOUNTS

1 - 81

NOTES TO THE FINANCIAL STATEMENTS

NOTE 28:	RESTATED COMPARATIVE FINANCIAL STATEMENTS DUE TO CHANGES IN ACCOUNTING POLICIES, CORRECTIONS OF PRIOR PERIOD ERRORS, AND DISCONTINUED OPERATIONS (continued)
TOTAL STATE SECTOR STATEMENT OF COMPREHENSIVE INCOME

				2008-09
	Previously		Discontinuing	Comparative
	reported for	Corrections and	Operations	Reported in
	2008-09	policy changes	reclassified	2009-10
	$m	$m		$m
FROM CONTINUING OPERATIONS
Revenue from Transactions
Taxation	16,940	—	—	16,940
Grants and Subsidies
Commonwealth General Purpose	11,974	—	—	11,974
Commonwealth National Agreements	6,609	—	—	6,609
Commonwealth National Partnership Payments	3,145	—	—	3,145
Other Grants and Subsidies	517	—	—	517
Sale of Goods and Services	17,621	—	(1,370)	16,251
Interest	1,144	—	—	1,144
Dividend and Income Tax Equivalents from Other Sectors	—	—	—	—
Other Dividends and Distributions	196	—	—	196
Fines, Regulatory Fees and Other	3,712	—	(15)	3,697

	61,858	—	(1,385)	60,473

Expenses from Transactions
Employee	25,834	—	(17)	25,817
Superannuation		—	—
Superannuation Interest Cost	615	—	—	615
Other Superannuation	2,314	—	—	2,314
Depreciation and Amortisation	5,270	—	(6)	5,264
Interest	3,186	—	—	3,186
Other Property	2	—	—	2
Other Operating	17,343	—	(960)	16,383
Grants and Subsidies
Current Grants and Subsidies	5,488	—	—	5,488
Capital Grants	1,144	(35)	—	1,109

	61,196	(35)	(983)	60,178

TRANSACTIONS FROM DISCONTINUING OPERATIONS	—	—	402	402

NET RESULT FROM TRANSACTIONS — NET OPERATING BALANCE	662	35	—	697

TOTAL STATE SECTOR ACCOUNTS

1 - 82

NOTES TO THE FINANCIAL STATEMENTS

NOTE 28:	RESTATED COMPARATIVE FINANCIAL STATEMENTS DUE TO CHANGES IN ACCOUNTING POLICIES, CORRECTIONS OF PRIOR PERIOD ERRORS, AND DISCONTINUED OPERATIONS (continued)
TOTAL STATE SECTOR STATEMENT OF COMPREHENSIVE INCOME (continued)

				2008-09
	Previously		Discontinuing	Comparative
	reported for	Corrections and	Operations	Reported in
	2008-09	policy changes	reclassified	2009-10
	$m	$m		$m
NET OPERATING BALANCE	662	35		697

OTHER ECONOMIC FLOWS — INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	(471)	—	—	(471)
Other Net Gains/(Losses)	(2,046)	—	—	(2,046)
Share of Earnings from Associates (excluding Dividends)	19	—	—	19
Dividends from Asset Sale Proceeds	—	—	—	—
Other	(144)	48	—	(96)
Discontinuing Operations — Other Economic Flows	—	—	—	—

Other Economic Flows — included in Operating Result	(2,642)	48	—	(2,594)

OPERATING RESULT	(1,980)	83	—	(1,897)

OTHER ECONOMIC FLOWS — OTHER COMPREHENSIVE INCOME
Revaluations	4,144	69	—	4,213
Actuarial Gain/(Loss) from Superannuation	(13,060)	—	—	(13,060)
Net Gain/(loss) on equity investments in other sectors	—	—	—	—
Net Gain/(loss) on financial instruments at fair value	120	—	—	120
Other	(113)	—	—	(113)

Other Economic Flows — other comprehensive income	(8,909)	69	—	(8,840)

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH	(10,889)	152	—	(10,737)

TOTAL STATE SECTOR ACCOUNTS

1 - 83

NOTES TO THE FINANCIAL STATEMENTS

NOTE 28:	RESTATED COMPARATIVE FINANCIAL STATEMENTS DUE TO CHANGES IN ACCOUNTING POLICIES, CORRECTIONS OF PRIOR PERIOD ERRORS, AND DISCONTINUED OPERATIONS (continued)
TOTAL STATE SECTOR STATEMENT OF FINANCIAL POSITION

			2008-09
	Previously		Comparative
	reported for	Corrections and	reported in
	2008-09	policy changes	2009-10
	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalent Assets	5,541	—	5,541
Receivables	7,197	—	7,197
Tax Equivalents Receivable	—	—	—
Financial Assets at Fair Value	15,763	—	15,763
Advances paid	319	—	319
Deferred Tax Equivalents	—	—	—
Equity
Investments in Other Public Sector Entities	—	—	—
Investments in Associates	1,050	—	1,050
Other	—	—	—
Total Financial Assets	29,870	—	29,870

Non—Financial Assets
Inventories	1,298	—	1,298
Forestry Stock and Other Biological Assets	560	—	560
Assets Classified as Held for Sale	173	—	173
Investment Properties	1,628	(605)	1,023
Property, Plant and Equipment
Land and Buildings	92,060	4,626	96,686
Plant and Equipment	11,567	—	11,567
Infrastructure Systems	105,439	579	106,018
Intangibles	2,242	—	2,242
Other	1,374	—	1,374
Total Non—financial Assets	216,341	4,600	220,941

TOTAL ASSETS	246,211	4,600	250,811

TOTAL STATE SECTOR ACCOUNTS

1 - 84

NOTES TO THE FINANCIAL STATEMENTS

NOTE 28:	RESTATED COMPARATIVE FINANCIAL STATEMENTS DUE TO CHANGES IN ACCOUNTING POLICIES, CORRECTIONS OF PRIOR PERIOD ERRORS, AND DISCONTINUED OPERATIONS (continued)
TOTAL STATE SECTOR STATEMENT OF FINANCIAL POSITION (continued)

			2008-09
	Previously		Comparative
	reported for	Corrections and	reported in
	2008-09	policy changes	2009-10
		$m	$m
LIABILITIES
Deposits Held	182	—	182
Payables	6,224	—	6,224
Tax Equivalents Payable	—	—	—
Liabilities Directly Associated with Assets Held for Sale	—	—	—
Borrowings and Derivatives at Fair Value	47,777	—	47,777
Borrowings at Amortised Cost	2,179	—	2,179
Advances Received	835	—	835
Employee Provisions	11,911	—	11,911
Superannuation Provision	31,003	—	31,003
Deferred Tax Equivalent Provision	—	—	—
Other Provisions	6,642	—	6,642
Other	3,444	—	3,444

TOTAL LIABILITIES	110,197	—	110,197

NET ASSETS	136,014	4,600	140,614

NET WORTH
Accumulated Funds	56,363	3,887	60,250
Reserves	79,651	713	80,364

TOTAL NET WORTH	136,014	4,600	140,614

Changes in Accounting Estimates
Changes in accounting estimates are recognised in the period when the estimate is revised. Such changes are not adjusted retrospectively to the financial statements.
General Government and Total State Sectors
There are no material changes in accounting estimates to disclose for 2009-10.
TOTAL STATE SECTOR ACCOUNTS

1 - 85

NOTES TO THE FINANCIAL STATEMENTS
NOTE 29: CASH FLOW INFORMATION

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
RECONCILIATION OF OPERATING RESULT TO NET CASH FLOWS FROM OPERATING ACTIVITIES

Operating result for the year	2,639	(3,077)	2,896	(1,897)
Adjust for:
Non-cash items added back:
Depreciation and amortisation	2,769	2,614	5,623	5,264
Other	108	(54)	(52)	(281)
Other economic flows — included in comprehensive income	(1,645)	2,215	1,010	2,594
Net change in operating assets and liabilities	515	1,479	1,304	1,654

Net cash flows from operating activities	4,386	3,177	10,781	7,334

RECONCILIATION OF CLOSING CASH AND CASH EQUIVALENTS
Cash assets in the statement of financial position comprise cash and deposits at call. Deposits in Treasury Corporation Hour-Glass cash facilities and other Treasury Corporation deposits with a maturity of less than 90 days, are reported as cash and deposits at call.
Cash and cash equivalent assets recognised in the statement of financial position are reconciled at the end of the financial year to the Cash Flow Statement as follows:

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Cash and deposits at call	3,071	3,350	6,299	5,541
Short term borrowings of Tcorp	—	—	(95)	(397)
Bank overdraft	—	—	(10)	(22)

	3,071	3,350	6,194	5,122

RESTRICTED CASH ASSETS
General Government Sector and Total State Sector
General government sector agency cash balances at 30 June 2010 include $1,428 million of cash (2009 $1,449 million), which is dedicated for a specific purpose. It includes restricted cash of $760 million (2009 $695 million) under the control of the public health system, $38 million of education program contributions (2009 $38 million), $127 million for water and savings funds (2009 $129 million), and $127 million (2009 $139 million) for land remediation works related to contaminations associated with a former steel works site in Newcastle and the former Snowy Hydro site.
$273 million (2009 $233 million) of cash held in Crown Special Deposit Accounts can only be used in accordance with the legislation that established the Account.
On consolidation of the general government sector, agency cash balances within the Treasury Banking System are offset against the Crown’s cash overdraft for cash management purposes.
TOTAL STATE SECTOR ACCOUNTS

1 - 86

NOTES TO THE FINANCIAL STATEMENTS
NOTE 29: CASH FLOW INFORMATION (continued)
DISPOSAL OF ENTITIES
Note 35 Discontinuing Operations, details information on the proceeds from the sale in 2009-10 of NSW Lotteries Corporation. During 2008-09 there were no major disposals of entities..
ACQUISITION OF ENTITIES
During 2009-10 and 2008-09 there were no major acquisitions of entities.
NON-CASH FINANCING AND INVESTING ACTIVITIES
During 2009-10:
•	A total of $157 million (2009 $126 million) was recognised in the Total State sector for an emerging interest in private sector provided infrastructure. In the General Government sector, a total of $153 million was recognised ($123 million in 2009). It includes $120 million recognised for roads (2009 $91 million) and $26 million for Olympic Park infrastructure (2009 $24 million).

•	Other assets acquired free of cost in the Total State sector amounted to $559 million (2009 $274 million). In the General Government sector, they amounted to $402 million (2009 $51 million). They include subdivider/developer contributions of water assets of $80 million (2009 $96 million) and electricity assets of $92 million (2009 $128 million) and roads and bridges from Local Councils to the value of $313 million (2009 $nil).

•	It is impracticable to report on the numerous other assets donated to NSW public sector agencies particularly dedicated for health, education and cultural purposes. They are generally reported in individual agency financial statements.

•	The Total State sector cash flow statement excludes new assets acquired under finance leases with a value of $463 million (2009 $544 million). For the General Government sector, excluded finance lease assets amount to $244 million (2009 $440 million). The General Government sector comprises some leases for new buses, the Mater Hospital at Newcastle and the Long Bay Forensic Hospital. In addition, the Total State Sector includes the Colongra Gas Pipeline lease.
TOTAL STATE SECTOR ACCOUNTS

1 - 87

NOTES TO THE FINANCIAL STATEMENTS
NOTE 30: TRUSTS UNDER MANAGEMENT

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Trusts under management are held on behalf of beneficiaries and are not controlled by the State. Therefore, these trusts are not recognised as assets on the statements of financial position.
Trusts under management mainly comprise various forms of estates under management, unclaimed monies and Supreme Court trust funds held in statutory accounts by the:

NSW Trustee and Guardian (a)	2,561	—	2,561	—
Office of the Public Trustee (a)	—	1,358	—	1,358
Protective Commissioner (a)	—	1,163	—	1,163
NSW Treasury Corporation (fiduciary investments)	—	—	1,711	722
Workcover Authority	1,574	1,649	1,574	1,649
Rental Bond Board	847	801	847	801
Workers Compensation (Dust Diseases) Board	82	79	82	79
Department of Health	64	69	64	69
Other	127	381	127	383

	5,255	5,500	6,966	6,224

(a)	During 2009-10 the Office of the Public Trustee and the Protective Commissioner were amalgamated into the NSW Trustee and Guardian. The trust balances exclude certain property assets administered by NSW Trustee and Guardian as they cannot be reliably measured.
TOTAL STATE SECTOR ACCOUNTS

1 - 88

NOTES TO THE FINANCIAL STATEMENTS
NOTE 31: EXPENDITURE COMMITMENTS
The following represents expenditure contracted for at balance date, but not recognised in the financial statements.

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Capital Expenditure (including expenditure for private sector financed infrastructure assets)
Department of Health	3,396	3,563	3,396	3,563
Roads and Traffic Authority	2,589	1,182	2,580	1,182
Department of Education and Training	1,970	609	1,970	609
Transport Infrastructure Development Corporation	—	—	1,893	84
Sydney Water Corporation	—	—	1,822	1,386
Rail Corporation New South Wales	—	—	799	237
Land and Housing Corporation	—	—	601	361
NSW Police	562	594	562	594
Energy Australia	—	—	409	225
Transgrid	—	—	308	278
Public Transport Ticketing Corporation	—	—	219	—
Eraring Energy	—	—	215	297
Integral Energy	—	—	167	186
StateTransit Authority	—	—	166	227
Sydney Ports Corporation	—	—	119	373
Hunter Water Corporation	—	—	118	69
Rail Infrastructure Corporation	—	—	79	237
New South Wales Maritime Authority	73	4	73	4
State Water Corporation	—	—	59	29
Department of Industry and Investment	43	—	43	—
Department of Human Services	41	—	41	—
Delta Electricity	—	—	39	64
Crown Finance Entity	37	31	37	31
Country Energy	—	—	28	41
Sydney Catchment Authority	—	—	23	44
Zoological Parks Board	—	—	19	2
Other	46	136	79	549

	8,757	6,119	15,864	10,672

Capital Expenditure Commitments (a):
not later than one year	3,426	1,668	7,882	5,005
later than one year and not later than five years	2,586	1,478	5,068	2,415
later than five years	2,745	2,973	2,914	3,252

	8,757	6,119	15,864	10,672

Future minimum lease payments under non-cancellable operating leases:(b)
not later than one year	634	483	866	686
later than one year and not later than five years	1,216	951	1,584	1,373
later than five years	341	366	1,038	1,200

	2,191	1,800	3,488	3,259

TOTAL STATE SECTOR ACCOUNTS

1 - 89

NOTES TO THE FINANCIAL STATEMENTS
NOTE 31: EXPENDITURE COMMITMENTS (continued)

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Other Expenditure Commitments:
not later than one year	2,493	2,865	4,253	4,719
later than one year and not later than five years	3,560	4,167	6,511	6,424
later than five years	4,265	4,626	16,873	7,847

	10,318	11,658	27,637	18,990

(a)	Capital commitments exclude $368 million estimated for a Public Private Partnership for the redevelopment of Bonnyrigg Housing Estate and the provision of tenancy, management and maintenance services, as redevelopment enters stage 2 in 2010. Capital commitments also exclude other finance leases and purchase agreements entered into, but for which control of the assets will only transfer in future years upon project completion such as for rail rolling stock.

(b)	Total future minimum sub-lease payments expected to be received under non-cancellable sub-leases is approximately $23 million (2009 $9 million) for General Government, and $2 million (2009 $6 million) for Total State Sector.
The above expenditure commitments are inclusive of Goods and Services Tax (GST). GST Input Tax Credits are expected to be recoverable from the Australian Taxation Office.

GST input tax credits included in the above commitments:
Capital Expenditure	799	556	1,390	937
Future minimum lease payments under non-cancellable operating leases	203	161	272	246
Other Expenditure	862	977	2,487	1,709

Major Service Agreements for Filtered Water by Sydney Water Corporation (c)
not later than one year	—	—	117	118
later than one year and not later than five years	—	—	523	500
later than five years — Net Present Value (d)	—	—	357	379

(c)	Includes GST of $91million (2009 $91 million).

(d)	The cash flow amounts beyond five years are expressed in terms of net present value as these contracts extend over twenty five years. The discount rate used is 11.28% per annum nominal before tax, comprising 7% per annum real before tax and an estimated average inflation rate of 4% per annum.
Operating Lease Commitments — Receivables
Future operating lease rentals not provided for in the financial statements and receivable:

not later than one year	66	83	204	246
later than one year and not later than five years	219	296	639	712
later than five years	693	994	2,668	2,789

	978	1,373	3,511	3,747

The above expenditure commitments recceivable are inclusive of Goods and Services Tax of $82 million (2009 $104 million) for General Government, and $312million (2009 $320 million) for the Total State Sector, expected to be payable to the Australian Taxation Office.
TOTAL STATE SECTOR ACCOUNTS

1 - 90

NOTES TO THE FINANCIAL STATEMENTS
NOTE 32: CONTINGENCIES

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
CONTINGENT LIABILITIES	$m	$m	$m	$m
Contingent Liabilities have been disclosed according to type. Note 32(A) reports quantifiable contingent liabilities, Note 32(B) guarantees, and Note 32(C) other contingent liabilities that cannot be quantified.

(A) QUANTIFIABLE CONTINGENT LIABILITIES comprise:

Department of Justice and Attorney General	225	156	225	156
(Victim’s compensation and other claims)
Roads and Traffic Authority	78	88	78	88
(contractual claims and litigation)
Land and Property Management Authority	17	14	17	14
(disputed claims)
Sydney Water	—	—	16	56
(claims in respect of compensation and litigation)
Other agencies	5	—	15	—

TOTAL	325	258	351	314

(B)	GUARANTEES provided to facilitate the provision of certain services and the construction of several infrastructure assets may give rise to contingent liabilities.
Guarantees are reported for the following sectors
GENERAL GOVERNMENT SECTOR
Unless otherwise stated, the General Government guarantees are also applicable to the Total State Sector.
The major guarantees are:
•	State guarantees given to various organisations under statute. They mainly relate to certain co-operative housing societies which for 2010 is $50 million (2009 $51 million).

•	The State has negotiated a Heads of Agreement with the Commonwealth to provide up to $320 million of Commonwealth/State funding on a 50/50 basis for the Asbestos Injuries Compensation Fund. James Hardie Industries NV retains full responsibility for repaying any funding provided.

•	With regard to the NSW Lotteries transaction, the State provided minimal warranties, indemnities and other obligations in favour of the operator.

As at 30 June 2010, the State has a provision for unclaimed prize funds of $6 million from the sale of NSW Lotteries on 31 March 2010. The provision taken up was based on historical data which showed that annual claims for unclaimed prizes were no more than $1 million. In accordance with the Public Lotteries Regulation 2007, the State is liable for claims made on or before 1 December 2016. The State has therefore conservatively provided $1 million per annum until 2016. However, future claims cannot be reliably measured and could exceed the current provision.

The State is liable for the direct losses incurred by NSW Lotteries if an adverse regulatory event occurs. The State’s aggregate liability is capped. Adverse regulatory events are defined in the transaction documents and include, for example, the introduction by the State of new duties, taxes or other imposts on public lotteries in New South Wales without the agreement of the operator. There are no known adverse regulatory events as at the reporting date.
TOTAL STATE SECTOR ACCOUNTS

1 - 91

NOTES TO THE FINANCIAL STATEMENTS
NOTE 32: CONTINGENCIES (continued)
•	Issued securities, borrowings and derivative liabilities of the NSW Treasury Corporation with a market value of $57.4 billion (2009 $49 billion) have been guaranteed by the NSW Government under the Public Authorities (Financial Arrangements) Act 1987.

•	Note 34 Financial Instruments includes information on the estimated value of financial guarantees. This information is disclosed as a footnote to the table of maturity analysis and interest rate exposure of financial liabilities.

•	On 28 June 2002 the Commonwealth’s Snowy Mountain Hydro—electric Authority and the electricity trading company, Snowy Hydro Trading Proprietary Limited were formed into a new public company, Snowy Hydro Limited (SHL). This is owned by NSW, Victoria, and the Commonwealth.

NSW owns 58 per cent share in the company and it has entered into guarantees, indemnities and deeds as part of the agreements leading to the corporatisation of the Snowy Scheme. It is not possible to estimate the amount of exposure at this time for the following situations.

If any change to the Snowy Water licence has an adverse financial impact for SHL, the company will receive that corresponding amount in compensation. NSW may recover 42 per cent of this compensation if Victoria and the Commonwealth agree to water licence changes. No major amendments to the Snowy Licence are currently proposed. The licence expires in 2077 or when ended.

If an instruction from the Water Ministerial Corporation to SHL causes spills or a Jindabyne Dam release causes downstream damage, the State will compensate SHL for the proportion of claims it incurs. NSW will pay 58 per cent of the cost if the Commonwealth and Victoria also agreed with the instruction. No claims currently exist. The risk of exposure should be very low for several years after corporatisation while sufficient water savings are found and allocated to the Snowy River. This indemnity lasts while the licence is in place.
•	To enable major projects to be undertaken the State has guaranteed the performance of the obligations of various statutory authorities under contracts with private sector parties. The current guarantees outstanding are for the following projects:
•	Bonnyrigg Communities Public Housing

•	Eastern Creek Alternative Waste Treatment Plant

•	Illawarra and Woronora Water Treatment Plants

•	Long Bay Prison and Forensic Hospital

•	Macarthur Water Filtration Plant

•	Mater Hospital

•	Olympic Stadium

•	Olympic Multi-Use Arena

•	Orange Hospital Redevelopment

•	Prospect Water Filtration Plant and Treatment Works

•	Royal North Shore Hospital Redevelopment

•	Suburban Rolling Stock

•	VISY Mill: Tumut Timber Supply Agreement.
These guarantees are considered unlikely to ever be exercised.
TOTAL STATE SECTOR ACCOUNTS

1 - 92

NOTES TO THE FINANCIAL STATEMENTS
NOTE 32: CONTINGENCIES (continued)
The Roads and Traffic Authority (RTA) has certain obligations under contracts with private sector parties with the performance of these obligations guaranteed by the State. The current guarantees outstanding are for the:
•	Cross City Tunnel

•	Eastern Distributor

•	Lane Cove Tunnel

•	M2 Motorway

•	Sydney Harbour Tunnel, and

•	Western Sydney Orbital.
      There is no reason to believe that these guarantees are ever to be exercised.
TOTAL STATE SECTOR
•	Energy Australia also provides guarantees to regulatory and statutory authorities to the value of $286 million (2009 $183 million)
(C)	OTHER CONTINGENT LIABILITIES exist, for example from pending litigation, which cannot be quantified.
GENERAL GOVERNMENT SECTOR
Unless otherwise stated, the General Government contingent liabilities are also applicable to the Total State Sector. Included in these are:
•	The State has a contingent liability under the Native Title Act 1993 (Commonwealth) and the Native Title (New South Wales) Act 1994. The extent of the liability cannot be quantified.

The liability arises as follows:
(i)	Liability of the State to pay compensation to native title holders in respect to past acts and intermediate period acts (i.e. acts undertaken between October 1975 and December 1996 which were invalid because of native title) which were validated by operation of the Native Title Act 1993 and the Native Title (New South Wales) Act 1994.

(ii)	Liability of the State to pay compensation to native title holders arising from the undertaking of future acts (i.e. acts which affect native title undertaken after 1 January 1994 and for which the Native Title Act 1993 provides that compensation is payable) by the State and its instrumentalities.

[The State has an indemnity under Section 104 of the Native Title (New South Wales) Act in respect to compensation arising from a compulsory acquisition of native title by an authority which is not the Crown in the right of the State.]
TOTAL STATE SECTOR ACCOUNTS

1 - 93

NOTES TO THE FINANCIAL STATEMENTS
NOTE 32: CONTINGENCIES (continued)
The assets of the State in the form of Crown land and water may be reduced in value in the event that native title is determined to exist in all or any of these assets. The extent of the reduction in value cannot be quantified.

The assets of the State in the form of reserved Crown land may be reduced in value by operation of the Aboriginal Land Rights Act 1983 (NSW). Under that legislation a land council can apply for the grant of the freehold of claimable Crown land (as defined in Section 36 (1) of the Act) and the claim must be granted. Applications have been made over various areas of land and water in New South Wales, which might ultimately result in land being transferred for no consideration.

These applications have not been finalised and it is therefore not possible to estimate the financial impact or result of the claims.
•	It is also likely that some parcels of Crown land may have been contaminated at some stage in the past. The Land & Property Management Authority (LPMA) has identified at least 492 sites on untenured Crown land which are likely to be contaminated to some degree. Work is still to be undertaken to determine the nature and extent of any such contamination. This work will also assist in determining the likely impact of any contamination on the value of the land holdings. However, it is considered that the existence of contaminated sites will not have a material impact on the overall value of LPMA land holdings.

•	Based on the definition of control in AASB 127 Consolidated and Separate Financial Statements, Affiliated Health Organisations listed in Schedule 3 of the Health Service Act 1997 are only recognised in the Department of Health’s Consolidated Financial Statements to the extent of cash payments made.

However, it is accepted that a contingent liability exists which may be realised in the event of cessation of health service activities by any affiliated health organisation.

In this event the determination of assets and liabilities would be dependent on any contractual relationship that may exist or be formulated between the administering bodies of the organisation and the Department of Health.
•	Some government authorities have claims for compensation for land acquired under the Land Acquisition (Just Terms Compensation) Act 1991. The estimated cost will be determined by the Land and Environment Court in due course.

•	The State also treats payments of unclaimed money to the Consolidated Fund to be income. However, claims can be legally lodged for several years after the money is paid into the Fund. These future claims cannot be estimated.

•	The lessee of certain property controlled by Sydney South West Area Health Service (SSWAHS) had made a claim against the Area. The lessee was seeking compensation for unpaid rent and damages in respect of recision of an agreement and lease for a proposed private hospital on the Royal Prince Alfred Hospital Campus. The private hospital was to be constructed and operated by the lessee. The Supreme Court judgement in favour of SSWAHS was handed down in 2008/09. In relation to the proceedings, costs were awarded against the lessee in favour of SSWAHS. Appeal proceedings against the Supreme Court judgement have commenced by the lessee and it is expected that a period up to 12 months will expire before the matter is heard.

•	As a condition of the sale of Pacific Power International Pty Ltd the State has an obligation to compensate the trustee of the Electricity Industry Superannuation Fund (EISS) if certain conditions exist at a certain time. The time will be the earlier of:
•	Connell Wagner (the purchaser) ceasing to be an employer in the fund; or

•	the last benefit is paid; or

•	the relevant assets are exhausted.
TOTAL STATE SECTOR ACCOUNTS

1 - 94

NOTES TO THE FINANCIAL STATEMENTS
NOTE 32: CONTINGENCIES (continued)
If the liability arises there would only be one payment. The payment would be the lower of:
•	the actual shortfall between fund assets and fund liabilities; and

•	the potential shortfall, if anticipated investment returns of 4.5 per cent a year (excluding CPI) had not been realised.
At 30 June 2010, the net market value of assets was $6 million less (2009 $4 million) than the estimated value of liabilities due to negative investment returns during 2009-10. The unfunded liability is different to both the actual fund shortfall and the investment return shortfall. Based on returns to June 2009, the scheme independent actuary estimated the actual fund shortfall to be approximately $7 million (2009 $5 million) and investment return shortfall approximately $2 million (2009 $3 million). The compensation payment is approximately $2 million (2009 $2 million).
•	The State’s motor vehicle leasing is financed by an internal arrangement managed by State Fleet and funded by TCorp (Tranche 4). In September 2009, Tranche 4 was restructured from a floating rate debt to a portfolio of fixed rate and short term floating debt with a modified duration of around 3 years.There is a principal exposure of $541 million (2009 floating rate exposure of $551 million).
TOTAL STATE SECTOR
•	A claim for compensation is being pursued against TransGrid associated with roles and responsibilities under the National Electricity Rules. In addition, claims for compensation associated with delayed contractual milestones are being pursued against TransGrid by a contractor. At this stage, it is not possible for management to form an opinion about the likely outcome of the claims.

•	On 23 January 2008, the Public Transport and Ticketing Corporation (PTTC) terminated the contract with a contractor on the basis of an alleged failure to meet the requirements of the Project Agreement. Subsequently, PTTC lodged a claim against the contractor who has responded by lodging a cross claim against PTTC for breach of contract. PTTC has denied the claim and is defending the action. It is not practical to estimate the potential effect of this cross claim.

•	At 30 June 2010 WSN Environmental Solutions has certain contractual disputes. The resulting possible liabilities will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of WSN. Disclosure of the information required could seriously prejudice WSN’s position in regard to these events and has therefore not been given. It is not practicable to estimate their financial effect.
CONTINGENT ASSETS
GENERAL GOVERNMENT
Unless otherwise stated, the General Government contingent assets are also applicable to the Total State Sector.
Contingent assets exist in respect of guarantees received and from pending litigation. These include:
•	As a result of the collapse of HIH Insurance Limited the State assumed liabilities of approximately $650 million. This was in respect of building warranty and third party motor insurance. An independent actuary estimated the discounted present value of the outstanding liability to be $200 million as at 30 June 2010 (2009 $144 million).

The liquidators of HIH Insurance Limited currently intend to distribute various percentages up to “more than 50 per cent” depending upon the scheme company. In 2010, the State received payments totalling $80 million (2009 $28 million).
TOTAL STATE SECTOR ACCOUNTS

1 - 95

NOTES TO THE FINANCIAL STATEMENTS
NOTE 32: CONTINGENCIES (continued)
•	The State holds guarantees of $32 million (2009 $40 million) from Pacific National as security for contractual performance in its grain business for completion of mandatory works specified in the New Works Deed.

•	The State has negotiated a Heads of Agreement with the Commonwealth which provides up to $320 million of Commonwealth/State funding on a 50/50 basis for the Asbestos Injuries Compensation Fund. James Hardie Industries NV retains full responsibility for repaying any funding provided.

•	The State holds various performance bonds totalling $23 million (2009 $24 million) relating to the provision of bus services under the Metropolitan and Outer Metropolitan Bus System Contracts.
TOTAL STATE SECTOR
•	The State has initiated legal proceedings to recover damages of $16 million associated with an electricity contractor. At this stage it is not possible to form an opinion on the likely outcome of the proceedings.

•	The Public Transport and Ticketing Corporation (PTTC) has lodged a claim against the former Tcard contractor for non performance under the contract. If this claim is successful the PTTC may be awarded damages against the contractor as well as reimbursement of legal costs relating to the dispute. It is not practical to estimate the potential effect of this cross-claim at this stage of the litigation.
NOTE 33: EVENTS AFTER THE REPORTING PERIOD
There are no material events to report.
NOTE 34: FINANCIAL INSTRUMENTS
The principal financial instruments of the New South Wales public sector (hereafter referred to as the ‘State’) are outlined below. These financial instruments arise directly from the State’s operations or are required to finance the State’s operations. The State does not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.
The State’s main risks arising from financial instruments are outlined below, together with the State’s objectives, policies and processes for measuring and managing risk. Further quantitative and qualitative disclosures are included throughout these financial statements.
The NSW Treasury, acting for the Treasurer, has overall responsibility for the establishment and oversight of risk management guidelines for the New South Wales public sector. This includes establishing Treasury Management policy to strengthen the framework for managing risks associated with public sector agencies’ treasury functions, including borrowings, investments, derivatives, debt and investment management.
As part of this framework, NSW Treasury administers the Public Authorities (Financial Arrangements) Act 1987 which is the sole source of legal power for government authorities to enter into financial arrangements. Under this Act, the Treasurer is given responsibility of exercising a central supervisory role in respect of the investment and liability management activities of authorities to ensure that the NSW Public Sector’s financial risks and exposures are properly and prudently managed.
This role is affected through the requirement to have the borrowing, investment and joint venture / joint private- public sector financing activities of each authority approved by the Treasurer or Governor.
NSW Treasury Corporation (TCorp) is the State’s central borrowing and investing authority. TCorp holds a level of investments for liquidity management purposes, and, as the State’s central investing authority it administers the management of the majority of the State’s investments. TCorp, acting as the State’s central borrowing authority, issues bonds to the public. Bondholders include local and overseas individuals and financial institutions.
TOTAL STATE SECTOR ACCOUNTS

1 - 96

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
The State also holds a small component of investments and borrowings which have not been made through TCorp, but were made directly by individual State agencies, under the authority of the Public Authorities (Financial Arrangements) Act 1987.
Management of individual public sector agencies review and agree policies for managing their organisation’s risks. Risk management policies are established to identify and analyse the risks faced by the State, to set risk limits and controls and to monitor risks. Compliance with policies is reviewed by public sector agency audit committees, and or internal auditors on a regular basis. NSW Treasury monitors agency risks from a financial perspective.
This note commences with a summary of the major financial instruments, their classification and carrying amounts.
It is followed by information on the valuation of financial instruments.
The note then reports on the main risks as they affect the State’s financial instruments classified into:
•	Credit Risk, which affects financial assets

•	Liquidity Risk, which affects financial liabilities, and

•	Market Risk, which affects financial assets and liabilities because of changes in market prices.
A reference to ‘financial instruments’ in this note excludes prepayments and statutory receivables/payables as accounting standard AASB 7 excludes them from the definition of financial instruments.
The State’s financial instruments are classified as follows:
FINANCIAL INSTRUMENT CATEGORIES

		General
		Government Sector		Total State Sector
		2010	2009	2010	2009
Category	Note	$m	$m	$m	$m
Financial Assets
Cash and cash equivalents	5	3,071	3,350	6,299	5,541
Receivables (a) Loans and receivables (at amortised cost)	6,9	4,096	3,642	4,567	4,972
Financial assets at fair value
At fair value through profit and loss — classified as held for trading	8	—	2	322	462
Designated and effective hedging instruments	8	—	—	258	436
Designated at fair value through profit and loss	8	6,620	5,270	19,277	14,865
Financial Liabilities

Payables (b) Financial liabilities measured at amortised cost	18,19	3,621	3,246	6,498	6,196
Advances Financial liabilities measured at amortised cost	22	811	835	805	835
Borrowings (c) Financial liabilities measured at amortised cost	21	19,053	16,582	2,411	2,179
Financial liabilities measured at fair value	20	18	21	56,283	47,126
Derivatives At fair value through profit and loss — classified as held for trading	20	2	—	264	312
Designated and effective hedging instruments	20	—	—	319	339

(a)	Excludes statutory receivables and prepayments (i.e. not within the scope of AASB 7).

(b)	Excludes statutory payables and deferred revenue (i.e. not within the scope of AASB 7). Fringe benefits tax and Goods and Services tax payables comprise the difference between the payables and deposits held in the above table and the amounts reported in the statement of financial position.

(c)	Borrowings comprise bank overdraft, loans from the Commonwealth, other domestic and foreign borrowings and finance leases.
TOTAL STATE SECTOR ACCOUNTS

1 - 97

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
VALUATION OF FINANCIAL INSTRUMENTS
Financial assets are generally recognised at fair value, with the exception of receivables, which are measured at cost. The value of the Hour-Glass Investments is based on the State’s share of the value of the underlying assets of the facility, based on the market value. All of the Hour-Glass facilities are valued using ‘redemption’ pricing. General Government financial liabilities are generally recognised at amortised cost with the exception of derivatives, which are reported at fair value. Total State Sector financial liabilities, which mainly comprise marketable securities, are generally reported at fair value.
Except where specified below, the amortised cost of financial instruments recognised in the statement of financial position approximates the fair value, because of the short-term nature of many of the financial instruments.
Further information on the recognition and measurement of financial instruments by category is reported in Note 1 ‘Statement of Significant Accounting Policies’.
The State uses the following hierarchy for disclosing the fair value of financial instruments by valuation technique:
•	Level 1 — Derived from quoted prices in active markets for identical assets / liabilities

•	Level 2 — Derived from inputs other than quoted prices that are observable directly or indirectly

•	Level 3 — Derived from valuation techniques that include inputs for the asset / liability not based on observable market data (unobservable inputs)
There were no transfers between levels within the fair value hierarchy during the year.
The table below sets out the State’s financial assets and liabilities measured at fair value according to the fair value hierarchy at 30 June 2010. Comparative information has not been provided as permitted by the transitional provisions of AASB 7 Financial Instruments: Disclosures.

		General
		Government Sector				Total State Sector
	Level 1	Level 2	Level 3	Total 2010	Level 1	Level 2	Level 3	Total 2010
	$m	$m	$m	$m	$m	$m	$m	$m
Financial Assets at fair value
Fiduciary investments adminstered by NSW Treasury Corporation
HourGlass Managed Funds	—	6,044	—	6,044	—	6,044	—	6,044
Managed Fixed Interest Portfolio	—	—	—	—	389	—	—	389
Securities and placements held by NSW Treasury Corporation	—	—	—	—	4,265	2,648	—	6,913
Derivatives	—	—	—	—	—	500	80	580
Other	277	299	—	576	276	5,655	—	5,931

Financial Liabilities at fair value
Borrowings measured at fair value	—	18	—	18	41,357	13,214	1,712	56,283
Derivatives	—	2	—	2	8	501	74	583
Financial instruments classified at level 3 in the hierarchy include Power Reverse Dual Currency Bonds (PRDC’s Callable Notes) and Cross Currency Swaps. PRDC’s are structured callable notes denominated in Japanese Yen and issued into the Japanese market. The cashflows on each bond are hedged by entering into a structured cross currency swap, callable on the same basis as the corresponding bond.
The State forecasts the cashflows on each bond and swap using the original contractual terms, and where known, the Yen cashflows. The fair value of each bond and swap is calculated as the present value of the Australian dollar cashflows using the original issue margin. The State is of the opinion that no secondary market exists for PRDC’s and there are no reasonably possible alternative assumptions that would significantly change the fair value.
TOTAL STATE SECTOR ACCOUNTS

1 - 98

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)

	General
	Government Sector	Total State Sector
	2010	2010
Annual movement reconciliation of level 3 fair value measurements	$m	$m
Opening balance	—	(1,814)
Total gains and (losses) — realised	—	21
Total gains and (losses) — unrealised	—	(4)
Purchases	—	(27)
Settlements	—	118
Transfers in and out of level 3	—	—
Closing balance	—	(1,706)
FINANCIAL INSTRUMENTS WITH DIFFERENT CARRYING AMOUNTS AND FAIR VALUE
There are no material differences between the carrying amounts and the fair value of financial instruments. The amortised cost of financial instruments recognised in the statement of financial position approximates fair value due to the short term nature of many of the financial instruments.
CREDIT RISK OF FINANCIAL ASSETS
Credit risk arises when there is the possibility of the State’s counterparties defaulting on their contractual obligations, resulting in a financial loss to the State. The maximum exposure to credit risk is generally represented by the carrying amount of the financial assets (net of any allowance for impairment).
Credit risk arises from the financial assets of the State, including cash, deposits, receivables, and financial assets.
The State controls the borrowing and investing powers of its authorities through the Public Authorities (Financial Arrangement) Act. The provision for the Treasurer to schedule authorities under this Act restricts the ability and amount that public authorities can borrow and invest, and directs most authorities to finance only through NSW Treasury Corporation (TCorp). TCorp manages credit risk associated with its financial assets through the selection of counterparties, establishment of minimum credit rating standards, and monitoring of credit utilisation against limits. Agencies with approved investing powers outside of TCorp are restricted to invest in classes of instruments (with varied credit ratings) as scheduled under the Public Authorities (Financial Arrangement) Act.
The State holds various security deposits to the value of General Government Sector (GGS) $76 million; Total State Sector (TSS) $206 million (GGS 2009: $72 million; TSS: 2009 $182 million). The deposits are generally non interest bearing and are held as security against current or future receivables for the provision of electricity, water and other services.
The State obtains other collateral in relation to securities sold under repurchase agreements and may obtain collateral in relation to securities loaned under its stock lending facility if required by TCorp Board policy. The terms and conditions of the repurchase agreements are governed by standard industry agreements, reflecting current Australian market practice. In the event of default, the State is immediately entitled to offset the cash collateral against the amounts owed by the defaulting counterparty. Cash collateral received for repurchase agreements outstanding at the balance date totalled $1,455 million (2009: $65 million).
TOTAL STATE SECTOR ACCOUNTS

1 - 99

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
Financial Assets at Fair Value
Financial assets at fair value include fiduciary investments administered by NSW Treasury Corporation (TCorp’s Hour-Glass facilities and managed assets portfolio), securities and placements held by NSW Treasury Corporation, and a small component are other investments held directly by public sector agencies.
The investments within the Hour-Glass facilities are unit holdings in a managed investment pool, and as such, do not give rise to direct credit risk. While their carrying amount is reported within the financial assets at fair value in the table of Credit Risk, they generate nil (direct) sensitivity to credit risk. As the Hour-Glass facilities unit price is sensitive to market price risk, they have been included in the sensitivity analysis under the separate section headed ‘Price Risk’. [Credit risk within the Hour-Glass facilities is managed through TCorp, as trustee contracting with a spread of managers and requiring in their mandates a series of controls over the concentration and credit quality of assets.]
Managed asset portfolios
NSW Treasury Corporation (TCorp) manages risk exposures applicable to specific fixed-interest investments of the State in accordance with an asset portfolio mandate agreed between the two parties. For this service TCorp receives a fee based on the dollar value of the portfolio, and in some cases a fixed component. The various risks are managed by TCorp within limits stipulated in the portfolio mandate.
Securities and Placements
These comprise bank bills and certificates of deposit, commercial paper, and government and semi-government bonds held by TCorp, mainly to cover the liquidity requirements of the State’s borrowings.
Categorisation of Credit Risk
Fixed-interest holdings are categorised for credit risk by the Standard & Poors (S&P) or Moody’s credit rating applicable to the underlying securities. The amount of securities held must not exceed the State’s limit for the relevant S&P or Moody’s equivalent category. Limits also apply to the amounts that may be held with individual counterparties. To be eligible for investment, counterparties must satisfy minimum credit rating criteria. Monitoring processes ensure that credit rating information is up-to-date and portfolio holdings are maintained within the approved credit limits.
Credit risk applicable to investments is detailed in the tables below.
TOTAL STATE SECTOR ACCOUNTS

1 - 100

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
CONCENTRATION OF CREDIT RISK
GENERAL GOVERNMENT SECTOR
2010

Credit Rating (a)	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount (c)
Managed Asset Portfolio	67	—	—	—	—	—	—	67
Securities and Placements	—	—	—	—	—	—	—	—
Derivative Financial Instruments	—	—	—	—	—	—	—	—
Other Financial Assets at Fair Value	35	2	3	8	—	6	522	576

	102	2	3	8	—	6	522	643

2009

Credit Rating (a)	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount
Managed Asset Portfolio	706	229	102	4	14	2	30	1,087
Securities and Placements	—	—	—	—	—	—	—	—
Derivative Financial Instruments	—	—	—	—	—	—	2	2
Other Financial Assets at Fair Value	—	109	—	—	52	—	381	542

	706	338	102	4	66	2	413	1,631

(a)	Amounts are assigned to the credit ratings categories based on information provided by individual agencies who use rankings assigned by Standard and Poors (S & P) or Moody’s Investor Services. “AAA”, “AA+”, “AA”, “AA-”, “A+”, “A” displayed in the column headings are ratings categories by S & P that are comparable with “Aaa”, “Aa1”,“Aa2”, “Aa3”, “A1”,“A2” ratings given by Moody’s.

(b)	Short term ratings of A-2 or better, when the counterparty has no long term rating or the long term rating is A or lower. In addition, it includes an amount of $0.5 billion (2009 $0.4 billion) comprising various investments that have no specific rating.

(c)	This table excludes $3,004 million of cash and deposits held in Hour-Glass Facility and other financial institutions with various credit ratings.
TOTAL STATE SECTOR ACCOUNTS

1 - 101

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
CONCENTRATION OF CREDIT RISK
TOTAL STATE SECTOR
2010

Credit Rating (a)	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount (c)
Managed Asset Portfolio	587	46	396	—	—	5	—	1,034
Securities and Placements	4,165	154	1,314	—	733	371	176	6,913
Derivative Financial Instruments	29	—	124	75	119	—	233	580
Other Financial Assets at Fair Value	—	—	5,428	—	—	—	503	5,931

	4,781	200	7,262	75	852	376	912	14,458

Other Off Balance Sheet Adjustments (d)
Stock Lending	—	—	—	—	—	—	—	—
Additional Potential Exposure to Derivatives	10	—	39	65	59	—	—	173
Additional Potential Exposure to Financial Instruments	60	—	—	—	7	—	3	70

	4,851	200	7,301	140	918	376	915	14,701

2009

Credit Rating (a)	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount
Managed Asset Portfolio	878	290	129	5	18	2	38	1,360
Securities and Placements	1,446	1,906	2,110	477	1,233	413	165	7,750
Derivative Financial Instruments	43	—	197	175	157	—	325	897
Other Financial Assets at Fair Value	—	220	1,717	—	54	—	397	2,388

	2,367	2,416	4,153	657	1,462	415	925	12,395

Other Off Balance Sheet Adjustments (d)
Stock Lending	—	—	—	—	—	—	—	—
Additional Potential Exposure to Derivatives	31	—	41	73	78	—	1	224
Additional Potential Exposure to Financial Instruments	—	—	11	3	6	3	3	26

	2,398	2,416	4,205	733	1,546	418	929	12,645

(a)	Amounts are assigned to the credit ratings categories based on information provided by individual agencies who use rankings assigned by Standard and Poors (S & P) or Moody’s Investor Services. “AAA”, “AA+”, “AA”, “AA-”, “A+”, “A” displayed in the column headings are ratings categories by S & P that are comparable with “Aaa”, “Aa1”,“Aa2”, “Aa3”, “A1”,“A2” ratings given by Moody’s.

(b)	Short term ratings of A-2 or better, when the counterparty has no long term rating or the long term rating is A or lower .In addition, it includes an amount of $0.7 billion (2009 $0.7 billion) comprising various investments that have no specific rating.

(c)	This table excludes $5,654 million of cash and deposits held in Hour-Glass Facility and other financial institutions with various credit ratings.

(d)	These items are off balance sheet additional credit exposures. The other off balance sheet disclosures represent the market value convention for the calculation of credit exposure for derivative financial instruments. This convention is to add to the market value an amount of potential exposure as determined by reference to the length of time to maturity and face value.
TOTAL STATE SECTOR ACCOUNTS

1 - 102

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
Cash
Cash comprises cash on hand, cash invested in the TCorp Hour-Glass Facility, and cash and deposits held at financial institutions. Interest is earned on daily bank balances at published rates. The TCorp Hour-Glass cash facility is discussed in the section headed ‘Price Risk’ as it is affected by market price risk. The credit ratings of the ‘other financial institutions’ holding the non Hour-Glass cash is mainly graded A+ short term and AA long term.
Receivables
Debtors exist for the settlement of services that the State provides across the broad spectrum of its public services. In addition, the State has issued low interest or interest free loans for policy purposes, which are known as advances. Advances receivable include amounts provided for assistance to farmers and for certain transport infrastructure.
Each State agency is responsible for the management and collection of its debtors.
All trade debtors are recognised as amounts receivable at balance date. Sales are made on terms appropriate to the sector providing the public service. Collectability of trade debtors is reviewed on an ongoing basis. Established procedures are followed to recover outstanding amounts, including letters of demand. Debts which are known to be uncollectible are written off. An allowance for impairment is raised when there is objective evidence that the State will not be able to collect all amounts due. This evidence includes past experience, and current and expected changes in economic conditions and debtor credit ratings.
The annual movement in the allowance for impairment is summarised below.
MOVEMENT IN ALLOWANCE FOR IMPAIRMENT

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	$m	$m	$m	$m
Opening balance at 1 July	87	86	156	161
Amounts written off during the year	(44)	(53)	(112)	(75)
Amounts recovered during the year	(3)	(5)	(6)	(5)
Increase/(decrease) in allowance recognised in profit or loss	56	59	132	75

Closing balance at 30 June	96	87	170	156

The State provides services to a broad spectrum of the New South Wales economy, for example for water, electricity and public housing. Debtors include individual households and commercial businesses with various credit ratings.
The State is not materially exposed to concentrations of credit risk to a single trade debtor or group of debtors in respect of financial instruments. However, footnote (c) of Note 6 to these financial statements discloses information on exposure to a single debtor in respect of statutory receivables, which are not reported within this financial instruments note as AASB 7 excludes them from its definition of financial instruments.
Based on past experience, debtors that are not past due (GGS 2010: $4.0 billion; 2009: $3.3 billion; TSS 2010: $4.1 billion; 2009: $4.5 billion) represent GGS 94.3%; TSS 86.8% ( GGS 2009: 88.5%; TSS 2009: 86.5%) of the total debtors. Information has not been collated for the State on the quantum of debtors which are currently not past due or impaired whose terms have been renegotiated.
TOTAL STATE SECTOR ACCOUNTS

1 - 103

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
The overwhelming majority of amounts past due or impaired relate to the sale of goods and services. Therefore, the following analysis has been prepared for all receivables past due or impaired, and has not been dissected by component receivable.
FINANCIAL INSTRUMENTS PAST DUE OR IMPAIRED

	General
	Government Sector		Total State Sector
	$m	$m	$m	$m
	Past due but	Considered	Past due but	Considered
	not impaired	impaired	not impaired	impaired
	$m	$m	$m	$m
June 2010
Less than three months overdue	88	24	291	53
Between three months and six months overdue	20	18	75	45
Greater than six months overdue	46	44	76	87

June 2009
Less than three months overdue	221	50	382	31
Between three months and six months overdue	38	13	73	28
Greater than six months overdue	69	39	94	86
Each column in the table reports ‘gross receivables’. The receivables considered impaired can comprise of amounts that are fully or partially impaired.
The ageing analysis excludes statutory receivables, as these are not within the scope of AASB 7 and excludes receivables that are not past due and not impaired. Therefore, the total will not reconcile to the amount in the receivables note.
LIQUIDITY RISK OF LIABILITIES
Liquidity risk is the risk that the State will be unable to meet its payment obligations when they fall due. The State, through its agencies, continuously manages risk through monitoring future cash flows and maturities planning to ensure adequate holding of high quality liquid assets. The objective is to maintain a balance between continuity of funding and flexibility through the use of overdrafts, borrowings and other advances.
During the current and prior years, there were no defaults or breaches on borrowings payable. Footnote (b) in the following table lists the State’s major financial guarantees. In addition, note 32 to these financial statements outline contingent liabilities in respect of guarantees made to facilitate the provision of certain services, the construction of several infrastructure assets, and guarantees associated with the previous disposal of certain assets. The State’s exposure to liquidity risk is deemed insignificant based on prior periods’ data and current assessment of risk.
Liabilities are recognised for amounts due to be paid in the future for goods or services received, whether or not invoiced. If trade terms are not specified, payment is generally made no later than the end of the month following the month in which an invoice or a statement is received.
TOTAL STATE SECTOR ACCOUNTS

1 - 104

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
Certain benchmark bonds issued by the State, included in Borrowings (note 20) are guaranteed by the Commonwealth of Australia pursuant to the Australian Government Guarantee of State and Territory Borrowing Scheme dated 24 July 2009 (the ‘Scheme’). On 7 February 2010, the Commonwealth announced that the ‘Final Issuance Date’ under the Scheme will be 31 December 2010. All Commonwealth Guaranteed benchmark bonds issued by the State in existence as at the Final Issuance Date will remain guaranteed by the Commonwealth, in accordance with the terms of the Scheme.
This report is prepared in accordance with accounting standard AASB 7 Financial Instrument: Disclosures. The Standard requires presentation of exposures prepared using contractual undiscounted cash flows. This comprises loan commitments which include both borrowings at face value and future interest commitments. The table below summarises the maturity profile of the State’s financial liabilities, together with the interest rate exposure.
MATURITY ANALYSIS AND INTEREST RATE EXPOSURE OF FINANCIAL LIABILITIES (a)
GENERAL GOVERNMENT SECTOR

		Floating	Fixed interest / Contract maturity:			Non-
		interest	1 year or	1 to 5	Over 5	interest	Nominal
		rate	less	years	years	bearing	Amount
		2010	2010	2010	2010	2010	2010
	Notes	$m	$m	$m	$m	$m	$m
Financial Liabilities
Payables	18,19	—	—	—	—	3,621	3,621
Advances	22	—	58	213	1,033	—	1,304
Bank overdraft	21	—	—	—	—	—	—
Domestic and foreign borrowings	20,21	—	1,672	9,199	16,380	—	27,251
Finance leases	21	—	240	1,082	2,347	—	3,669
Derivative Liabilities	20	—	—	—	—	—	—
Financial Guarantees (b)	20	—	—	—	—	6,246	6,246

Total Financial Liabilities		—	1,970	10,494	19,760	9,867	42,091

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore, will not reconcile to the balance sheet which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments. For information on financial guarantees refer to the above narrative on liquidity risk and Note 32 Contingent Liabilities.

(b)	The State has a number of financial guarantees outstanding at 30 June 2010 with an estimated total value of $18 million (2009: $21 million) recognised in the Statement of Financial Position. The value disclosed above differs from the Statement of Financial Position mainly due to guarantees being measured above on a worst case scenario in line with revised disclosure requirements in AASB 7. The estimated value was calculated by an independent valuer based on the remote possibility of any of these guarantees ever being exercised. These guarantees are as follows:

Structured Finance Activities: The State has guaranteed certain payment and performance obligations under cross border leases. The State has a third-party risk for money on deposit with a counterparty. TCorp regularly monitors the risk on behalf of the State. The counterparties have credit standings of from A- to AAA. The credit risk for these activities is $17 million (2009: $124 million).

NEMMCO Guarantees : The State provides a guarantee over electricity related settlement payments made by electricity agencies to the National Electricity Marketing Management Company (NEMMCO) and power generators. Settlement payments are normally four weeks in arrears. The stability and financial integrity of the NEM is underpinned by the regulatory framework set out in the National Electricity Code and supported by established risk management procedures administered by NEMMCO including strategies for the management of credit risk. The credit risk for these activities is $0.8 billion (2009: $0.7 billion).

GIO Guarantees: The State provided a guarantee over GIO obligations for insurance policies entered into before its sale in 1992. The State’s guarantee can only be called upon if the existing owners are unable to make payment. This is regarded as extremely unlikely. The credit risk for these guarantees is $0.3 billion (2009: $0.3 billion).

Public Private Partnership Guarantees: The State has guaranteed that five agencies involved in public private partnerships will meet their obligations to pay for finance leases and services provided. These are long term agreements involving significant sums. It is very unlikely that the agencies would cease to pay the finance lease contracts on assets or meet payments for services they require for their operations. The credit risk for these activities is $5.1 billion (2009: $4.4 billion).
TOTAL STATE SECTOR ACCOUNTS

1 - 105

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
MATURITY ANALYSIS AND INTEREST RATE EXPOSURE OF FINANCIAL LIABILITIES (a)
GENERAL GOVERNMENT SECTOR

		Floating	Fixed interest rate maturing in:			Non-
		interest	1 year or	1 to 5	Over 5	interest	Nominal
		rate	less	years	years	bearing	Amount
		2009	2009	2009	2009	2009	2009
	Notes	$m	$m	$m	$m	$m	$m
Financial Liabilities
Payables	18,19	—	—	—	—	3,246	3,246
Advances	22	—	59	213	1,090	—	1,362
Bank overdraft	21		—	—	—	—	—
Domestic and foreign borrowings	20,21	—	1,823	7,034	14,092	—	22,949
Finance leases	21	—	206	963	2,028	—	3,197
Derivative liabilities	20	—	—	—	—	—	—
Financial Guarantees (b)	20	—	—	—	—	21	21

Total Financial Liabilities		—	2,088	8,210	17,210	3,267	30,775

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore, will not reconcile to the balance sheet which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments. For information on financial guarantees refer to the above narrative on liquidity risk and Note 32 Contingent Liabilities.

(b)	Refer to Note (b) in the 2010 table on the previous page for information on financial guarantees.
MATURITY ANALYSIS AND INTEREST RATE EXPOSURE OF FINANCIAL LIABILITIES (a)
TOTAL STATE SECTOR

		Floating	Fixed interest / Contract maturity:			Non-
		interest	1 year or	1 to 5	Over 5	interest	Nominal
		rate	less	years	years	bearing	Amount
		2010	2010	2010	2010	2010	2010
	Notes	$m	$m	$m	$m	$m	$m
Financial Liabilities
Payables	18,19	—	—	—	—	6,498	6,498
Advances	22	—	58	213	1,033	—	1,304
Bank overdraft	21	10	—	—	—	—	10
Domestic and foreign
borrowings	20,21	—	16,164	24,285	35,757	—	76,206
Finance leases	21	—	229	1,055	2,959	—	4,243
Derivative Liabilities (b)	20	—	2,652	1,071	1,989	—	5,712
Financial Guarantees (c)	20	—	—	—	—	6,246	6,246

Total Financial Liabilities		10	19,103	26,624	41,738	12,744	100,219

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore, will not reconcile to the balance sheet which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments. For information on financial guarantees refer to the above narrative on liquidity risk and Note 32 Contingent Liabilities.

(b)	The contract maturity analysis and liquidity risk of derivative liabilities is the best approximation derived from reasonable estimates that were calculated from information sourced from major NSW entities. These balances include estimated interest payments and exclude the impact of offsetting arrangements.

(c)	Refer to Note (b) in the 2010 General Government table on the previous page for information on financial guarantees.
TOTAL STATE SECTOR ACCOUNTS

1 - 106

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
MATURITY ANALYSIS AND INTEREST RATE EXPOSURE OF FINANCIAL LIABILITIES (a)
TOTAL STATE SECTOR

		Floating				Non-
		interest	Fixed interest rate maturing in:			interest	Nominal
		rate	1 year or	1 to 5	Over 5	bearing	Amount
		2009	2009	2009	2009	2009	2009
	Notes	$m	$m	$m	$m	$m	$m
Financial Liabilities
Payables	18,19	—	—	—	—	6,196	6,196
Advances	22	—	59	213	1,090	—	1,362
Bank overdraft	21	22	—	—	—	—	22
Domestic and foreign borrowings	20,21	—	11,803	25,889	29,735	—	67,427
Finance leases	21	—	196	918	2,000	—	3,114
Derivative liabilities (b)	20	—	2,882	776	2,024	—	5,682
Financial Guarantees (c)	20	—	—	—	—	21	21

Total Financial Liabilities		22	14,940	27,796	34,849	6,217	83,824

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore, will not reconcile to the balance sheet which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments. For information on financial guarantees refer to the above narrative on liquidity risk and Note 32 Contingent Liabilities.

(b)	The contract maturity analysis and liquidity risk of derivative liabilities is the best approximation derived from reasonable estimates that were calculated from information sourced from major NSW entities. These balances include estimated interest payments and exclude the impact of offsetting arrangements.

(c)	Refer to Note (b) in the 2010 General Government table on the previous page for information on financial guarantees.
MARKET RISK
Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. The State’s exposures to market risk are primarily through
•	interest rate risk on the State’s borrowings and investments,

•	price risks associated with the movement in the unit price of the Hour-Glass Investment Facilities,

•	electricity and other price risks that affect specific revenue and expenses, and

•	foreign exchange risk that could affect borrowings and the value of overseas purchases.
For interest rate risk and Hour-Glass price risk the effect on profit and equity due to a reasonably possible change in risk variable is outlined in the information below. A reasonably possible change in risk variable has been determined after taking into account the economic environment in which the State operates and the time frame for the assessment (i.e. until the end of the next annual reporting period). The sensitivity analysis is based on risk exposures in existence at the balance sheet date. The analysis is performed on the same basis for 2009. The analysis assumes that all other variables remain constant.
TOTAL STATE SECTOR ACCOUNTS

1 - 107

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
Interest Rate Risk
Exposure to interest rate risk arises primarily through the State’s interest bearing assets and liabilities. This risk is minimised by undertaking mainly fixed rate borrowings and entering fixed interest deposits, primarily through NSW Treasury Corporation (TCorp).
TCorp manages the debt portfolio of the Crown, the Roads and Traffic Authority and a majority of the State’s commercial entities. A small number of other commercial entities engage private sector financial institutions to manage or advise on the management of their debt portfolios, or manage their own portfolios.
The Treasury’s Debt Management Policy requires that entities with significant debt portfolios manage the portfolio against a benchmark portfolio. This benchmark portfolio reflects the risk and return preferences of the individual entities. The debt manager must ensure that the average maturity of the actual debt portfolio is within an agreed range of the benchmark portfolio. In order to achieve this, TCorp uses derivatives, primarily interest rate futures, to manage the duration and maturity profile of the managed asset portfolio within specified tolerance limits.
The State’s exposure to interest rate risk is set out in the table below. The Interest Rate Risk Table reports the estimated sensitivity of a one per cent movement in interest rates to the operating result of the State. The value of the State’s ‘available-for-sale’ investments that are directly adjusted to equity is negligible.
Therefore, for the financial instruments in the table, a change in interest rates would affect the operating result, and not be adjusted directly to equity.
A reasonably possible change of +/- 1% is used, consistent with current trends in interest rates. The basis will be reviewed annually and amended where there is a structural change in the level of interest rate volatility.
TCorp’s borrowing and investment activities are disclosed in the following tables of Interest Rate Risk — Sensitivity Analysis. However, instead of applying the plus (or minus) one percent sensitivity, a Value at Risk (VaR) model is used to measure the market risk exposures of the TCorp borrowings and investments in the statement of financial position. VaR is calculated daily and represents an estimate of the loss that can be expected over a 10-day period, with a one percent probability that this amount may be exceeded.
[The Hour-Glass Cash and Investment facilities are managed funds, and are affected by market price risk and not by interest risk. A separate sensitivity analysis is provided in the ‘Price Risk’ disclosures of this note]
TOTAL STATE SECTOR ACCOUNTS

1 - 108

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
INTEREST RATE RISK – SENSITIVITY ANALYSIS
GENERAL GOVERNMENT SECTOR

		-1%		1%
	Carrying	Operating		Operating
	Amount	Result(a)	Equity(b)	Result(a)	Equity(b)
	$m	$m	$m	$m	$m

2010
Financial Assets
Cash and cash equivalents(c)	3,071	(20)	—	20	—
Receivables	4,096	—	—	—	—
Financial assets at fair value
Administered by T Corp(d)	6,044	—	—	—	—
Other Financial Assets(e)	576	(3)	—	3	—
Derivative assets	—
Financial Liabilities
Bank overdraft	—	—	—	—	—
Payables	3,621	—	—	—	—
Advances	811	—	—	—	—
Borrowings — from T Corp(f)	16,913	6	—	(6)	—
Borrowings — other(e)	2,158	—	—	—	—
Derivative Liabilities	2	—	—	—	—
2009
Financial Assets
Cash and cash equivalents(c)	3,350	(20)	—	20	—
Receivables	3,642	—	—	—	—
Financial assets at fair value
Administered by T Corp(d)	4,727	(9)	—	9	—
Other Financial Assets(e)	543	—	—	—	—
Derivative assets	2	—	—	—	—
Financial Liabilities
Bank overdraft	—	—	—	—	—
Payables	3,246	—	—	—	—
Advances	835	—	—	—	—
Borrowings — from T Corp(f)	14,657	18		(18)	—
Borrowings — other(e)	1,946	3	—	(3)	—
Derivative Liabilities	—	—	—	—	—

(a)	A decrease (increase) of one percentage point in interest rates on variable financial instruments at reporting date would have increased (decreased) the surplus or deficit by the amounts shown. This analysis assumes that fixed rate instruments held at 30 June will be reinvested upon maturity in fixed (and not floating) rate instruments, and all other variables remain constant. Where the carrying amount is impacted, this amount is multiplied by +/- 1%.

(b)	Financial instruments are not considered available for saleor held for sale items as they are not held for speculative purposes. Financial assets at fair value are classified as held for trading, or, designated and effective hedging instruments. Financial liabilities measured at amortised cost are classified as held for trading, or, designated and effective hedging instruments. Therefore, the potential impact of interest rate fluctuations for these financial instruments will be taken directly to the profit or loss and not directly to equity.

(c)	Excludes interest rate sensitivity of the cash and cash equivalents that are held in the T Corp Hour-Glass portfolio. The cash and cash equivalents of the Hour-Glass portfolio are subject to the overall risks of that facility and are reported in a separate table.

(d)	These balances comprise short term securities and placements held with T Corp at fixed interest rates and Hour-Glass investments managed by T Corp. The risks associated with the Hour-Glass are reported separately under the ‘Price Risk’ section of this note.

(e)	These balances represent items that are subject to floating or fixed interest rates that are not held with T Corp. Where the underlying financial instrument has a fixed interest rate, it is considered that there will be no impact from interest rate changes until such time as the instrument matures and the terms and conditions of its lodgement are renegotiated. Therefore, for these financial instruments, a change in interest rate would not affect profit or loss, or equity reported at 30 June.

(f)	Borrowings issued by T Corp include variable and fixed rate instruments. The overall risksassociated with these T Corp administered holdings of financial liabilities are disclosed in the narrative on ‘Market Risk’.
TOTAL STATE SECTOR ACCOUNTS

1 - 109

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
TOTAL STATE SECTOR

		-1%		1%
	Carrying	Operating		Operating
	Amount	Result(a)	Equity(b)	Result(a)	Equity(b)
	$m	$m	$m	$m	$m

2010
Financial Assets
Cash and cash equivalents(c)	6,299	(37)	—	37	—
Receivables	4,567	—	—	—	—
Financial assets at fair value
Held or administered by T Corp(d)	13,346	(4)	—	4	—
Other Financial Assets(e)	5,931	(9)	—	9	—
Derivative assets	580	—	—	—	—
Financial Liabilities
Bank overdraft	10	—	—	—	—
Payables	6,498	—	—	—	—
Advances	805	—	—	—	—
Borrowings — issued by T Corp(f)	56,265	17	—	(17)	—
Borrowings — other(e)	2,419	3	—	(3)	—
Derivative Liabilities(g)	583	—	—	—	—
2009
Financial Assets
Cash and cash equivalents(c)	5,541	(30)	—	30	—
Receivables	4,972	—	—	—	—
Financial assets at fair value
Held or administered by T Corp(d)	12,477	(9)	—	9	—
Other Financial Assets(e)	2,388	(1)	—	1	—
Derivative assets	898	—	—	—	—
Financial Liabilities
Bank overdraft	22	—	—	—	—
Payables	6,196		—	—	—
Advances	835	—	—	—	—
Borrowings — issued by T Corp(f)	47,105	18	—	(18)	—
Borrowings — other(e)	2,178	4	—	(4)	—
Derivative Liabilities(g)	651	—	—	—	—

(a)	A decrease (increase) of one percentage point in interest rates on variable financial instruments at reporting date would have increased (decreased) the surplus or deficit by the amounts shown. This analysis assumes that fixed rate instruments held at 30 June will be reinvested upon maturity in fixed (and not floating) rate instruments, and all other variables remain constant. Where the carrying amount is impacted, this amount is multiplied by +/- 1%.

(b)	Financial instruments are not considered available for sale or held for sale items as they are not held for speculative purposes. Financial assets at fair value are classified as held for trading, or, designated and effective hedging instruments. Financial liabilities measured at amortised cost are classified as held for trading, or, designated and effective hedging instruments. Therefore, the potential impact of interest rate fluctuations for these financial instruments will be taken directly to the profit or loss and not directly to equity.

(c)	Excludes interest rate sensitivity of the cash and cash equivalents that are held in the T Corp Hour-Glass portfolio. The cash and cash equivalents of the Hour-Glass portfolio are subject to the overall risks of that facility and are reported in a separate table.

(d)	These balances comprise short term securities and placements held with T Corp at fixed interest rates and Hour-Glass investments managed by T Corp. The risks associated with the Hour-Glass are reported separately under the ‘Price Risk’ section of this note.

(e)	These balances represent items that are subject to floating or fixed interest rates that are not held with T Corp. Where the underlying financial instrument has a fixed interest rate, it is considered that there will be no impact from interest rate changes until such time as the instrument matures and the terms and conditions of its lodgement are renegotiated. Therefore, for these financial instruments, a change in interest rate would not affect profit or loss, or equity reported at 30 June.

(f)	Borrowings issued by T Corp include variable and fixed rate instruments. The overall risks associated with these T Corp administered holdings of financial liabilities are disclosed in the narrative on ‘Market Risk’.

(g)	Derivative liabilities are considered non-interest bearing due to their nature. Therefore, changes in interest rates at reporting date would not affect profit or loss.
TOTAL STATE SECTOR ACCOUNTS

1 - 110

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
The above tables have been prepared using the assumption that only floating rate instruments directly affect the operating result, due to a change in interest rate.
The tables show that interest rate risk at 30 June 2010 would not significantly and directly affect the operating result in an immediate sense, as the majority of financial instruments were at a fixed interest rate. However, interest rate changes could affect operating results to a greater extent as time progresses, and existing fixed rate instruments also mature or are rolled over into replacement instruments (fixed or floating rate), which can be affected by future changes to interest rates.
PRICE RISK
The State’s main exposures to price risk result from changes in market prices of its Hour-Glass managed fund facilities, and through changes in the spot price for electricity purchases and sales, within the National Electricity Market.
The State has no significant direct equity marketable investments. So, aside from Hour-Glass managed funds, there are no other significant financial instruments that are affected by changes in share prices. However, refer to note 24 Superannuation Provisions for information on superannuation liabilities which can be affected by changes in share and other prices, but do not meet the definition of ‘financial instruments’ for the purposes of this Note, and so are excluded from the following analysis.
NSW Treasury Corporation (TCorp) Hour-Glass Facilities
The State holds units in the following Hour-Glass investment trusts, which are held for strategic rather than trading purposes. The facilities comprise a series of managed funds which are subject to volatility in their unit prices.
Each facility comprises a different underlying type of investment, with associated risks and investment horizons.
HOUR-GLASS FACILITIES

			General
			Government Sector		Total State Sector
			2010	2009	2010	2009
Facility	Investment Sectors	Investment Horizon	$m	$m	$m	$m
Cash	Cash, money market instruments	Up to 1.5 years	1,059	1,308	2,559	2,556
Strategic cash	Cash, money market instruments	1.5 years to 3 years	173	—	173	—
Medium Term growth	Cash, money market instruments, Australian and International bonds, listed property, Australian and international shares	3 years to 7 years	359	255	359	255
Long Term growth	Cash, money market instruments, Australian and international bonds, listed property, Australian and international shares	7 years and over	897	775	897	775
Treasury Managed Fund (Hour Glass facility)	Cash, money market instruments, International bonds, listed property, Australian and international shares	Long Term	4,615	2,843	4,615	2,843

The State’s Hour Glass Facilities			7,103	5,181	8,603	6,429

The unit price of each facility is equal to the total fair value of the net assets held by the facility divided by the number of units on issue for that facility. Unit prices are calculated and published daily.
TCorp is trustee for each of the above facilities and is required to act in the best interest of the unitholders and to administer the trusts in accordance with the trust deeds. As trustee, TCorp has appointed external managers to manage the performance and risks of each facility in accordance with a mandate agreed by the parties. However, TCorp acts as manager for part of the Cash Facility and for the Strategic Cash Facility. A significant portion of the administration of the facilities is outsourced to an external custodian.
TOTAL STATE SECTOR ACCOUNTS

1 - 111

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
Investment in the Hour-Glass facilities limits the State’s exposure to risk, as it allows diversification across a pool of funds with different investment horizons and a mix of investments.
The following table provides sensitivity analysis information for each of the Hour-Glass facilities, using historically based volatility information collected over a ten year period, quoted at two standard deviations (i.e. 95% probability). The TCorp Hour-Glass Investment facilities are designated at fair value through profit or loss and therefore any change in unit price impacts directly on profit (rather than equity). A reasonably possible change is based on the percentage change in unit price (as advised by TCorp) multiplied by the redemption value as at 30 June each year for each facility.
PRICE RISK SENSITIVITY ANALYSIS OF THE HOUR-GLASS INVESTMENT FACILITIES

			General
			Government Sector		Total State Sector
	Change in Unit Price	Change in Unit Price	2010	2009	2010	2009
Facility	2010	2009	$m	$m	$m	$m
Cash	+/ -1.0%	+/ -1.0%	11	13	26	26
Strategic Cash	+/ -1.0%	+/ -2.0%	2	—	2	—
Medium Term Growth	+/ - 7.0%	+/ - 7.0%	25	18	25	18
Long Term Growth	+/ -15.0%	+/ -15.0%	135	116	135	116
Treasury Managed Fund Facility	+/ -22.2%	+/ -20.0%	1,024	569	1,024	569
The table above shows that the State’s dollar exposure to Hour-Glass unit price risk can be significant, particularly for its holdings in the Long-Term and Treasury Managed Fund Facilities. Both of these facilities are underpinned by heavier weightings in share and property growth assets. It should be expected that while there can short term volatility in annual returns, they will return higher long term returns than the Cash or Strategic Cash facilities. In particular, the Treasury Managed Fund investments are held beyond the short term to reflect the payment horizon for insurance claims, which can extend beyond a few years.
Electricity Price Risk
The State is exposed to electricity price and revenue risk through purchases and sales within the National Electricity Market (NEM). State owned generators and retail suppliers sell and purchase electricity through the NEM to meet customer load requirements. Price risk arises from the sale and purchase of electricity at variable pool prices through the NEM. It is the responsibility of the boards of the state owned generators and retail suppliers to use a combination of risk management tools such as swaps, options and futures contracts transacted with market participants and energy trading operators to hedge the customer load and control exposure to NEM pool prices.
TOTAL STATE SECTOR ACCOUNTS

1 - 112

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
Trading is performed under board approved mandates which permit active portfolio management within regularly monitored risk limits. The limits consider measurements of ‘cashflow at risk’ and ‘earnings at risk’, accompanied by volumetrics position analysis. As the energy purchases and sales are managed on a daily basis by the six individual boards that represent these State owned participants, and each participant operates on its own forward price curve estimate, information has not been collated, which enables an estimate of the overall impact of price volatility on the net position of the State. However, information will be published on the impact of price volatility as it affects each of the State’s retail generators and retail suppliers in notes to their individual financial statements.
FOREIGN EXCHANGE RISK
The State, through its consolidated entities, has policies and procedures in place and utilises foreign exchange derivatives to ensure that it has no material exposure to changes in foreign exchange rates.
Borrowings
In order to achieve the most cost effective funding of the State’s debt, NSW Treasury Corporation conducts a number of debt issues in foreign currencies in foreign capital markets.
Foreign exchange risk, arising from offshore borrowings undertaken in foreign currencies to fund Australian dollar assets, is covered by entering into Australian cross-currency swaps.
Managed asset portfolios
During the year some investments in the managed fixed asset facility may be denominated in currencies other than Australian Dollars. TCorp is required to effectively hedge that currency exposure as and when it arises. It fully hedges all foreign currency exposure for international fixed interest and listed property unit trust investments and foreign currency denominated bond investments. As at 30 June 2010, the State had no transactional or structural currency exposures associated with these portfolios (2009 $nil).
Other Purchase and Sale Commitments
In addition, a number of entities in the NSW Public Sector enter into forward foreign exchange contracts to hedge certain purchase and sale commitments entered into in the normal course of business.
These contracts cover the purchase of capital equipment and supplies for state electricity, water, transport and waste authorities.
The following table list the value of these forward foreign exchange contracts as denominated in their foreign currency.
TOTAL STATE SECTOR ACCOUNTS

1 - 113

NOTES TO THE FINANCIAL STATEMENTS
NOTE 34: FINANCIAL INSTRUMENTS (continued)
PURCHASE AND SALE COMMITMENT CONTRACTS DENOMINATED IN THEIR FOREIGN CURRENCY

	General
	Government Sector		Total State Sector
	2010	2009	2010	2009
	In Foreign	In Foreign	In Foreign	In Foreign
	Currency	Currency	Currency	Currency
Buy Currency	Millions	Millions	Millions	Millions
Canadian Dollar	—	—	—	2
Euro	—	—	44	45
Japanese Yen	—	—	2,789	20,801
Korean Won	—	—	21,849	74,109
Swedish Krona	—	—	20	10
Swiss Franc	—	—	2	1
United Kingdom Pound	—	—	—	1
United States Dollar	—	—	99	152
The foreign currency risk is not considered material in terms of a possible impact on profit or loss and total equity and, as such, a sensitivity analysis has not been completed. The total exposure in Australian dollars is estimated at $239 million (2009 $611 million).
NOTE 35: DISCONTINUING OPERATIONS
There were no material discontinuing operations reported in the 2008-09 Total State Sector Accounts.
NSW Lotteries Corporation
In 2009-10, the State granted a 40 year lotteries licence and sold the shares of a public trading enterprise, the NSW Lotteries Corporation, to Tattersall’s Holding Pty Ltd. The sale took place on 31 March 2010. In addition various assets and liabilities were transferred from NSW Lotteries to the State as part of the pre-transaction restructuring. The discontinuing operation relates to the Total State Sector only, however the gain associated with the sale is recognised in the general government sector.
A summary of the Lotteries transaction follows:
•	The State granted a 40 year licence to the purchaser for $250 million. The prepaid licence revenue, which does not form part of the discontinuing operations disclosure, is recognised as a deferred income liability in the general government and total state sector balance sheets. The liability will be amortised and recognised as revenue across the 40 year licence period.

•	The purchaser paid the State a $600 million for the shares of NSW Lotteries Corporation.

•	Prior to the sale Ministerial vesting orders, determinations and directions resulted in the NSW Lotteries Corporation returning to the general government sector surplus cash of $123 million, investments of $31 million, and a property with a fair value of $10 million. These assets were partly offset by an assumption of prize fund liabilities in respect of unclaimed prizes whose fair value is estimated at $6 million. These assets and liabilities, transferred from the former NSW Lotteries Corporation have been eliminated on consolidation of the total state sector.

•	The general government sector incurred costs in 2009-10 of $5 million associated with the overall transaction. In addition, a $4 million working capital adjustment was reimbursed to the purchaser.

•	Note 32(B) Contingent Liabilities – Guarantees, includes information on a contingent liability for unclaimed lottery prizes extant at 29 March 2010.
TOTAL STATE SECTOR ACCOUNTS

1 - 114

NOTES TO THE FINANCIAL STATEMENTS
NOTE 35: DISCONTINUING OPERATIONS (continued)
Details follow of the net result from the NSW Lotteries Corporation discontinuing operations. This disclosure, which affects the total state sector results, is after elimination of lotteries and income taxes paid to the general government sector:

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Net Operating Result of the Discontinuing Operation

Revenues from Transactions
Sale of goods and services — lottery sales	—	—	1,005	1,370
Other	—	—	12	15

	—	—	1,017	1,385

Expenses from Transactions
Employee related	—	—	19	17
Depreciation	—	—	5	6
Other operating expenses — lottery prizes and commissions			673	915
Other operating expenses — other	—	—	32	45

	—	—	729	983

Net Operating Balance from Discontinuing Operations	—	—	288	402

Other Economic Flows of the Discontinuing Operations	—	—	—	—

TOTAL STATE SECTOR ACCOUNTS

1 - 115

NOTES TO THE FINANCIAL STATEMENTS
NOTE 35: DISCONTINUING OPERATIONS (continued)

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
The accounting gain from the Lotteries transaction comprises:
The consideration received from the Lotteries transaction:
Pre Sale
Return of capital — cash and investments	154	—	—	—
Property at fair value transferred to Sydney Olympic Park	10	—	—	—
Sale
Net proceeds from the sale of shares in NSW Lotteries Corporation after settlement adjustments	596	—	596	—
Proceeds from granting a 40 year lottery licence	250	—	250	—

Consideration received	1,010	—	846	—

Less:
Capitalisation of lottery license sale proceeds	(250)	—	(250)	—
Provision for lotteries prizes accrued	(6)	—	—	—
Costs of lotteries transaction	(5)	—	(5)	—
Book value of lotteries net liabilities disposed	43	—	43	—

Accounting gain on the Lotteries transaction recognised in the comprehensive result	792	—	634	—

TOTAL STATE SECTOR ACCOUNTS

1 - 116

NOTES TO THE FINANCIAL STATEMENTS
NOTE 36: DISAGGREGATED FINANCIAL STATEMENTS
The Total State Sector comprises a consolidation of three sectors
•	General government

•	Public non-financial corporations, and

•	Public financial corporations.
The broad sectors have been determined in accordance with the Government Finance Statistics Standards of the Australian Bureau of Statistics. A brief definition of each sector is described in Note 1 of these financial statements under the sub-heading ‘Scope’.
This note presents statements of
•	comprehensive income

•	financial position

•	cash flows

•	and changes in equity
for each sector, including the total state sector.
For the purpose of this disclosure, effects of transactions and balances between sectors have not been eliminated, but those between entities within each sector have been eliminated.
Pursuant to National Competition Policy, the Government has implemented a National Tax Equivalents Regime (NTER) for Public Corporations, and some General Government agencies.
Tax effect accounting principles have therefore been adopted by all agencies, which are part of the National Tax Equivalents Regime. On consolidation, all NTER related income tax entries are eliminated for the Total State Sector.
The 2008-09 comparative year columns in the following tables have been restated for any corrections of errors and changes in accounting policies, for consistency with the 2009-10 presentation.
In addition this note also presents information on total expenses and total assets by function for the General Government and Total State Sectors. ‘Functions’ are broad policy areas, which the ABS refers to as General Purpose Classifications.
TOTAL STATE SECTOR ACCOUNTS

1 - 117

NOTES TO THE FINANCIAL STATEMENTS

NOTE 36:	DISAGGREGATED FINANCIAL STATEMENTS (continued)
THE NSW TOTAL STATE SECTOR ACCOUNTS
STATEMENT OF COMPREHENSIVE INCOME BY SECTOR FOR THE YEAR ENDED
30 JUNE 2010

	General Government		Public Non-financial Corporations
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
FROM CONTINUING OPERATIONS

Revenue from Transactions
Taxation	19,129	17,855	—	—
Grants and Subsidies
Commonwealth General Purpose	13,419	11,974	—	—
Commonwealth National Agreements	6,554	6,573	—	36
Commonwealth National Partnership Payments	6,367	3,145	1,436	142
Other Grants and Subsidies	643	617	4,285	4,089
Sale of Goods and Services	4,327	4,048	13,806	12,665
Interest	316	415	124	162
Dividend and Income Tax Equivalents from Other Sectors	2,037	1,828	—	—
Other Dividends and Distributions	285	196	—	—
Fines, Regulatory Fees and Other	3,256	3,012	654	737

	56,333	49,663	20,305	17,831

Expenses from Transactions
Employee	23,073	22,080	3,678	3,734
Superannuation
Superannuation Interest Cost	951	705	(48)	(89)
Other Superannuation	2,120	1,955	398	358
Depreciation and Amortisation	2,769	2,614	2,850	2,647
Interest	1,653	1,505	1,526	1,317
Income Tax Equivalents	—	—	736	620
Other Property	1	1	—	—
Other Operating	11,588	10,969	6,715	6,528
Grants and Subsidies
Current Grants and Subsidies	7,987	7,697	435	254
Capital Grants	5,197	2,999	16	2

	55,339	50,525	16,306	15,371

TRANSACTIONS FROM DISCONTINUING OPERATIONS	—	—	29	47

NET RESULT FROM TRANSACTIONS -
NET OPERATING BALANCE (BUDGET RESULT FOR THE GENERAL GOVERNMENT SECTOR)	994	(862)	4,028	2,507

TOTAL STATE SECTOR ACCOUNTS

1 - 118

NOTES TO THE FINANCIAL STATEMENTS
THE NSW TOTAL STATE SECTOR ACCOUNTS
STATEMENT OF COMPREHENSIVE INCOME BY SECTOR FOR THE YEAR ENDED
30 JUNE 2010

Public Financial Corporations		Eliminations		Total State Sector
2009-10	2008-09	2009-10	2008-09	2009-10	2008-09
$m	$m	$m	$m	$m	$m

—	—	(1,101)	(915)	18,028	16,940
—	—	—	—	13,419	11,974
—	—	—	—	6,554	6,609
—	—	(1,458)	(142)	6,345	3,145
6	5	(4,453)	(4,194)	481	517
389	370	(1,171)	(832)	17,351	16,251
2,945	2,565	(2,319)	(1,998)	1,066	1,144
		—	—
—	—	(2,037)	(1,828)	—	—
—	—	—	—	285	196
2	—	(18)	(52)	3,894	3,697

3,342	2,940	(12,557)	(9,961)	67,423	60,473

17	15	(42)	(12)	26,726	25,817

—	—	—	(1)	903	615
1	1	(1)	—	2,518	2,314
4	3	—	—	5,623	5,264
2,708	2,437	(2,375)	(2,073)	3,512	3,186
17	44	(753)	(664)	—	—
—	—	—	1	1	2
485	380	(1,955)	(1,494)	16,833	16,383
		—	—
1	—	(2,479)	(2,463)	5,944	5,488
—	—	(3,468)	(1,892)	1,745	1,109

3,233	2,880	(11,073)	(8,598)	63,805	60,178

—	—	259	355	288	402

109	60	(1,225)	(1,008)	3,906	697

TOTAL STATE SECTOR ACCOUNTS

1 - 119

NOTES TO THE FINANCIAL STATEMENTS

NOTE 36:	DISAGGREGATED FINANCIAL STATEMENTS (continued)
THE NSW TOTAL STATE SECTOR ACCOUNTS
STATEMENT OF COMPREHENSIVE INCOME BY SECTOR FOR THE YEAR ENDED
30 JUNE 2010

	General Government		Public Non-financial Corporations
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
NET OPERATING BALANCE	994	(862)	4,028	2,507

OTHER ECONOMIC FLOWS — INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	(238)	(437)	(4)	(34)
Other Net Gains/(Losses)	875	(699)	(485)	(350)
Share of Earnings from Associates (excluding Dividends)	173	19	—	—
Dividends from Asset Sale Proceeds	—	11	—	257
Deferred Income Tax in the Operating Result	925	(1,021)
Other	(90)	(88)	(335)	—
Discontinuing Operations — Other Economic Flows	—	—	—	—

Other Economic Flows — included in Operating Result	1,645	(2,215)	(824)	(127)

OPERATING RESULT	2,639	(3,077)	3,204	2,380

OTHER ECONOMIC FLOWS — OTHER COMPREHENSIVE INCOME
Revaluations	5,476	5,501	5,045	(844)
Deferred Tax Direct to Equity		—	82	346
Actuarial Gain/(Loss) from Superannuation	(3,156)	(11,457)	(393)	(1,541)
Net Gain/(loss) on equity investments in other sectors	5,702	(1,606)	—	—
Net Gain/(loss) on financial instruments at fair value	—	—	(22)	68
Other	88	(98)	105	4

Other Economic Flows — Other Comprehensive Income	8,110	(7,660)	4,817	(1,967)

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	10,749	(10,737)	8,021	413

KEY FISCAL AGGREGATES

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	10,749	(10,737)	8,021	413

Less: Net Other Economic Flows	(9,755)	9,875	(3,993)	2,094

NET OPERATING BALANCE	994	(862)	4,028	2,507

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets	7,033	4,853	8,811	7,929
Sales of Non-financial Assets	(671)	(390)	(370)	(340)
Less: Depreciation	(2,769)	(2,614)	(2,850)	(2,647)
Plus: Change in inventories	(11)	31	96	88
Plus: Other Movements in Non-financial Assets
- assets aquired using finance leases	244	440	219	104
- other	(109)	58	162	226
Equals Total Net Acquisition of Non-Financial Assets	3,717	2,378	6,068	5,360

EQUALS: NET LENDING/(BORROWING)	(2,723)	(3,240)	(2,040)	(2,853)

TOTAL STATE SECTOR ACCOUNTS

1 - 120

NOTES TO THE FINANCIAL STATEMENTS
THE NSW TOTAL STATE SECTOR ACCOUNTS
STATEMENT OF COMPREHENSIVE INCOME BY SECTOR FOR THE YEAR ENDED
30 JUNE 2010

Public Financial Corporations		Eliminations		Total State Sector
2009-10	2008-09	2009-10	2008-09	2009-10	2008-09
$m	$m	$m	$m	$m	$m
109	60	(1,225)	(1,008)	3,906	697

—	—	—	—	(242)	(471)
(1,171)	(921)	(56)	(76)	(837)	(2,046)
—	—	—	—	173	19
—	—	—	(268)	—	—
—	—	(925)	1,021	—	—
(4)	—	325	(8)	(104)	(96)
—	—	—	—	—	—

(1,175)	(921)	(656)	669	(1,010)	(2,594)

(1,066)	(861)	(1,881)	(339)	2,896	(1,897)

—	—	693	(444)	11,214	4,213
—	—	(82)	(346)	—	—
—	—	11	(62)	(3,538)	(13,060)
—	—	(5,702)	1,606	—	—
—	—	(9)	52	(31)	120
—	—	15	(19)	208	(113)

—	—	(5,074)	787	7,853	(8,840)

(1,066)	(861)	(6,955)	448	10,749	(10,737)

(1,066)	(861)	(6,955)	448	10,749	(10,737)

1,175	921	5,730	(1,456)	(6,843)	11,434

109	60	(1,225)	(1,008)	3,906	697

7	8	12	(8)	15,863	12,782
—	—	76	—	(965)	(730)
(4)	(3)	—	—	(5,623)	(5,264)
—	—	—	(1)	85	118

—	—	—	—	463	544
—	—	(2)	2	51	286
3	5	86	(7)	9,874	7,736

106	55	(1,311)	(1,001)	(5,968)	(7,039)

TOTAL STATE SECTOR ACCOUNTS

1 - 121

NOTES TO THE FINANCIAL STATEMENTS

NOTE 36:	DISAGGREGATED FINANCIAL STATEMENTS (continued)
THE NSW TOTAL STATE SECTOR ACCOUNTS
STATEMENT OF FINANCIAL POSITION BY SECTOR
AS AT 30 JUNE

	General Government		Public Non-financial Corporations
	2010	2009	2010	2009
	$m	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalent Assets	3,071	3,350	2,549	2,146
Receivables	6,176	5,556	2,331	2,259
Tax Equivalents Receivable	286	245	19	7
Financial Assets at Fair Value	6,620	5,272	1,085	983
Advances paid	905	780	31	51
Deferred Tax Equivalents	5,734	4,576	793	746
Equity
Investments in Other Public Sector Entities	78,473	72,646	—	—
Investments in Associates	1,219	1,050	85	—
Other	—	—	—	—
Total Financial Assets	102,484	93,475	6,893	6,192

Non-Financial Assets
Inventories	276	250	1,073	1,048
Forestry Stock and Other Biological Assets	7	7	662	553
Assets Classified as Held for Sale	133	115	134	58
Investment Properties	269	274	753	749
Property, Plant and Equipment
Land and Buildings	56,629	53,421	47,679	43,261
Plant and Equipment	7,983	7,447	4,135	4,116
Infrastructure Systems	58,116	52,665	60,060	53,353
Intangibles	1,245	977	1,375	1,258
Other	1,116	1,023	508	414

Total Non-financial Assets	125,774	116,179	116,379	104,810

TOTAL ASSETS	228,258	209,654	123,272	111,002

LIABILITIES
Deposits Held	76	72	121	99
Payables	3,739	3,345	3,862	3,489
Tax Equivalents Payable	19	7	279	239
Liabilities Directly Associated with Assets Held for Sale	—	—	—	—
Borrowings and Derivatives at Fair Value	20	21	241	240
Borrowings at Amortised Cost	19,053	16,582	26,459	23,075
Advances Received	811	835	497	512
Employee Provisions	10,910	9,888	2,064	2,076
Superannuation Provision	32,722	29,423	1,807	1,579
Deferred Tax Equivalent Provision	796	746	5,732	4,576
Other Provisions	5,717	5,501	1,888	1,642
Other	3,032	2,620	844	929

TOTAL LIABILITIES	76,895	69,040	43,794	38,456

NET WORTH	151,363	140,614	79,478	72,546

OTHER FISCAL AGGREGATES
Net Debt	9,364	8,108	23,653	20,746
Net Financial Liabilities	52,884	48,211	36,901	32,264
TOTAL STATE SECTOR ACCOUNTS

1 - 122

NOTES TO THE FINANCIAL STATEMENTS
THE NSW TOTAL STATE SECTOR ACCOUNTS
STATEMENT OF FINANCIAL POSITION BY SECTOR
AS AT 30 JUNE

Public Financial Corporations		Eliminations		Total State Sector
2010	2009	2010	2009	2010	2009
$m	$m	$m	$m	$m	$m

1,095	263	(416)	(218)	6,299	5,541
816	1,609	(2,548)	(2,227)	6,775	7,197
—	—	(305)	(252)	—	—
55,360	47,110	(43,208)	(37,602)	19,857	15,763
1	—	(503)	(512)	434	319
—	—	(6,527)	(5,322)	—	—

—	—	(78,473)	(72,646)	—	—
1	—	—	—	1,305	1,050
—	—	—	—	—	—
57,273	48,982	(131,980)	(118,779)	34,670	29,870

—	—	—	—	1,349	1,298
—	—	—	—	669	560
—	—	—	—	267	173
1	—	—	—	1,023	1,023

4	4	—	—	104,312	96,686
4	4	—	—	12,122	11,567
—	—	—	—	118,176	106,018
8	7	—	—	2,628	2,242
1	2	(128)	(65)	1,497	1,374

18	17	(128)	(65)	242,043	220,941

57,291	48,999	(132,108)	(118,844)	276,713	250,811

1,004	836	(995)	(825)	206	182
62	302	(1,122)	(912)	6,541	6,224
8	3	(306)	(249)	—	—
—	—	—	—	—	—
56,109	47,003	496	513	56,866	47,777
27	31	(43,128)	(37,509)	2,411	2,179
—	—	(503)	(512)	805	835
5	4	(35)	(57)	12,944	11,911
—	1	1	—	34,530	31,003
—	—	(6,528)	(5,322)	—	—
1,081	718	(1,360)	(1,219)	7,326	6,642
—	1	(155)	(106)	3,721	3,444

58,296	48,899	(53,635)	(46,198)	125,350	110,197

(1,005)	100	(78,473)	(72,646)	151,363	140,614

684	497	(3)	(1)	33,698	29,350
1,023	(83)	(128)	(65)	90,680	80,327
TOTAL STATE SECTOR ACCOUNTS

1 - 123

NOTES TO THE FINANCIAL STATEMENTS
NOTE 36: DISAGGREGATED FINANCIAL STATEMENTS (continued)
THE NSW TOTAL STATE SECTOR ACCOUNTS
STATEMENT OF CASH FLOWS BY SECTOR
FOR THE YEAR ENDED 30 JUNE 2010

	General Government		Public Non-financial Corporations
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation	18,899	17,590	—	—
Sale of Goods and Services	4,570	4,673	14,924	14,178
Grants and Subsidies	26,976	22,272	5,722	4,268
Interest	325	412	124	160
Dividends and Income Tax Equivalents from Other Sectors	1,854	2,055	—	—
Other	5,073	4,875	2,527	2,406

Total Receipts	57,697	51,877	23,297	21,012

Payments
Employee Related	(22,278)	(20,994)	(3,820)	(3,924)
Superannuation	(2,939)	(2,406)	(502)	(313)
Payments for Goods and Services	(12,693)	(12,190)	(7,256)	(7,632)
Grants and Subsidies	(11,032)	(9,321)	(448)	(254)
Interest	(1,105)	(1,029)	(1,450)	(1,182)
Income Tax Equivalents	—	—	(745)	(709)
Other	(3,264)	(2,760)	(2,082)	(1,935)

Total Payments	(53,311)	(48,700)	(16,303)	(15,949)

NET CASH FLOWS FROM OPERATING ACTIVITIES	4,386	3,177	6,994	5,063

CASH FLOWS FROM INVESTING ACTIVITIES
Non-financial Assets
Proceeds from Sale of Non-financial Assets	698	374	466	245
Purchases	(7,071)	(4,875)	(8,692)	(7,661)

Net Cash Flows from Investments in Non-financial Assets	(6,373)	(4,501)	(8,226)	(7,416)

Financial Assets (Policy Purposes)
Receipts	785	80	—	—
Payments	(301)	(84)	(13)	(33)

Net Cash Flows from Investments in Financial Assets (Policy Purposes)	484	(4)	(13)	(33)

Financial Assets (Liquidity Purposes)
Proceeds from Sale of Investments	331	672	40	79
Purchase of Investments	(1,243)	(496)	(426)	(424)

Net Cash Flows from Investments in Financial Assets (Liquidity Purposes)	(912)	176	(386)	(345)

NET CASH FLOWS FROM INVESTING ACTIVITIES	(6,801)	(4,329)	(8,625)	(7,794)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances received	—	—	—	—
Advances repaid	(53)	(49)	(171)	(101)
Proceeds from borrowings	3,015	3,163	14,296	7,271
Repayments of Borrowings	(1,015)	(949)	(11,035)	(3,110)
Dividends Paid	—	—	(1,058)	(1,323)
Deposits received (net)	52	58	22	(14)
Other (net)	137	—	—	—

NET CASH FLOWS FROM FINANCING ACTIVITIES	2,136	2,223	2,054	2,723

NET INCREASE/(DECREASE) IN CASH HELD	(279)	1,071	423	(8)

TOTAL STATE SECTOR ACCOUNTS

1 - 124

NOTES TO THE FINANCIAL STATEMENTS
THE NSW TOTAL STATE SECTOR ACCOUNTS
STATEMENT OF CASH FLOWS BY SECTOR
FOR THE YEAR ENDED 30 JUNE 2010

Public Financial Corporations		Eliminations		Total State Sector
2009-10	2008-09	2009-10	2008-09	2009-10	2008-09
$m	$m	$m	$m	$m	$m

—	—	(937)	(864)	17,962	16,726
381	367	(782)	(472)	19,093	18,746
6	5	(5,983)	(4,385)	26,721	22,160
2,623	2,319	(1,972)	(1,737)	1,100	1,154
—	—	(1,854)	(2,055)	—	—
—	—	62	18	7,662	7,299

3,010	2,691	(11,466)	(9,495)	72,538	66,085

(16)	(14)	246	225	(25,868)	(24,707)
(2)	—	—	1	(3,443)	(2,718)
(70)	(48)	1,729	1,280	(18,290)	(18,590)
(1)	—	5,637	4,112	(5,844)	(5,463)
(2,573)	(2,142)	2,180	1,911	(2,948)	(2,442)
(12)	(43)	757	752	—	—
(5)	(7)	(13)	(129)	(5,364)	(4,831)

(2,679)	(2,254)	10,536	8,152	(61,757)	(58,751)

331	437	(930)	(1,343)	10,781	7,334

—	—	(162)	96	1,002	715
(7)	(8)	75	(89)	(15,695)	(12,633)

(7)	(8)	(87)	7	(14,693)	(11,918)

—	—	(152)	(43)	633	37
—	—	—	1	(314)	(116)

—	—	(152)	(42)	319	(79)

12,099	4,672	(11,893)	(3,993)	577	1,430
(20,016)	(14,516)	17,393	10,427	(4,292)	(5,009)

(7,917)	(9,844)	5,500	6,434	(3,715)	(3,579)

(7,924)	(9,852)	5,261	6,399	(18,089)	(15,576)

—	—	—	—	—	—
—	—	173	102	(51)	(48)
68,456	59,377	(17,342)	(10,500)	68,425	59,311
(59,637)	(50,536)	11,616	3,989	(60,071)	(50,606)
(92)	(24)	1,150	1,347	—	—
—	—	1	1	75	45
—	—	(135)	(7)	2	(7)

8,727	8,817	(4,537)	(5,068)	8,380	8,695

1,134	(598)	(206)	(12)	1,072	453

TOTAL STATE SECTOR ACCOUNTS

1 - 125

NOTES TO THE FINANCIAL STATEMENTS
NOTE 36: DISAGGREGATED FINANCIAL STATEMENTS (continued)
THE NSW TOTAL STATE SECTOR ACCOUNTS
STATEMENT OF CASH FLOWS BY SECTOR
FOR THE YEAR ENDED 30 JUNE 2010

	General Government		Public Non-financial Corporations
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Opening Cash and Cash Equivalents	3,350	2,299	2,116	2,025
Reclassification of Cash Equivalents	—	(20)	—	99

CLOSING CASH BALANCE	3,071	3,350	2,539	2,116

DERIVATION OF CASH RESULT
Net Cash Flows from Operating Activities	4,386	3,177	6,994	5,063
Net Cash Flows from Investments in Non-Financial Assets	(6,373)	(4,501)	(8,226)	(7,416)
Dividend Distributions	—	—	(1,058)	(1,323)

CASH SURPLUS/(DEFICIT)	(1,987)	(1,324)	(2,290)	(3,676)

TOTAL STATE SECTOR ACCOUNTS

1 - 126

NOTES TO THE FINANCIAL STATEMENTS
THE NSW TOTAL STATE SECTOR ACCOUNTS
STATEMENT OF CASH FLOWS BY SECTOR
FOR THE YEAR ENDED 30 JUNE 2010

Public Financial Corporations		Eliminations		Total State Sector
2009-10	2008-09	2009-10	2008-09	2009-10	2008-09
$m	$m	$m	$m	$m	$m
(134)	464	(210)	(146)	5,122	4,642
—	—	—	(52)	—	27

1,000	(134)	(416)	(210)	6,194	5,122

331	437	(930)	(1,343)	10,781	7,334
(7)	(8)	(87)	7	(14,693)	(11,918)
(92)	(24)	1,150	1,347	—	—

232	405	133	11	(3,912)	(4,584)

TOTAL STATE SECTOR ACCOUNTS

1 - 127

NOTES TO THE FINANCIAL STATEMENTS
NOTE 36: DISAGGREGATED FINANCIAL STATEMENTS (continued)
THE NSW TOTAL STATE SECTOR ACCOUNTS STATEMENT OF CHANGES IN EQUITY FOR
THE WHOLE OF GOVERNMENT BY SECTOR FOR THE YEAR ENDED 30 JUNE 2010

	Equity at		Transfers	Transactions	Equity at
	1 July	Comprehensive	between equity	with owners	30 June
	2009	Result	classes	as owners	2010
2009-10	$m	$m	$m	$m	$m
General Government Sector
Accumulated funds	23,605	(776)	410	—	23,239
Asset revaluation reserve	44,175	5,827	(433)	—	49,569
Equity investment revaluation reserve	178	(4)	(116)	—	58
Hedging reserve	—	—	—	—	—
Available for sale reserve	72,646	5,702	125	—	78,473
Equity relating to assets held for sale	10	—	14	—	24

	140,614	10,749	—	—	151,363

Public Non-Financial Corporation Sector
Accumulated funds	40,059	2,978	194	(1,089)	42,142
Asset revaluation reserve	32,495	5,065	(201)	—	37,359
Equity investment revaluation reserve	—	—	—	—	—
Hedging reserve	(19)	(22)	4	—	(37)
Available for sale reserve	—	—	—	—	—
Equity relating to assets held for sale	11	—	3	—	14

	72,546	8,021	—	(1,089)	79,478

Public Financial Corporation Sector					—
Accumulated funds	100	(1,066)	—	(39)	(1,005)
Asset revaluation reserve	—	—	—	—	—
Equity investment revaluation reserve	—	—	—	—	—
Hedging reserve	—	—	—	—	—
Available for sale reserve	—	—	—	—	—
Equity relating to assets held for sale	—	—	—	—	—

	100	(1,066)	—	(39)	(1,005)

Eliminations	(72,646)	(6,955)	—	1,128	(78,473)

Total State Sector	140,614	10,749	—	—	151,363

TOTAL STATE SECTOR ACCOUNTS

1 - 128

NOTES TO THE FINANCIAL STATEMENTS
NOTE 36: DISAGGREGATED FINANCIAL STATEMENTS (continued)
THE NSW TOTAL STATE SECTOR ACCOUNTS STATEMENT OF CHANGES IN EQUITY FOR
THE WHOLE OF GOVERNMENT BY SECTOR FOR THE YEAR ENDED 30 JUNE 2009

		Changes in
		Accounting			Transfers
	Equity at	Policy and	Restated		between	Transactions	Equity at
	1 July	Corrections	Equity at 1	Comprehensive	equity	with owners	30 June
	2008	of Error	July 2008	Result	classes	as owners	2009
2008-09	$m	$m	$m	$m	$m	$m	$m
General Government Sector
Accumulated funds	33,656	4,050	37,706	(14,632)	531		23,605
Asset revaluation reserve	38,566	398	38,964	5,441	(230)		44,175
Equity investment revaluation reserve	306	—	306	60	(188)		178
Hedging reserve	—	—	—	—	—		—
Available for sale reserve	74,366	—	74,366	(1,606)	(114)		72,646
Equity relating to assets held for sale	9	—	9	—	1		10

	146,903	4,448	151,351	(10,737)	—	—	140,614

Public Non-Financial Corporation Sector
Accumulated funds	39,577	(234)	39,343	1,189	707	(1,180)	40,059
Asset revaluation reserve	33,808	234	34,042	(844)	(703)	—	32,495
Equity investment revaluation reserve	—	—	—	—	—	—	—
Hedging reserve	(87)	—	(87)	—	68	—	(19)
Available for sale reserve	—	—	—	—	—	—	—
Equity relating to assets held for sale	15	—	15	68	(72)	—	11

	73,313	—	73,313	413	—	(1,180)	72,546

Public Financial Corporation Sector
Accumulated funds	1,053	—	1,053	(861)	—	(92)	100
Asset revaluation reserve	—	—	—	—	—	—	—
Equity investment revaluation reserve	—	—	—	—	—	—	—
Hedging reserve	—	—	—	—	—	—	—
Available for sale reserve	—	—	—	—	—	—	—
Equity relating to assets held for sale	—	—	—	—	—	—	—

	1,053	—	1,053	(861)	—	(92)	100
	-
Eliminations	(74,366)	—	(74,366)	448	—	1,272	(72,646)

Total State Sector	146,903	4,448	151,351	(10,737)	—	—	140,614

TOTAL STATE SECTOR ACCOUNTS

1 - 129

NOTES TO THE FINANCIAL STATEMENTS
NOTE 36: DISAGGREGATED FINANCIAL STATEMENTS (continued)
INFORMATION ON EXPENSES AND ASSETS BY FUNCTION

	General
	Government Sector		Total State Sector
	2009-10	2008-09	2009-10	2008-09
	$m	$m	$m	$m
Total Expenses (excluding losses) by Function (Policy Area) (a)
General Public Services	1,747	2,130	1,840	2,243
Public Order and Safety	5,721	5,232	5,696	5,217
Education	11,955	11,001	11,747	10,799
Health	14,250	13,619	14,158	13,550
Social Security and Welfare	4,450	4,034	4,254	3,845
Housing and Community Amenities	3,890	2,717	4,386	4,300
Recreation and Culture	1,266	1,226	1,575	1,518
Fuel and Energy	35	25	5,177	5,341
Agriculture, Forestry, Fishing and Hunting	1,009	869	1,225	1,083
Mining and Mineral Resources	140	144	139	144
Transport and Communications	7,092	6,167	7,526	6,822
Other Economic Affairs	954	890	1,406	1,239
Other Purposes	2,830	2,471	4,676	4,076

Total Expenses (excluding losses) from Continuing Operations	55,339	50,525	63,805	60,178

Total Assets by Function (Policy Area) (a)
General Public Services	16,353	13,721	2,904	2,463
Public Order and Safety	5,674	5,903	5,528	5,775
Education	19,925	17,577	19,925	17,592
Health	11,870	11,400	11,585	11,091
Social Security and Welfare	1,351	879	1,233	842
Housing and Community Amenities	4,222	4,240	56,969	50,999
Recreation and Culture	13,602	12,261	18,062	16,437
Fuel and Energy	108	842	35,279	31,892
Agriculture, Forestry, Fishing and Hunting	6,922	6,817	8,693	8,617
Mining and Mineral Resources	550	482	9	5
Transport and Communications	65,770	58,388	91,234	82,244
Other Economic Affairs	3,082	3,062	2,398	2,442
Other Purposes (b)	78,829	74,082	22,894	20,412

Total Assets	228,258	209,654	276,713	250,811

(a)	The aggregate expenses and assets for the general government sector can be greater than the total state sector aggregates due to the elimination of inter sector expenses and asset balances from the total state aggregates.

(b)	Other Purposes for the general government sector, includes the State’s equity investment in the PNFC/PFC sectors which is eliminated in Total State Sector assets.
The aggregate amount of the comprehensive result attributable to the GGS from the PNFC and PFC sector entities in 2009-10 is $6,955 million net income (2008-09 $448 million net loss). It comprises the sum of GGS revenues (dividends, income and other tax revenues, revenues from sale of goods and services, interest from inter-sector loans, and gains on the equity investment in the PNFC/PFC sectors), less the sum of intersector GGS inter-sector expenses (grants, interest on borrowings, and purchases).
TOTAL STATE SECTOR ACCOUNTS

1 - 130

NOTES TO THE FINANCIAL STATEMENTS
NOTE 37: KEY FISCAL AGGREGATES AND RECONCILIATIONS TO GOVERNMENT FINANCE STATISTICS

		General	Public Non-	Public
		Government	Financial	Financial	Total State
		Sector	Corporations	Corporations	Sector
		2009-10	2009-10	2009-10	2009-10
	Footnote	$m	$m	$m	$m
Reconciliation to GFS Net Operating Balance

Net result from Transactions — Net Operating Balance		994	4,028	109	3,906
Convergence differences
Australian Government Land Development Road Grant of 2006	a	117	—	—	117
PNFC/PFC dividends accrued	b	—	(1,231)	(39)	—

Total Convergence differences		117	(1,231)	(39)	117

GFS Net Operating Balance		1,111	2,797	70	4,023

Reconciliation to GFS Net Lending/(Borrowing)

Net Lending/(Borrowing)		(2,723)	(2,040)	106	(5,968)
Convergence differences
Relating to net operating balance		117	(1,231)	(39)	117

Total Convergence differences		117	(1,231)	(39)	117

GFS Net Lending/(Borrowing)		(2,606)	(3,271)	67	(5,851)

Reconciliation to GFS Total Change in Net Worth

Comprehensive result — total change in net worth		10,749	8,021	(1,066)	10,749
Convergence differences
In AASB 1049 Comprehensive Result, but not in GFS Change in Net Worth
Allowance for doubtful debts	c	8	6	(1)	13
Low interest loans	d	53	14	—	67
Prepaid Licence Income	e	248	—	—	248
Provisions for remediation	f	—	—	—	—
Deferred tax assets/liabilities	g	(944)	944	—	—
Equity investment in the PFNC/PFC sectors for net assets not recognised under GFS	h	963	—	—	—
In GFS Change in Net Worth, but not in AASB 1049 Comprehensive Result
Australian Government Land Development Road Grant liability	a	117	—	—	117
Transactions with Owners as Owners	i	—	(1,089)	(39)	—
Classification of GFS PNFC/PFC net worth as a liability	j	—	—	—	—

Total Convergence differences		445	(125)	(40)	445

GFS Total Change in Net Worth		11,194	7,896	(1,106)	11,194

Reconciliation to GFS Cash Surplus/(Deficit)

Cash Surplus/(Deficit)		(1,987)	(2,290)	232	(3,912)
Convergence differences
Finance leases and similar arrangements	k	(233)	(434)	—	(667)

Total Convergence differences		(233)	(434)	—	(667)

GFS Cash Surplus/(Deficit)		(2,220)	(2,724)	232	(4,579)

TOTAL STATE SECTOR ACCOUNTS

1 - 131

NOTES TO THE FINANCIAL STATEMENTS

NOTE 37:	KEY FISCAL AGGREGATES AND RECONCILIATIONS TO GOVERNMENT FINANCE STATISTICS (continued)

		General	Public Non-	Public
		Government	Financial	Financial	Total State
		Sector	Corporations	Corporations	Sector
		Jun-10	Jun-10	Jun-10	Jun-10
	Footnote	$m	$m	$m	$m
Reconciliation to GFS Net Worth

Net worth		151,363	79,478	(1,005)	151,363
Convergence differences
In AASB 1049 Net Worth, but not in GFS
Allowance for doubtful debts	c	156	76	2	234
Low interest loans	d	(74)	(369)	—	(443)
Prepaid Licence Income	e	248	—	—	248
Provision liabilities for remediation	f	333	199	—	532
Assets associated with provisions for remediation	f	(333)	(199)	—	(532)
Deferred tax assets/liabilities	g	(4,938)	4,938	—	—
Equity investment in the PFNC/PFC sectors for net assets not recognised under GFS	h	4,647	—	—	—
In GFS Net Worth, but not in AASB 1049
Australian Government Land Development Road Grant liability	a	—	—	—	—
Classification of GFS PNFC/PFC net worth as a liability	j	—	(84,123)	1,003	—

Total Convergence differences		39	(79,478)	1,005	39

GFS Net Worth		151,402	—	—	151,402

TOTAL STATE SECTOR ACCOUNTS

1 - 132

NOTES TO THE FINANCIAL STATEMENTS

NOTE 37:	KEY FISCAL AGGREGATES AND RECONCILIATIONS TO GOVERNMENT FINANCE STATISTICS (continued)

		General	Public Non-	Public
		Government	Financial	Financial	Total State
		Sector	Corporations	Corporations	Sector
		2008-09	2008-09	2008-09	2008-09
	Footnote	$m	$m	$m	$m
Reconciliation to GFS Net Operating Balance

Net result from Transactions — Net Operating Balance		(862)	2,507	60	697
Convergence differences
Australian Government Land Development Road Grant of 2006	a	469	—	—	469
PNFC/PFC dividends accrued	b	—	(1,052)	(92)	—

Total Convergence differences		469	(1,052)	(92)	469

GFS Net Operating Balance		(393)	1,455	(32)	1,166

Reconciliation to GFS Net Lending/(Borrowing)

Net Lending/(Borrowing)		(3,240)	(2,853)	55	(7,039)
Convergence differences
Relating to net operating balance		469	(1,052)	(92)	469

Total Convergence differences		469	(1,052)	(92)	469

GFS Net Lending/(Borrowing)		(2,771)	(3,905)	(37)	(6,570)

Reconciliation to GFS Total Change in Net Worth

Comprehensive result — total change in net worth		(10,737)	413	(861)	10,737
Convergence differences
In AASB 1049 Comprehensive Result, but not in GFS Change in Net Worth
Allowance for doubtful debts	c	9	1	(10)	1
Low interest loans	d	(126)	12	—	(115)
Prepaid Licence Income	e	—	—	—	—
Provisions for remediation	f	—	—	—	—
Deferred tax assets/liabilities	g	1,052	(1,052)	—	—
Equity investment in the PFNC/PFC sectors for net assets not recognised under GFS	h	(1,049)	—	—	—
In GFS Change in Net Worth, but not in AASB 1049 Comprehensive Result
Australian Government Land Development Road Grant liability	a	469	—	—	469
Transactions with Owners as Owners	i	—	(1,180)	(92)	—
Classification of GFS PNFC/PFC net worth as a liability	j	—	1,806	963	—

Total Convergence differences		355	(413)	861	355

GFS Total Change in Net Worth		(10,382)	—	—	11,092

Reconciliation to GFS Cash Surplus/(Deficit)

Cash Surplus/(Deficit)		(1,324)	(3,676)	405	(4,584)
Convergence differences
Finance leases and similar arrangements	k	(401)	(276)	—	(677)

Total Convergence differences		(401)	(276)	—	(677)

GFS Cash Surplus/(Deficit)		(1,725)	(3,952)	405	(5,261)

TOTAL STATE SECTOR ACCOUNTS

1 - 133

NOTES TO THE FINANCIAL STATEMENTS

NOTE 37:	KEY FISCAL AGGREGATES AND RECONCILIATIONS TO GOVERNMENT FINANCE STATISTICS (continued)

		General	Public Non-	Public
		Government	Financial	Financial	Total State
		Sector	Corporations	Corporations	Sector
		Jun-09	Jun-09	Jun-09	Jun-09
	Footnote	$m	$m	$m	$m
Reconciliation to GFS Net Worth

Net worth		140,614	72,546	100	140,614
Convergence differences
In AASB 1049, but not in GFS
Allowance for doubtful debts	c	146	68	3	218
Low interest loans	d	(126)	(383)	—	(509)
Prepaid Licence Income	e	—	—	—	—
Provision liabilities for remediation	f	342	184	—	525
Assets associated with provisions for remediation	f	(342)	(184)	—	(525)
Deferred tax assets/liabilities	g	(3,830)	3,830	—	—
Equity investment in the PFNC/PFC sectors for net assets not recognised under GFS	h	3,519	—	—	—
In GFS, but not in AASB 1049
Australian Government Land Development Road Grant liability	a	(117)	—	—	(117)
Classification of GFS PNFC/PFC net worth as a liability	j	—	(76,061)	(103)	—

Total Convergence differences		(408)	(72,546)	(100)	(408)

GFS Net Worth		140,206	—	—	140,206

(a)	Grants are recognised when the State gains control over the asset, which is normally upon receipt of cash. In 2006 New South Wales receipted a grant of $960 million from the Australian Government for the Australian Road Transport Program. The grant was recognised in 2006 for AGAAP purposes. However, the Australian Bureau of Statistics has determined that this specific grant be deferred and spread for GFS purposes, to match the timing of the spending by the states on the specific road program. 2009-10 is the final year that this treatment will occur.

(b)	GFS recognises dividends to owners by the PNFC and PFC sectors as a GFS expense, whereas under AGAAP they are treated as a distribution to owners and therefore a direct reduction of accumulated funds. This difference does not flow through to the total state sector as dividends are eliminated on consolidation.

(c)	GFS does not recognise an allowance for doubtful debts as it is not a mutually agreed transaction, whereas under AGAAP an allowance for doubtful debts is recognised in the balance sheet and doubtful debts are recognised in the statement of comprehensive income as other economic flows.

(d)	Under GFS, interest free or low interest loans are recognised based on the original amount lent, and interest is recognised based on any cash interest paid. In contrast, under AGAAP, loans are recognised initially at fair value and thereafter at amortised cost. Any difference between the original amount lent and the fair value is initially recognised to the operating result and subsequently amortised over the life of the loan. This results in the value of GFS advances being higher than AGAAP advances.

(e)	AGAAP recognises the prepaid income liability for unamortised prepaid licences in the balance sheet. This liability is excluded from the GFS balance sheet as the prepaid income is treated as an upfront sale of a non-produced intangible asset for GFS purposes.

(f)	GFS does not recognise provisions for restoration and remediation as there is no present counterparty to the transaction. The provision liabilities (and any related capitalised asset values) are therefore lower under GFS as a result of the exclusion.

(g)	AGAAP adopts tax effect accounting whereby timing differences between accounting profit and tax profit are deferred as future income tax benefit assets or provisions for deferred tax liabilities. GFS does not recognise deferred tax. As the State’s PNFCs revalue their infrastructure, this can create large provisions for deferred tax liabilities and result in significant differences between the GFS and the AASB 1049 sector aggregates. This convergence difference also flows through to the GGS, as the GGS is the counterparty to the tax effect accounting entries recognised by the PNFC/PFC entities. However, this difference does not flow through to the total state sector as income tax equivalents are eliminated on consolidation.

(h)	In the absence of a market value for PNFC/PFCs, the value of net assets is applied as a surrogate for the general government’s equity investment in other sectors. GFS net assets do not equal AGAAP net assets because GFS balance sheets exclude certain items such as deferred taxes, allowance for doubtful debts and restoration provisions. This results in differences between the GFS and the AGAAP values for the general government’s equity investment in other sectors.

(i)	Transactions with owners as owners are excluded for the comprehensive result, however are included in the movement in GFS net worth. These type of transactions result in a convergence difference as the total change in net worth under AGAAP is disclosed before transactions with owners as owners, while under GFS, transactions with owners as owners is included in the movement in GFS net worth.

(j)	The PFNC/PFC sectors report zero net worth for GFS purposes as GFS treats the ownership interest (contributed equity) as a liability.

(k)	The Australian Bureau of Statistics requires that for the calculation of the GFS cash surplus/deficit an adjustment is made to deduct the value of assets acquired using finance leases to recognise a notional cash outflow relating to new finance leases. Under AGAAP the cash flow statement does not recognise notional cash flows, as these are non-cash transactions.
TOTAL STATE SECTOR ACCOUNTS

1 - 134

NOTES TO THE FINANCIAL STATEMENTS

NOTE 37:	KEY FISCAL AGGREGATES AND RECONCILIATIONS TO GOVERNMENT FINANCE STATISTICS (continued)
RECLASSIFICATIONS
The following classification differences exist, between lines presented in this AASB 1049 report and GFS line presentations. While these classification differences do not affect the net operating results nor net worth aggregates, they result in different line presentations between GFS and the AASB1049 (ie AGAAP) reports.

		General	Public Non-	Public
		Government	Financial	Financial	Total State
2009-10		Sector	Corporations	Corporations	Sector
Operating Statement Items Grossed up in GFS Reports — Not in AGAAP
Transfer Payments	a	3,850	—	—	3,850
Environmental Levies	b	6	—	—	6
Transport and energy subsidies	c	—	—	—	486

Other Operating Statement Reclassifications
Dividends accrued in GFS results, but a direct movement in AGAAP equity	d	—	1,231	39	—

Balance Sheet Items
Deferred income — payables in GFS, other liabilities in AGAAP	e	1,634	763	—	2,276
Prepaid expenses — receivables in GFS, other Non-financial assets in AGAAP	e	352	239	1	465
Rental bond assets and liabilities in GFS, but off balance sheet (trust funds) in AGAAP	f	847	—	—	847
AGAAP Equity investments in multi jurisdictional general government agencies are advance assets for GFS	g	158	—	—	244
Salaries accrued & employee on costs are provision liabilities in GFS, but payables for AGAAP	h	498	156	—	635

		General	Public Non-	Public
		Government	Financial	Financial	Total State
2008-09		Sector	Corporations	Corporations	Sector
Operating Statement Items Grossed up in GFS Reports — Not in AGAAP
Transfer Payments	a	3,064	—	—	3,064
Environmental Levies	b	9	—	—	9
Transport and energy subsidies	c	—	—	—	434

Other Operating Statement Reclassifications
Dividends accrued in GFS results, but movement in AGAAP equity	d	—	1,052	92	—

Balance Sheet Items
Deferred income — payables in GFS, other liabilities in AGAAP	e	1,348	811	—	2,129
Prepaid expenses — receivables in GFS, other Non-financial assets in AGAAP	e	261	137	2	391
Rental bond assets and liabilities in GFS, but off balance sheet (trust funds) in AGAAP	f	798	—	—	798
AGAAP Equity investments in multi jurisdictional general government agencies are advance assets for GFS	g	156	—	—	156
Salaries accrued & employee on costs are provision liabilities in GFS, but payables for AGAAP	h	473	154	—	606
TOTAL STATE SECTOR ACCOUNTS

1 - 135

NOTES TO THE FINANCIAL STATEMENTS

NOTE 37:	KEY FISCAL AGGREGATES AND RECONCILIATIONS TO GOVERNMENT FINANCE STATISTICS (continued)

(a)	New South Wales receives certain transfer payments from the Australian Government which are required to be on-passed to recipients as determined by the Australian Government. Most of these transfer payments relate to grants from the Australian Government for specific non-government schools or for local government authorities. As New South Wales has no control over the transfer payments, they are not recognised as State revenues and expenses. However, the ABS has determined that for GFS purposes the transfer payments be recognised as GFS revenues and expenses of the States and Territories. New South Wales publishes information on these excluded transfer payments as a footnote to the grants revenue and expense notes to assist users understand the full value of the amounts on-passed.

(b)	GFS requires that certain environmental levies reported by PNFCs be also recognised and grossed up in the GG sector as tax revenue and as an equivalent subsidy expense paid back to the PNFC sector, for GFS purposes only.

(c)	For Total State reporting purposes only, transport and energy subsidies paid from GGs to PNFCs for students and pensioners are eliminated from AGAAP statements. However, GFS treats the payment by the State as a gross expense, relating to a benefit paid to the household sector, and as gross revenue from the household sector for electricity sales and travel fares.

(d)	Under AGAAP, dividends accrued are a direct adjustment to equity, whereas under GFS they are reported as an expense for the PNFC and PFC sectors.

(e)	GFS requires that deferred income and deferred expenses be classified as payables and receivables. However, they are reported as other assets and other liabilities under AASB 1049 and not as receivables/payables, as there is no present obligation to repay the deferred items.

(f)	NSW excludes rental bond assets and an equal value of deposit liabilities from the AGAAP balance sheets as they are considered to be trust monies. However, the Australian Bureau of Statistics has advised that rental bond monies are to be recognised on balance sheet for GFS purposes, and not treated off balance sheet as trust monies. This difference does not impact key fiscal aggregates, however it results in the GFS total assets and total liabilities being grossed up compared to the AGAAP aggregates.

(g)	Certain investments in associates (to multi-jurisdictional general government entities) are not recognised in GFS as equity investments, but are treated in GFS as advances. This reclassification creates a difference between GFS and AGAAP net debt, but does not affect net financial liabilities nor net worth aggregates.

(h)	Salaries accruals and certain employee on-costs reported as payables under AGAAP are required to be classified as provision liabilities for GFS reporting purposes.
TOTAL STATE SECTOR ACCOUNTS

1 - 136

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS
THE NSW GENERAL GOVERNMENT
STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED 30 JUNE 2010

	Budget	Actual	Variance
FROM CONTINUING OPERATIONS	$m	$m	$m
Revenue from Transactions
Taxation	18,011	19,129	1,118
Grants and Subsidies
Commonwealth General Purpose	12,621	13,419	798
Commonwealth National Agreements	6,621	6,554	(67)
Commonwealth National Partnership Payments	5,796	6,367	571
Other Grants and Subsidies	639	643	4
Sale of Goods and Services	3,859	4,327	468
Interest	390	316	(74)
Dividend and Income Tax Equivalents from Other Sectors	2,013	2,037	24
Other Dividends and Distributions	205	285	80
Fines, Regulatory Fees and Other	2,803	3,256	453

	52,958	56,333	3,375

Expenses from Transactions
Employee	22,724	23,073	349
Superannuation
Superannuation Interest Cost	851	951	100
Other Superannuation	2,177	2,120	(57)
Depreciation and Amortisation	2,915	2,769	(146)
Interest	1,531	1,653	122
Other Property	1	1	—
Other Operating	11,426	11,588	162
Grants and Subsidies
Current Grants and Subsidies	8,274	7,987	(287)
Capital Grants	4,049	5,197	1,148

	53,948	55,339	1,391

TRANSACTIONS FROM DISCONTINUING OPERATIONS	—	—	—

NET RESULT FROM TRANSACTIONS
NET OPERATING BALANCE (BUDGET RESULT FOR THE GENERAL GOVERNMENT SECTOR)	(990)	994	1,984

TOTAL STATE SECTOR ACCOUNTS

1 - 137

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS (continued)
THE NSW GENERAL GOVERNMENT
STATEMENT OF COMPREHENSIVE INCOME (continued)
FOR THE YEAR ENDED 30 JUNE 2010

	Budget	Actual	Variance
	$m	$m	$m
NET OPERATING BALANCE	(990)	994	1,984

OTHER ECONOMIC FLOWS — INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	(3)	(238)	(235)
Other Net Gains/(Losses)	396	875	479
Share of Earnings from Associates (excluding Dividends)	35	173	138
Dividends from Asset Sale Proceeds	113	—	(113)
Deferred Income Tax from Other Sectors	—	925	925
Other	16	(90)	(106)
Discontinuing Operations — Other Economic Flows	—	—	—

Other Economic Flows — included in Operating Result	557	1,645	1,088

OPERATING RESULT	(433)	2,639	3,072

OTHER ECONOMIC FLOWS — OTHER COMPREHENSIVE INCOME
Revaluations	1,331	5,476	4,145
Actuarial Gain/(Loss) from Superannuation	1,416	(3,156)	(4,572)
Net Gain/(loss) on equity investments in other sectors	1,872	5,702	3,830
Net Gain/(loss) on financial instruments at fair value	(7)	—	7
Other	—	88	88

Other Economic Flows — other comprehensive income	4,612	8,110	3,498

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	4,179	10,749	6,570

KEY FISCAL AGGREGATES

COMPREHENSIVE RESULT — TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	4,179	10,749	6,570

Less: Net Other Economic Flows	(5,169)	(9,755)	(4,586)

NET OPERATING BALANCE	(990)	994	1,984

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets	7,426	7,033	(393)
Sales of Non-financial Assets	(804)	(671)	133
Less: Depreciation	(2,915)	(2,769)	146
Plus: Change in inventories	9	(11)	(20)
Plus: Other Movements in Non-financial Assets	—	—	—
assets aquired using finance leases	237	244	7
other	22	(109)	(131)
Equals Total Net Acquisition of Non-Financial Assets	3,975	3,717	(258)

EQUALS: NET LENDING/(BORROWING)	(4,965)	(2,723)	2,242

TOTAL STATE SECTOR ACCOUNTS

1 - 138

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS (continued)
ANALYSIS OF THE BUDGET RESULT

	Budget	Actual	Variation
	$m	$m	$m
Total Revenues	52,958	56,333	3,375
Total Expenses	53,948	55,339	1,391

Budget Result	(990)	994	1,984

The Budget result for the financial year ended 30 June 2010 was a surplus of $994 million. This represented a $1,984 million increase on the original 2009-10 estimate of a deficit of $990 million. An analysis of the result compared to the original Budget (as presented in the 2009-10 Budget Papers) is outlined below.
TOTAL REVENUES
Total revenues increased by $3,375 million against budget as outlined below.

	Budget	Actual	Variation
	$m	$m	$m
Total Revenues
Taxation	18,011	19,129	1,118
Grants and Subsidies
Commonwealth general purpose	12,621	13,419	798
Commonwealth national agreements	6,621	6,554	(67)
Commonwealth national partnership payments	5,796	6,367	571
Other grants and subsidies	639	643	4
Sale of goods and services	3,859	4,327	468
Interest	390	316	(74)
Dividend and income tax equivalents from other sectors	2,013	2,037	24
Other dividends and distributions	205	285	80
Fines, regulatory fees and other	2,803	3,256	453

Total Revenues	52,958	56,333	3,375

Taxation
Transfer Duty
Transfer duty on property transfers is the largest single component of stamp duty revenue and the most volatile source of State revenue. Revenue was $1,009 million higher than the Budget, reflecting an earlier than expected recovery in the residential property market.
Other Taxes
In total, other taxes were $109 million over the Budget estimate.
Government guarantee fees charged to government businesses were $198 million higher than the Budget estimate. This is due to increased PTE debt levels and increased guarantee fee rates as a result of higher market interest rate margins over the Treasury Corporation rate.
Motor vehicle registrations were $56 million higher than the Budget estimate, in part boosted by the Commonwealth’s temporary Investment Allowance.
TOTAL STATE SECTOR ACCOUNTS

1 - 139

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS (continued)
The Electricity Tariff Equalisation Ministerial Corporation reported a net increase in funds received from retailers ($53 million) due to national wholesale market prices being lower overall than the regulated cost component that retailers charge their regulated customers.
Land tax and payroll tax fell short of their 2009-10 Budget estimates. A $56 million shortfall in land tax was in part due to lower than expected values for commercial and industrial property. A $35 million shortfall in payroll tax was largely attributable to lower average hours worked within a higher level of total employment.
Waste disposal levies from the Department of Environment, Climate Change and Water were $53 million below the Budget estimate due to reduction in waste tonnage.
The Workers’ Compensation (Dust Diseases) Board contributions from Insurers ($37 million) and contributions from insurance schemes managed by WorkCover Authority ($34 million) were lower than expected at Budget time. This outcome was largely due to higher than budgeted investment returns in the respective organisations, reducing the need to accrue contributions from insurers.
Grants and Subsidies
Grants and subsidies in total were $1,306 million higher than Budgeted. Commonwealth general purpose payments were $798 million higher than expected mainly due to GST revenue ($997 million). This was offset by a number of one-off factors including a repayment to the Australian Government of $121 million for compensation following revised arrangements for the Wine Equalisation Tax and for small business GST collections.
Commonwealth national agreements and Commonwealth national partnership payments were $504 million above the Budget estimate due to a combination of new grants and changes to existing grant programs.
New program funding was received by the Department of Education and Training for Better TAFE Facilities, Training Infrastructure Investment for Tomorrow and the Australian Technical Colleges programs.
In relation to existing programs, there was a bring-forward of funding from 2010-11 for Building the Education Revolution program, to align with construction schedules. Other increases include a funding boost from the Australian Government for the First Home Owners Grant, the Holbrook Bypass, Health and Hospital Reforms, Remote Indigenous Housing, Digital Education Revolution, and Trade Training Centres.
Offsetting the above increases were reductions to the Exceptional Circumstances Scheme and the decision by the Commonwealth to no longer fund the Hunter Expressway and Kempsey Bypass projects under the Building Australian Fund program. There was also a reclassification of the High Cost Drugs program to sales of goods and services revenue.
Sale of Goods and Services
Sale of goods and services includes revenue from the use of government assets as well as revenue generated by agencies in their normal trading activities.
Sales of goods and services exceeded the Budget estimate by $468 million mainly due to the reclassification of the High Cost Drugs program grant ($191 million), the recognition for the first time of personnel services revenue to Housing NSW from Land and Housing Corp ($213 million) and the toll revenues associated with the Sydney Harbour Tunnel following its reclassification as a finance lease ($43 million). There are corresponding expenses for the personnel services and toll revenues.
TOTAL STATE SECTOR ACCOUNTS

1 - 140

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS (continued)
Interest
Interest income includes returns on advances to public trading enterprises, returns on NSW Treasury Corporation deposits and on deposits with financial institutions.
Investment revenue deteriorated by $74 million over the Budget estimate largely because of lower than expected returns flowing from investment markets. Agencies affected include the NSW Self Insurance Corporation ($79 million) and Department of Health ($32 million). Crown Finance Entity increased its interest income due to higher than expected cash balances ($45 million).
Financial Distributions (Dividends and Income Tax Equivalents)
Dividends and income tax equivalent payments are paid by commercial Government businesses to ensure competitive neutrality with the private sector and encourage the businesses to make commercial investment decisions.
Dividends and taxes increased by $24 million in 2009-10. Higher profitability (and therefore dividends and income tax equivalents) in the energy sector were offset by lower dividends and income tax equivalents from Sydney Water and the transfer of NSW Lotteries Corporation.
Other dividends and distributions
Other dividends and distributions were $80 million above the Budget estimate. This was mainly due to higher distributions from the NSW Treasury Corporation Hour-Glass facility to the NSW Self Insurance Corporation ($43 million) and Department of Health ($42 million). The higher distributions largely reflect the restructuring of agency investment portfolios, resulting in reduced interest earning investments and increased equity investments.
Fines, Regulatory Fees and Other
Revenues from fines, regulatory fees and other revenues was $453 million higher than Budget estimates. Revenues increased significantly due to the transfer of council roads to the Roads and Traffic Authority of NSW following implementation of the NSW Road Reclassification Review ($313 million). The Crown Finance Entity also received higher than expected recoveries from the HIH liquidation process and the Crown assumption of additional builder and third party motor vehicle liabilities ($71 million).
TOTAL STATE SECTOR ACCOUNTS

1 - 141

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS (continued)
EXPENSES
Total expenses increased by $1,391 million against budget as outlined below.
Roads and Traffic Authority expenses were $530 million higher than budget primarily due to the transfer of roads to local councils following implementation of the NSW Roads Reclassification Review ($401 million), recognition of expenses associated with the Sydney Harbour Tunnel following its inclusion as an RTA asset acquired under finance lease ($55 million) and additional road maintenance due to storm damage ($70 million).
Department of Infrastructure and Transport expenses were $438 million higher than the Budget estimate. This was primarily due to additional funding for the South West Rail Link ($350 million), higher private bus service contract payments ($39 million) as a result of the introduction of new buses, the Rail Infrastructure Improvement program ($52 million) and RailCorp for the early implementation of the Metropolitan Transport Plan ($115 million). Increased expenses were in part offset by savings from the Sydney Metro and other miscellaneous savings.
Crown Finance Entity expenses were $263 million higher than the Budget estimate. This increase was driven by a number of factors including the reclassification of business asset transaction costs to operating expenses ($92 million), superannuation expenses ($74 million), LSL expense ($48 million), higher HIH liabilities based on an actuarial review ($71 million), additional First Home Owners Scheme grants ($41 million), repayment of an Australian Government grant because of the cancellation of the Sydney Metro project ($80 million) and interest expenses ($38 million). Offsetting expenditure reductions included natural disasters funding ($51 million), the reclassification of the Housing Construction Acceleration Plan ($64 million) and guarantee fee payments to the Australian Government ($24 million).
Department of Human Services expenses were $239 million higher than the Budget estimate mainly due to the recognition for the first time of personnel services revenue received by Housing NSW from Land and Housing Corp ($213 million).
Land and Property Management Authority expenses exceeded the Budget estimate by $207 million. This was primarily grants of land to Local Councils, Crown Reserve Trusts and Aboriginal land claims ($154 million).
Police expenses were $156 million higher than the Budget estimate. This was mainly due to an increase in Death and Disability expense ($80 million), additional funding approved for salary maintenance ($50 million) and other increases in expenses funded by additional revenues ($19 million).
NSW Self Insurance Corporation expenses were $147 million higher than the budget estimate. The increase is primarily due to higher claims payments and the actuarial forecasts for outstanding liabilities relating to NSW Police workers compensation. These increases were offset by lower than expected public liability claims emergence and the reduction of previous liabilities forecasts relating to the Canberra bushfires in 2002-03.
The expense increases detailed above were offset by the amortisation of Treasurers Advance ($300 million), the under utilisation of sector wide provisions and the impact of smaller expense variances for other agencies in the Budget sector.
TOTAL STATE SECTOR ACCOUNTS

1 - 142

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS (continued)
OPERATING RESULT
The operating result was $3,072 million better than the Budget estimate. This was due to the $1,984 million improvement on the Budget result previously discussed and a number of other gains and losses not recognised in the Budget result. Gains include:
•	deferred income tax accruals from Public Trading Enterprises of $1,028 million due to positive asset revaluations and gains on superannuation, derivative liabilities and hedging reserves
•	$793 million profit on the transfer of businesses to the Private sector (mainly NSW Lotteries Corporation),

•	$148 million valuation gain on investments

•	$138 million share of earnings from Associates mainly from Snowy Hydro Ltd
Offsetting losses includes:-
•	$435 million deferral of assets sales,

•	$228 million valuation loss on long service leave liabilities and

•	$113 million loss of dividends from asset sale proceeds, due to delays in remediation of assets in the Transport Infrastructure Development Corporation and deferrals within Energy Australia.
NET LENDING
Net lending was $2,242 million lower than the Budget estimate primarily due to an improvement of $1,984 million on the Budget result. The additional improvement is due to lower capital expenditures ($386 million), offset by lower asset sales ($133 million).
TOTAL STATE SECTOR ACCOUNTS

1 - 143

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS (continued)
THE NSW GENERAL GOVERNMENT SECTOR
STATEMENT OF FINANCIAL POSITION
AS AT 30 JUNE 2010

	Budget	Actual	Variance
	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalent Assets	2,672	3,071	399
Receivables	4,972	6,176	1,204
Tax Equivalents Receivable	381	286	(95)
Financial Assets at Fair Value	6,473	6,620	147
Advances paid	982	905	(77)
Deferred Tax Equivalents	4,632	5,734	1,102
Equity
Investments in Other Public Sector Entities	74,589	78,473	3,884
Investments in Associates	1,099	1,219	120
Other	4	—	(4)
Total Financial Assets	95,804	102,484	6,680

Non-Financial Assets
Inventories	234	276	42
Forestry Stock and Other Biological Assets	7	7	—
Assets Classified as Held for Sale	168	133	(35)
Investment Properties	302	269	(33)
Property, Plant and Equipment
Land and Buildings	53,039	56,629	3,590
Plant and Equipment	7,486	7,983	497
Infrastructure Systems	48,829	58,116	9,287
Intangibles	928	1,245	317
Other	1,839	1,116	(723)
Total Non-financial Assets	112,832	125,774	12,942

TOTAL ASSETS	208,636	228,258	19,622

LIABILITIES
Deposits Held	53	76	23
Payables	3,023	3,739	716
Tax Equivalents Payable	10	19	9
Borrowings and Derivatives at Fair Value	—	20	20
Borrowings at Amortised Cost	22,088	19,053	(3,035)
Advances Received	807	811	4
Employee Provisions	9,688	10,910	1,222
Superannuation Provision	30,682	32,722	2,040
Deferred Tax Equivalent Provision	998	796	(202)
Other Provisions	5,265	5,717	452
Other	2,438	3,032	594

TOTAL LIABILITIES	75,052	76,895	1,843

NET ASSETS	133,584	151,363	17,779

TOTAL STATE SECTOR ACCOUNTS

1 - 144

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS (continued)

	Budget	Actual	Variance
	$m	$m	$m
NET WORTH
Accumulated Funds	15,587	23,239	7,652
Reserves	117,997	128,124	10,127

TOTAL NET WORTH	133,584	151,363	17,779

OTHER FISCAL AGGREGATES
Net Debt	12,821	9,364	(3,457)
Net Financial Liabilities	53,837	52,884	(953)
NET DEBT
Net debt was $9,364 million at 30 June 2010. This was $3,457 million lower than the Budget estimate primarily due to the improvement in the cash result ($2,708 million) and the sale of the New South Wales Lotteries Corporation to Tattersall’s Holding Pty Ltd.
NET FINANCIAL LIABILITIES
Net financial liabilities were $52,884 million at 30 June 2010. This was $953 million lower than the Budget estimate and broadly reflects the improvement in net lending result and the sale of NSW Lotteries Corporation, offset by superannuation actuarial losses.
NET WORTH
Net worth was $151,363 million at 30 June 2010. This was $17,779 million higher than the Budget estimate. The improvement in net worth reflects a stronger operating result, higher equity value of the PTE/PFE sector and higher valuation of non financial assets compared to the original Budget, including recognition of assets for the first time, mainly land under roads. The above positive changes were offset by higher than expected superannuation losses.
TOTAL STATE SECTOR ACCOUNTS

1 - 145

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS (continued)
THE NSW GENERAL GOVERNMENT SECTOR
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE 2010

	Budget	Actual	Variance
	$m	$m	$m
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation	18,003	18,899	896
Sale of Goods and Services	4,226	4,570	344
Grants and Subsidies	25,658	26,976	1,318
Interest	390	325	(65)
Dividends and Income Tax Equivalents from Other Sectors	1,495	1,854	359
Other	4,616	5,073	457

Total Receipts	54,388	57,697	3,309

Payments
Employee Related	(22,488)	(22,278)	210
Superannuation	(2,632)	(2,939)	(307)
Payments for goods and services	(12,989)	(12,693)	296
Grants and Subsidies	(10,462)	(11,032)	(570)
Interest	(1,054)	(1,105)	(51)
Other	(2,834)	(3,264)	(430)

Total Payments	(52,459)	(53,311)	(852)

NET CASH FLOWS FROM OPERATING ACTIVITIES	1,929	4,386	2,457

CASH FLOWS FROM INVESTING ACTIVITIES
Non-financial Assets
Proceeds from Sale of Non-financial Assets	804	698	(106)
Purchases	(7,428)	(7,071)	357

Net Cash Flows from Investments in Non-financial Assets	(6,624)	(6,373)	251

Financial Assets (Policy Purposes)
Receipts	279	785	506
Payments	(426)	(301)	125

Net Cash Flows from Investments in Financial Assets (Policy Purposes)	(147)	484	631

Financial Assets (Liquidity Purposes)
Proceeds from Sale of Investments	75	331	256
Purchase of Investments	(607)	(1,243)	(636)

Net Cash Flows from Investments in Financial Assets (Liquidity Purposes)	(532)	(912)	(380)

NET CASH FLOWS FROM INVESTING ACTIVITIES	(7,303)	(6,801)	502

TOTAL STATE SECTOR ACCOUNTS

1 - 146

NOTES TO THE FINANCIAL STATEMENTS

NOTE 38:	BUDGETARY INFORMATION ON GENERAL GOVERNMENT 2009-10 FINANCIAL STATEMENTS (continued)

	Budget	Actual	Variance
	$m	$m	$m
CASH FLOWS FROM FINANCING ACTIVITIES
Advances received	—	—	—
Advances repaid	(49)	(53)	(4)
Proceeds from borrowings	5,973	3,015	(2,958)
Repayments of Borrowings	(554)	(1,015)	(461)
Deposits received (net)	(5)	52	57
Other (net)	—	137	137

NET CASH FLOWS FROM FINANCING ACTIVITIES	5,365	2,136	(3,229)

NET INCREASE/(DECREASE) IN CASH HELD	(9)	(279)	(270)

Opening Cash and Cash Equivalents	(a )	3,350	(a )
Reclassification of Cash Equivalents	(a )	—	(a )

CLOSING CASH BALANCE	(a )	3,071	(a )

DERIVATION OF CASH RESULT
Net Cash Flows from Operating Activities	1,929	4,386	2,457
Net Cash Flows from Investments in Non-Financial Assets	(6,624)	(6,373)	251

CASH SURPLUS/(DEFICIT)	(4,695)	(1,987)	2,708

(a)	Not published in 2009-10 Budget Estimates.
CASH RESULT
The cash deficit of $1,987 million was $2,708 million lower than the original Budget deficit largely because of an improvement in cash flows from operating activities.
The $2,457 million improvement in net cash flow from operating activities is greater than the corresponding improvement in the Budget result ($1,984 million) for a number of reasons. The Budget result includes additional non-cash expenses relating to actuarial valuations of employee and superannuation liabilities. In addition, there are also timing differences between cash and accrued dividends and income tax equivalents.

1 - 147

NOTES TO THE FINANCIAL STATEMENTS
NOTE 39: DETAILS OF CONSOLIDATED ENTITIES
The Total State Sector comprises the following entities and the entities that they control. Unless stated otherwise (below) the government has a full ownership interest in the controlled entities. Data was not consolidated for a number of small entities controlled by the state government (identified below with an asterisk) as they are not considered material for whole-of-government purposes. For completeness, they have been listed below as part of the government reporting entity.
Only two controlled entities have reporting dates dissimilar to the 30 June Total State Sector Accounts reporting date. The reporting dates for the Sydney Cricket and Sports Ground Trust (28 February) and the Parramatta Stadium Trust (31 December) are different as they are aligned to the sporting year associated with their primary activities. It is considered impracticable and not material to the results and financial position of the Total State Sector Accounts to attempt to align the two Trusts’ reporting periods to 30 June. Accordingly the annual financial results of these two trusts for their previous year (ending February and December respectively) have been consolidated into the 30 June based Total State Sector Accounts.

General Government	Aboriginal Housing Office
Sector Agencies	ANZAC Memorial Building Trustees (*)
Art Gallery of NSW Foundation (*)
Art Gallery of New South Wales
Audit Office of New South Wales
Australian Museum

Barangaroo Delivery Authority
Board of Vocational Education and Training (*)
Building and Construction Industry Long Service Leave Payments Corporation
Building Insurers Guarantee Corporation (*)

Cancer Institute NSW
Casino, Liquor and Gaming Control Authority
Catchment Management Authorities (all CMAs)
CB Alexander Foundation (*)
Centennial Park and Moore Park Trust
Chipping Norton Lakes Authority (*)
Community Relations Commission
Communities NSW (a)
Consolidated Fund
Compensation Authorities — Staff Division (a)
Corporation Sole ‘Minister Administering the Heritage Act, 1977’ (*)

Dams Safety Committee (*)
Department of Education and Training
Department of Environment, Climate Change and Water (a)
Department of Health
Department of Human Services (a)
Department of Industry and Investment (a)
Department of Justice and Attorney-General (a)
Department of Planning
Department of Premier and Cabinet (a)
Department of Rural Fire Service
Department of Services, Technology and Administration (a)
Department of Transport and Infrastructure
TOTAL STATE SECTOR ACCOUNTS

1 - 148

NOTES TO THE FINANCIAL STATEMENTS
NOTE 39: DETAILS OF CONSOLIDATED ENTITIES (continued)

General Government	Election Funding Authority of New South Wales (*)
Sector Agencies	Electricity Tariff Equalisation Ministerial Corporation
(continued)	Environmental Protection Authority (*)
Environmental Trust
Events New South Wales Pty Ltd

Farrer Memorial Research Scholarship Fund (*)
Festival Development Corporation (*)

Game Council of New South Wales (*)
Greyhound and Harness Racing Regulatory Authority (*) (b)

Health Care Complaints Commission
Health Foundation of NSW (*)
Historic Houses Trust of New South Wales
Home Care Service of New South Wales
Home Purchase Assistance Fund
Hunter Development Corporation

Independent Commission Against Corruption
Independent Pricing and Regulatory Tribunal
Independent Transport Safety and Reliability Regulator
Infrastructure Implementation Corporation (*)
Institute of Sport (NSW) (*)
Institute of Teachers (*)
Internal Audit Bureau (*)

Judicial Commission of New South Wales

Lake Illawarra Authority (*)
Land Administration Ministerial Corporation (*)
Land and Property Management Authority
Legal Aid Commission of New South Wales
Lord Howe Island Board (*)
Liability Management Ministerial Corporation
Luna Park Reserve Trust

Marine Parks Authority (*)
Mines Subsidence Board (*)
Minister Administering Environmental Planning and Assessment Act (incorporating Sydney Region Development Fund and Land Development Contribution Fund)
Motor Accidents Authority
Museum of Applied Arts and Sciences
TOTAL STATE SECTOR ACCOUNTS

1 - 149

NOTES TO THE FINANCIAL STATEMENTS
NOTE 39: DETAILS OF CONSOLIDATED ENTITIES (continued)

General Government	Natural Resources Commission
Sector Agencies	New South Wales Adult Migrant Education Service (*)
(continued)	New South Wales Crime Commission
New South Wales Electoral Commission
New South Wales Film and Television Office
New South Wales Fire Brigades
New South Wales Food Authority
New South Wales Self Insurance Corporation
New South Wales Maritime Authority
New South Wales Medical Board (*)
New South Wales Police
New South Wales Trustee and Guardian Administration Fund (c)
NSW Businesslink Pty Ltd

Office of the Board of Studies
Office of the Director of Public Prosecutions
Office of the Information Commissioner
Office of Transport Safety Investigations
Ombudsman’s Office

Parramatta Park Trust (*)
Police Integrity Commission
Psychiatry Institute of NSW (*)

Redfern-Waterloo Authority
Rental Bond Board
Responsible Gambling Fund
Roads and Traffic Authority
Royal Botanic Gardens and Domain Trust
Rural Assistance Authority

Sporting Injuries Committee (*)
State Council of Rural Lands Protection Boards (*)
State Emergency Service
State Library of New South Wales
State Property Authority
State Records Authority
State Sports Centre Trust (d)
Superannuation Administration Corporation
Sydney Olympic Park Authority

Technical Education Trust Fund (*)
The Legislature
The Sequicentenary of Responsible Government Trust (*)
The Treasury

Upper Parramatta River Catchment Trust (*)

Vocational Education and Training Accreditation Board (*)
TOTAL STATE SECTOR ACCOUNTS

1 - 150

NOTES TO THE FINANCIAL STATEMENTS
NOTE 39: DETAILS OF CONSOLIDATED ENTITIES (continued)

General Government	Water Administration Ministerial Corporation
Sector Agencies	Western Sydney Parklands Trust
(continued)	Wild Dog Destruction Board (*)
WorkCover Authority
Workers Compensation (Dust Diseases) Board

Public Non-Financial	City West Housing Pty Ltd
Corporations	Cobar Water Board (*)
Country Energy

Delta Electricity

EnergyAustralia
Eraring Energy

Forests New South Wales

Hunter Region Sporting Venues Autbority
Hunter Water Corporation

Illawarra Venues Authority
Integral Energy

Jenolan Caves Reserves Trust (*)

Landcom
Land and Housing Corporation

Macquarie Generation

Newcastle Port Corporation
New South Wales Lotteries Corporation (e)

Parramatta Stadium Trust
Port Kembla Port Corporation
Public Transport Ticketing Corporation
Rail Corporation New South Wales
Rail Infrastructure Corporation
Residual Business Management Corporation

State Sporting Venues Authority (*)
State Rail Residual Holding Authority
State Transit Authority
State Water
Sydney Catchment Authority
Sydney Cricket Ground and Sports Ground Trust
Sydney Ferries
Sydney Harbour Foreshore Authority
Sydney Metro
Sydney Opera House
Sydney Ports Corporation
Sydney Water Corporation
TOTAL STATE SECTOR ACCOUNTS

1 - 151

NOTES TO THE FINANCIAL STATEMENTS
NOTE 39: DETAILS OF CONSOLIDATED ENTITIES (continued)

Public Non-Financial Corporations	Sydney 2009 World Masters Games Organising Committee
(continued)	Teacher Housing Authority
Transport Infrastructure Development Corporation
TransGrid

Waste Recycling and Processing Corporation (WSN Environmental Solutions)
Wentworth Park Sporting Complex Trust (*)

Zoological Parks Board

Public Financial Corporations	Fair Trading Administration Corporation

FANMAC Trusts

Lifetime Care and Support Authority

New South Wales Treasury Corporation

(*)	Data was not consolidated for a number of small entities controlled by the state government as they are not considered material for whole-of-government purposes. For completeness, they have been listed above as part of the government reporting entity.

(a)	The agency was established or restructured as a result of the Public Sector Employment and Management (Departmental Amalgamation) Order 2009.

(b)	The Greyhound and Harness Racing Regulatory Authority was dissolved on 1 July 2009.

(c)	The New South Wales Trustee and Guardian Administration Fund was established under the NSW Trustee and Guardian Act, 2009 and replaces the former Office of Protective Commissioner and Public Guardian, and the Public Trust Office — Administration.

(d)	The State Sports Centre Trust was dissolved on 30 November 2009, and its residual net assets were transferred to the Sydney Olympic Park Authority.

(e)	The New South Wales Lotteries Corporation was sold on 31 March 2010.
TOTAL STATE SECTOR ACCOUNTS

1 - 152

NOTES TO THE FINANCIAL STATEMENTS
NOTE 40: KEY TECHNICAL TERMS USED IN THE FINANCIAL STATEMENTS
ABS GFS Manual The Australian Bureau of Statistics (ABS) publication Australian System of Government Finance Statistics: Concepts, Sources and Methods as updated from time to time.
Advances are loans acquired or made for policy purposes rather than liquidity management purposes.
cash surplus/(deficit) Net cash flows from operating activities plus net cash flows from acquisition and disposal of nonfinancial assets less distributions paid.
comprehensive result (total change in net worth before transactions with owners as owners) is the net result of all items of income and expense recognised for the period. It is the aggregate of operating result and other movements in equity, other than transactions with owners as owners.
convergence difference is the difference between the amounts recognised in the financial statements compared with the amounts determined for GFS purposes as a result of differences in definition, recognition, measurement, classification and consolidation principles and rules.
financial asset is any asset that is:
(a)	cash;

(b)	an equity instrument of another entity;

(c)	a contractual right:
(i)	to receive cash or another financial asset from another entity; or

(ii)	to exchange financial assets or financial liabilities with another entity under conditions that are potentially favourable to the entity; or
(d)	a contract that will or may be settled in the entity’s own equity instruments and is:
(i)	a non-derivative for which the entity is or may be obliged to receive a variable number of the entity’s own equity instruments; or

(ii)	a derivative that will or may be settled other than by the exchange of a fixed amount of cash or another financial asset for a fixed number of the entity’s own equity instruments. For this purpose the entity’s own equity instruments do not include instruments that are themselves contracts for the future receipt or delivery of the entity’s own equity instruments.
General Government Sector (GGS) This is an ABS classification of agencies that provide public services (such as health, education and police) or perform a regulatory function. Agencies in the GGS are funded in the main by taxation (directly or indirectly).
Government Finance Statistics (GFS) A system of financial reporting developed by the International Monetary Fund and used by the Australian Bureau of Statistics to classify the financial transactions of governments and measure their impact on the rest of the economy.
key fiscal aggregates These balances are useful for macro-economic analysis purposes, including assessing the impact of a government and its sectors on the economy. AASB 1049 prescribes: net worth, net operating balance, net lending/(borrowing), total change in net worth, and cash surplus/(deficit).
net cash flows from investments in financial assets (liquidity management purposes) is cash receipts from liquidation or repayment of investments in financial assets for liquidity management purposes less cash payments for such investments. Investment for liquidity management purposes means making funds available to others with no policy intent and with the aim of earning a commercial rate of return.
TOTAL STATE SECTOR ACCOUNTS

1 - 153

NOTES TO THE FINANCIAL STATEMENTS
NOTE 40: KEY TECHNICAL TERMS USED IN THE FINANCIAL STATEMENTS (continued)
net cash flows from investments in financial assets (policy purposes) is cash receipts from the repayment and liquidation of investments in financial assets for policy purposes less cash payments for acquiring financial assets for policy purposes. Acquisition of financial assets for policy purposes is distinguished from investments in financial assets (liquidity management purposes) by the underlying government motivation for acquiring the assets. Acquisition of financial assets for policy purposes is motivated by government policies such as encouraging the development of certain industries or assisting citizens affected by natural disaster.
net debt This is calculated as the sum of the following financial liabilities (deposits held, borrowings and derivatives and advances received) less the sum of the following financial assets (cash and deposits, advances paid and investments loans and placements).
net financial liabilities This is calculated as total liabilities, less financial assets, other than equity in PNFCs and PFCs. This measure is broader than net debt as it includes significant liabilities other than borrowings such as superannuation and employee provisions, and insurance claim obligations.
net gain on equity investments in other sectors comprises the net gains relating to the equity held by the GGS in other sector entities. It arises from a change in the carrying amount of net assets of the subsidiaries. The net gains are measured (in the absence of market values) based on the carrying amount of net assets/(liabilities) before elimination of intersector balances.
net lending/(borrowing) The financing requirement of government, calculated as the net operating balance less the net acquisition of non-financial assets. A positive result reflects a net lending position and a negative result reflects a net borrowing position.
net operating balance (Net result from transactions) This is calculated as revenue from transactions minus expenses from transactions. It excludes gains and losses resulting from changes in price levels and other changes in the volume of assets.
net worth It is an economic measure of wealth and is equal to total assets less total liabilities.
operating result is a measure of financial performance from the operations for the period. It is the net result of items of revenue, gains and expenses (including losses) recognised for the period, excluding those that are classified as ‘other non-owner movements in equity’.
other economic flows Changes in the volume or value of an asset or liability that do not result from transactions (i.e. revaluations and other changes in the volume of assets).
Public Financial Corporations (PFC) sector An ABS sector classification of government controlled agencies that have one or more of the following functions:
•	That of a central bank

•	The acceptance of demand, time or savings deposits, or

•	The authority to incur liabilities (such as insurance) and acquire financial assets in the market on their own account.
The sector is also commonly referred to as the Public Financial Enterprise (PFE) sector.
TOTAL STATE SECTOR ACCOUNTS

1 - 154

NOTES TO THE FINANCIAL STATEMENTS
NOTE 40: KEY TECHNICAL TERMS USED IN THE FINANCIAL STATEMENTS (continued)
Public Non-Financial Corporations (PNFC) sector An ABS sector classification of government controlled agencies where user charges represent a significant proportion of revenue, and the agencies operate within a broadly commercial orientation. The sector is also commonly referred to as the Public Trading Enterprise (PTE) sector.
transactions Interactions between two institutional units by mutual agreement or actions within a unit that it is analytically useful to treat as transactions, such as depreciation expense. Unlike revaluations, transactions generally reflect economic events that impact the economy.
End of Audited Financial Statements
TOTAL STATE SECTOR ACCOUNTS

1 - 155

OUTCOMES REPORT
OUTCOMES REPORT

2 - 1

NSW 2009-10 FINANCIAL OUTCOMES REPORT
The Outcomes Report presents financial aggregates according to the revised Uniform Presentation Framework (UPF) agreed by the Australian Loan Council in March 2008.
The Australian Loan Council includes each state and territory Treasurer and the Australian Treasurer. It monitors state finances, particularly the forecast cash surplus/deficit of governments and their future financing/investing requirements. Accordingly, the objective of the UPF is to “facilitate a better understanding of individual government’s budget papers and provide for more meaningful comparisons of each government’s financial results and projections”.
The format of the aggregates is based on a reporting standard set out by the Australian Accounting Standards Board — AASB1049 Whole of Government and General Government Sector Financial Reporting.
The UPF financial aggregates serve a number of purposes including:
•	allowing comparisons between the financial position of Australian governments on a consistent basis

•	facilitating time series comparisons since they are relatively unaffected by changes in public sector administrative structures and

•	permitting an assessment of the impact of NSW public sector transactions on the economy by providing data classified by economic type.
Several tables in the Outcomes Report are consistent with those reported in the Total State Sector Accounts but are repeated here for completeness.
This Financial Outcomes Report compares for 2009-10 the published NSW Budget with the actual outcome on an accruals basis. Financial aggregates are published for the following government sectors:
•	general government sector

•	public non-financial corporation (PNFC) sector

•	non financial public sector

•	public financial corporation (PFC) sector.
Only the actual outcome is presented for the NSW Public Financial Corporations Sector as budget data is not available. In addition to the reporting requirements, a consolidated NSW Total State Public Sector Statement of Financial Position by sector (Table 1) has been included. This assists in analysis of key State Sector Statement of Financial Position indicators. Since the time the budget was prepared, some disclosures have been refined to provide further information for AASB 1049. Where appropriate, budget amounts have been reclassified to report information consistent with the final outcome presentation as well as to correct for any misclassifications. Information in the Outcomes Report is not audited, however it has been prepared consistent with the audited Total State Sector Accounts.
OUTCOMES REPORT

2 - 2

LOAN COUNCIL REPORTING REQUIREMENTS
Table 19 compares the NSW Loan Council Allocation (LCA) estimate at the time of the Budget with the actual result for 2009-10.
As confirmed at the 1997 Loan Council meeting, States are to report their full contingent exposure to infrastructure projects with private sector involvement. Exposure is to be measured by the Government’s termination liabilities and disclosed as a footnote to, rather than as a component of LCAs
Table 19 shows a LCA outcome for 2009-10 of $3.4 billion compared with the Budget-time estimate of a $10.1 billion. The result exceeds the tolerance limit of $1.4 billion.
During 2009-10 the cash result for the non-financial public sector improved by $4.9 billion. This was primarily due to the deferral of some PFNC capital expenditure, an improvement in NFPS cash flows from operations, and proceeds from the sale of the lotteries business (net cash flows in investments for policy purposes).
The memorandum items were impacted by an improvement on the anticipated superannuation earning rate. The actual superannuation earning rate was 8.6 per cent, 0.7 per cent higher than the 7.9 per cent estimate at budget time.
OUTCOMES REPORT

2 - 3

TABLE 1: NSW PUBLIC SECTOR STATEMENT OF FINANCIAL POSITIONS
AT 30 JUNE 2010 (a)

		Public	Total	Public	Total
	General	Non-financial	Non-financial	Financial	State
	Government	Corporation	Sector	Corporations	Sector
	$m	$m	$m	$m	$m
Assets
Financial Assets
Cash and Cash Equivalent Assets	3,071	2,549	5,621	1,095	6,299
Receivables	6,176	2,331	6,636	816	6,775
Tax Equivalents Receivable	286	19	—	—	—
Financial Assets at Fair Value	6,620	1,085	7,426	55,360	19,857
Advances paid	905	31	438	1	434
Deferred Tax Equivalents	5,734	793	—	—	—
Equity
Investments in Other Public Sector Entities	78,473	—	(1,005)	—	—
Investments in Associates	1,219	85	1,305	—	1,305
Other	—	—	—	—	—
Total Financial Assets	102,484	6,893	20,421	57,272	34,670
Non-Financial Assets
Inventories	276	1,073	1,349	—	1,349
Forestry Stock and Other Biological Assets	7	662	669	—	669
Assets Classified as Held for Sale	133	134	267	—	267
Investment Properties	269	753	1,023	—	1,023
Property, Plant and Equipment
Land and Buildings	56,629	47,679	104,307	4	104,312
Plant and Equipment	7,983	4,135	12,118	4	12,122
Infrastructure Systems	58,116	60,060	118,176	—	118,176
Intangibles	1,245	1,375	2,620	8	2,628
Other	1,116	508	1,496	1	1,497
Total Non-financial Assets	125,774	116,379	242,025	17	242,043

Total Assets	228,258	123,272	262,446	57,289	276,713

Liabilities
Deposits Held	76	121	198	1,004	206
Payables	3,739	3,862	7,107	62	6,541
Tax Equivalents Payable	19	279	—	8	—
Borrowings and Derivatives at Fair Value	20	241	261	56,109	56,866
Borrowings at Amortised Cost	19,053	26,459	45,234	27	2,411
Advances Received	811	497	811	—	805
Employee Provisions	10,910	2,064	12,940	5	12,944
Superannuation Provision (b)	32,722	1,807	34,530	—	34,530
Deferred Tax Equivalent Provision	796	5,732	—	—	—
Other Provisions	5,717	1,888	6,282	1,081	7,326
Other	3,032	844	3,720	—	3,721

Total Liabilities	76,895	43,794	111,083	58,296	125,350

NET ASSETS	151,363	79,478	151,363	(1,007)	151,363

OUTCOMES REPORT

2 - 4

TABLE 1: NSW PUBLIC SECTOR STATEMENT OF FINANCIAL POSITIONS
AT 30 JUNE 2010 (cont)

		Public	Total	Public	Total
	General	Non-financial	Non-financial	Financial	State
	Government	Corporation	Sector	Corporations	Sector
	$m	$m	$m	$m	$m
Net Worth
Accumulated Funds	23,239	42,142	64,260	(1,005)	60,398
Reserves	128,124	37,336	87,103	—	90,965

TOTAL NET WORTH	151,363	79,478	151,363	(1,005)	151,363

OTHER FISCAL AGGREGATES
Net Financial Worth (c)	25,589	(36,901)	(90,662)	(1,024)	(90,680)
Net Financial Liabilities (d)	52,884	36,901	89,657	1,024	90,680
Net Debt (e)	9,364	23,653	33,019	684	33,698

(a)	This table has been presented on a liquidity basis as per AASB 1049. Amounts may not add across due to inter sector eliminations.

(b)	Superannuation liabilities are reported net of prepaid contribution assets.

(c)	Net financial worth equals total financial assets minus total liabilities.

(d)	Net financial liabilities equals total liabilities less financial assets excluding equity investments in other public sector entities.

(e)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash, advances paid and financial assets at fair value.
OUTCOMES REPORT

2 - 5

TABLE 2: NSW GENERAL GOVERNMENT SECTOR
STATEMENT OF COMPREHENSIVE INCOME

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Revenue from transactions
Taxation	18,011	19,129
Grant and Subsidies
Commonwealth — general purpose	12,621	13,419
Commonwealth — national agreements	6,621	6,554
Commonwealth — national partnership payments	5,796	6,367
Other grants and subsidies	639	643
Sale of goods and services	3,859	4,327
Interest	390	316
Dividend and income tax equivalent income from other sectors	2,013	2,037
Other dividends and distributions	205	285
Fines, regulatory fees and other	2,803	3,256
Total Revenue from transactions	52,958	56,333
less Expenses from transactions
Employee	22,724	23,073
Superannuation
Superannuation interest cost	851	951
Other superannuation	2,177	2,120
Depreciation and amortisation	2,915	2,769
Interest	1,531	1,653
Other property	1	1
Other operating	11,426	11,588
Grants and Transfers
Current grants and transfers	8,274	7,987
Capital grants and transfers	4,049	5,197
Total Expenses from transactions	53,948	55,339

BUDGET RESULT — SURPLUS/(DEFICIT) [Net Operating Balance]	(990)	994

Other economic flows included in the operating result
Gain/(Loss) from other liabilities	(3)	(238)
Other net gains/(losses)	396	875
Share of earnings from associates (excluding dividends)	35	173
Dividends from asset sale proceeds	113	—
Deferred Income Tax from Other Sectors	—	925
Other	16	(90)
Operating result (accounting basis)	(433)	2,639

Other economic flows — other comprehensive income
Superannuation actuarial gains/(loss)	1,416	(3,156)
Revaluations	1,331	5,476
Net gain/(loss) on equity investments in other sectors	1,872	5,702
Net gain/(loss) on financial instruments at fair value	(7)	—
Other	—	88
Comprehensive result — total change in net worth	4,179	10,749
OUTCOMES REPORT

2 - 6

TABLE 2: NSW GENERAL GOVERNMENT SECTOR
STATEMENT OF COMPREHENSIVE INCOME (cont)

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
KEY FISCAL AGGREGATES

Comprehensive result — total change in net worth	4,179	10,749
Less: Net other economic flows	(5,169)	(9,755)
equals: Budget Result — net operating balance	(990)	994
less Net acquisition of non-financial assets
Purchases of non-financial assets	7,426	7,033
Sales of non-financial assets	(804)	(671)
less Depreciation	(2,915)	(2,769)
plus Change in inventories	9	(11)
plus Other movements in non-financial assets
assets acquired utilising finance leases	237	244
other	22	(109)
equals Total Net acquisition of non-financial assets	3,975	3,717
equals Net Lending/(Borrowing) [Fiscal Balance]	(4,965)	(2,723)
OUTCOMES REPORT

2 - 7

TABLE 3: NSW GENERAL GOVERNMENT SECTOR
STATEMENT OF FINANCIAL POSITION AT 30 JUNE (a)

	2010	2010
	$m	$m
	(Budget)	(Actual)
Assets
Financial Assets
Cash and cash equivalent assets	2,672	3,071
Receivables	4,972	6,176
Tax Equivalents Receivable	381	286
Financial Assets at Fair Value	6,473	6,620
Advances paid	982	905
Deferred Tax Equivalents	4,632	5,734
Equity
Investments in Other Public Sector Entities	74,589	78,473
Investments in Associates	1,099	1,219
Other financial assets	4	—
Total Financial Assets	95,804	102,484

Non-Financial Assets
Inventories	234	276
Forestry Stock and Other Biological Assets	7	7
Assets Classified as Held for Sale	168	133
Investment Properties	302	269
Property, Plant and Equipment
Land and Buildings	53,039	56,629
Plant and Equipment	7,486	7,983
Infrastructure Systems	48,829	58,116
Intangibles	928	1,245
Other non-financial assets	1,839	1,116
Total Non-financial Assets	112,832	125,774

Total Assets	208,636	228,258

Liabilities
Deposits Held	53	76
Payables	3,023	3,739
Tax Equivalents Payable	10	19
Borrowings and Derivatives at Fair Value	—	20
Borrowings at Amortised Cost	22,088	19,053
Advances Received	807	811
Employee Provisions	9,688	10,910
Superannuation provisions (b)	30,682	32,722
Deferred Tax Equivalent Provision	998	796
Other Provisions	5,265	5,717
Other	2,438	3,032

Total Liabilities	75,052	76,895

NET ASSETS	133,584	151,363

OUTCOMES REPORT

2 - 8

TABLE 3: NSW GENERAL GOVERNMENT SECTOR
STATEMENT OF FINANCIAL POSITION AT 30 JUNE (cont)

	2010	2010
	$m	$m
	(Budget)	(Actual)
Net Worth
Accumulated Funds	15,587	23,239
Reserves	117,997	128,124

TOTAL NET WORTH	133,584	151,363

OTHER FISCAL AGGREGATES
Net Financial Worth (c)	20,752	25,589
Net Debt (d)(f)	12,821	9,364
Net Financial Liabilities (e)	53,837	52,884

(a)	This table has been presented on a liquidity basis as per AASB 1049.

(b)	Superannuation liabilities are reported net of prepaid contribution assets.

(c)	Net financial worth equals total financial assets minus total liabilities.

(d)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash, advances paid and financial assets at fair value.

(e)	Net financial liabilities equals net financial worth excluding equity investments in other public sector entities.
OUTCOMES REPORT

2 - 9

TABLE 4: NSW GENERAL GOVERNMENT SECTOR STATEMENT OF CASH FLOWS

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Receipts from operating activities
Receipts
Taxes received	18,003	18,899
Receipts from sales of goods and services	4,226	4,570
Grants and subsidies received	25,658	26,976
Interest receipts	390	325
Dividends and income tax equivalents	1,495	1,854
Other receipts	4,616	5,073
Total operating receipts	54,388	57,697
Cash payments for operating activities
Payments for employees	(22,488)	(22,278)
Payments for superannuation	(2,632)	(2,939)
Payments for goods and services	(12,989)	(12,693)
Grants and Subsidies paid	(10,462)	(11,032)
Interest paid	(1,054)	(1,105)
Other payments	(2,834)	(3,264)
Total cash operating payments	(52,459)	(53,311)

Net cash flows from operating activities	1,929	4,386

Cash flows from investing activities
Cash flows from investments in non-financial assets
Sales of non-financial assets	804	698
purchases of non-financial assets	(7,428)	(7,071)
Net Cash flows from investments in non-financial assets	(6,624)	(6,373)
Cash flows from investments in financial assets for policy purposes
Receipts	279	785
payments	(426)	(301)
Net Cash flows from investments in financial assets for policy purposes	(147)	484
Cash flows from investments in financial assets for liquidity purposes
proceeds from sale of investments	75	331
purchase of investments	(607)	(1,243)
Net Cash flows from investments in financial assets for liquidity purposes	(532)	(912)

Net Cash flows from investing activities	(7,303)	(6,801)

Cash flows from financing activities
Advances received (net)	(49)	(53)
Proceeds from borrowings	5,973	3,015
Repayments of borrowings	(554)	(1,015)
Deposits received (net)	(5)	52
Other (net)	—	137

Net cash flows from financing activities	5,365	2,136

Net increase/(decrease) in cash held	(9)	(279)

OUTCOMES REPORT

2 - 10

TABLE 4: NSW GENERAL GOVERNMENT SECTOR STATEMENT OF CASH FLOWS (cont)

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Derivation of cash result
Net Cash Flows from Operating Activities	1,929	4,386
Net Cash Flows from Investments in Non-Financial Assets	(6,624)	(6,373)

Cash surplus/(deficit)	(4,695)	(1,987)

Derivation of ABS GFS General Government Cash Surplus/(Deficit)
Cash surplus/(deficit)	(4,695)	(1,987)
Assets acquired under finance leases	(237)	(244)
Other financing arrangements (a)	2	11

ABS GFS Cash Surplus/(Deficit)	(4,930)	(2,220)

(a)	Comprises of movements in payables and receivables of a capital nature.
OUTCOMES REPORT

2 - 11

TABLE 5: NSW GENERAL GOVERNMENT SECTOR TAXES

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Taxes on employers’ payroll and labour force	6,172	6,142
Taxes on property
Land taxes	2,352	2,296
Stamp duties on financial and capital transactions	3,144	4,354
Financial institutions’ transaction taxes	—	—
Other	113	114

Total taxes on property	5,609	6,764

Taxes on the provision of goods and services
Excises and levies	—	—
Taxes on gambling	1,683	1,706
Taxes on insurance	1,847	1,761

Total taxes on the provision of goods and services	3,530	3,467

Taxes on use of goods and performance of activities
Motor vehicle taxes	2,194	2,255
Franchise taxes	2	4
Other	504	497

Total taxes on use of goods and performance of activities	2,700	2,756

Total Taxation Revenue	18,011	19,129

OUTCOMES REPORT

2 - 12

TABLE 6: NSW GENERAL GOVERNMENT SECTOR DIVIDEND AND
INCOME TAX EQUIVALENT INCOME

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Dividend and income tax revenue from the PNFC sector	1,960	1,981
Dividend and income tax revenue from the PFC sector	53	56
Other dividend income	205	285

Total dividend and income tax equivalent income	2,218	2,322

OUTCOMES REPORT

2 - 13

TABLE 7: NSW GENERAL GOVERNMENT SECTOR GRANT REVENUE AND EXPENSE

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Current grants and subsidies
Current grants from the Commonwealth (a)
General purpose grants	12,621	13,419
National agreements	6,311	6,236
National partnership payments	1,477	1,657
Total	20,409	21,312
Other grants and subsidies	627	638

Total current grants and subsidies revenue	21,036	21,950
Capital grants and subsidies
Capital grants from the Commonwealth (a)
General purpose grants	—	—
National agreements	310	318
National partnership payments	4,319	4,710
Total	4,629	5,028
Other grants and subsidies	12	5

Total capital grants and subsidies revenue	4,641	5,033

Total grant revenue	25,677	26,983

Current grants, subsidies, and transfer payments to:
State/Territory Government	—	—
Local Government (a)	352	377
Private and not-for-profit sector (a)	5,484	5,275
Other sectors of government	2,438	2,335

Total current grants, subsidies, and transfer payments expense	8,274	7,987
Capital grants, subsidies, and transfer payments to:
State/Territory Government	—	—
Local Government (a)	265	651
Private and not-for-profit sector (a)	726	1,013
Other sectors of government	3,058	3,533

Total capital grants, subsidies, and transfer payments expense	4,049	5,197

Total grant expense	12,323	13,184

Note:

(a)	Grant revenue and expenses above exclude the following transfer payments from the Commonwealth government that New South Wales on-passes to third parties. They are not recorded as New South Wales revenue and expense as the State has not control over the amounts that it on-passes.

Transfer Receipts
Current transfer receipts for specific purposes	3,680	3,831
Capital transfer receipts for specific purposes	1	19

Total Receipts	3,681	3,850

Current transfer payments to
Local government	453	614
Private and not-for profit sector	3,227	3,217
Capital transfer payments to
Local government	—	—
Private and not-for profit sector	1	19

Total Payments	3,681	3,850
OUTCOMES REPORT

2 - 14

TABLE 8: NSW GENERAL GOVERNMENT SECTOR EXPENSES BY FUNCTION

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
General Public Services
Government superannuation benefits	68	107
Other general public services	1,876	1,640

Total Other General Public Services	1,943	1,747

Public Order and Safety
Police and fire protection services
Police services	2,326	2,585
Fire protection services	725	767
Law courts and legal services	1,074	1,145
Prisons and corrective services	1,038	1,164
Other public order and safety	71	60

Total Public Order and Safety	5,233	5,721

Education
Primary and secondary education
Primary education	4,011	4,115
Secondary education	4,351	4,297
Primary and secondary education n.e.c.	137	123
Tertiary education
University education	10	—
Technical and further education	1,691	1,649
Tertiary education n.e.c.	—	28
Pre-school education and education not definable by level
Pre-school education	27	28
Special education	918	986
Other education not definable by level	131	54
Transportation of students
Transportation of non-urban school children	437	455
Transportation of other students	209	220
Education n.e.c.	—	—

Total Education	11,922	11,955

Health
Acute care institutions
Admitted patient services in acute care institutions	8,809	8,859
Non-admitted patient services in acute care institutions	1,838	1,937
Mental health institutions	32	41
Nursing homes for the aged	100	97
Community health services
Community health services (excluding community mental health)	1,539	1,433
Community mental health	455	453
Patient transport	598	601
Public health services	598	530
Pharmaceuticals, medical aids and appliances	208	188
Health research	—	87
Health administration n.e.c.	42	24

Total Health	14,219	14,250
OUTCOMES REPORT

2 - 15

TABLE 8: NSW GENERAL GOVERNMENT SECTOR EXPENSES BY FUNCTION (cont)

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Social Security
Social Security	306	296
Welfare services
Family and children services	1,314	1,285
Welfare services for the aged	385	401
Welfare services for people with a disability	1,994	2,002
Welfare services n.e.c.	234	288
Social security and welfare n.e.c.	175	178

Total Social Security	4,407	4,450

Housing and Community Amenities
Housing and community development
Housing	2,694	2,908
Community Development	114	219
Water supply	85	128
Sanitation and protection of the environment	718	635
Other community amenities	—	—

Total Housing and Community Amenities	3,612	3,890

Recreation and Culture
Recreation facilities and services
National parks and wildlife	345	368
Recreation facilities and services n.e.c.	318	318
Cultural facilities and services	514	570
Broadcasting and film production	13	10
Recreation and culture n.e.c.	—	—

Total Recreation and Culture	1,191	1,266

Fuel and Energy
Fuel affairs and services
Coal/Petroleum/Nuclear affairs, Fuel affairs and services n.e.c.	2	2
Gas	—	—
Electricity and other energy
Electricity	65	33
Other energy	—	—
Fuel and Energy n.e.c.	—	—

Total Fuel and Energy	67	35
OUTCOMES REPORT

2 - 16

TABLE 8: NSW GENERAL GOVERNMENT SECTOR EXPENSES BY FUNCTION (cont)

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Agriculture, Forestry, Fishing and Hunting
Agriculture	708	881
Forestry, fishing and hunting	116	128

Total Agriculture, Forestry, Fishing and Hunting	824	1,009

Mining and Mineral Resources other than Fossil Fuels; Manufacturing and Construction
Mining and mineral resources other than fuels	65	69
Manufacturing	—	—
Construction	99	71

Total Mining and Mineral Resources other than Fossil Fuels; Manufacturing and Construction	165	140

Transport and Communications Road transport
Road rehabilitation, and Aboriginal community road transport services	9	—
Road maintenance	2,298	2,795
Road transport n.e.c.	663	671
Water transport
Other water transport services	1	1
Urban water transport services	158	165
Rail transport
Urban rail transport services	2,604	2,978
Non-urban rail transport freight services	164	164
Non-urban rail transport passenger services	129	110
Air transport	—	—
Pipelines	—	—
Other transport
Multi-mode urban transport	182	194
Other transport n.e.c.	13	14
Communications	—	—

Total Transport and Communications	6,220	7,092

Other Economic Affairs
Storage, saleyards and markets	—	—
Tourism and area promotion	51	56
Labour and employment affairs
Vocational training	218	239
Other labour and employment affairs	455	264
Other economic affairs	420	395

Total Other Economic Affairs	1,144	954
OUTCOMES REPORT

2 - 17

TABLE 8: NSW GENERAL GOVERNMENT SECTOR EXPENSES BY FUNCTION (cont)

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Other Purposes
Public debt transactions	2,411	2,610
General purpose inter-government transactions	100	—
Natural disaster relief	75	138
Other purposes n.e.c.(a)	415	82

Total Other Purposes	3,001	2,830

Total Expenses	53,948	55,339

Notes: n.e.c. not elsewhere classified
Budget expenditure may be reclassified to be consistent with actual expenditure.

(a)	The original budget included $300 million Advance to the Treasurer which was allocated across functions as the funds were spent in the actual year.
OUTCOMES REPORT

2 - 18

TABLE 9: NSW GENERAL GOVERNMENT SECTOR CAPITAL EXPENDITURE BY FUNCTION (a)

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Purchases of Non-Financial Assets
General public services	382	372
Public order and safety	450	417
Education	2,641	2,706
Health	604	678
Social security and welfare	180	188
Housing and community amenities	92	100
Recreation and culture	137	149
Fuel and energy	—	—
Agriculture, forestry, fishing and hunting	55	35
Mining, manufacturing and construction	4	2
Transport and communications	2,696	2,355
Other economic affairs	30	19
Other purposes (b)	155	12

Total Purchases of Non Financial Assets	7,426	7,033

(a)	This table comprises purchases of non-financial assets as required by the UPF, effectively excluding assets acquired under finance leases. The following table provides details of the assets acquired under finance leases, sorted by policy areas, for reconciliation to the general government sector capital expenditure program.

	2008-09	2008-09
	$m	$m
	(Budget)	(Actual)
Assets Acquired under Finance Leases

Education	26	21
Health	4	1
Transport and communications	207	222

Total Assets Acquired under Finance Leases	237	244

Total Capital Expenditure	7,663	7,277

(b)	The original budget included $140 million Advance to the Treasurer which was allocated across functions as the funds were spent in the actual year.
OUTCOMES REPORT

2 - 19

TABLE 10: NSW PUBLIC NON-FINANCIAL CORPORATION SECTOR
STATEMENT OF COMPREHENSIVE INCOME

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Revenue from Transactions
Grant and Subsidies
Commonwealth — national agreements	—	—
Commonwealth — national partnership payments	—	1,436
Other grants and subsidies	5,414	4,285
Sale of goods and services	16,347	13,806
Interest	80	124
Other dividends and distributions	2	—
Other	717	654
Total Revenue from transactions	22,560	20,305
Expenses from Transactions
Employee	4,024	3,678
Superannuation
Superannuation interest cost	(36)	(48)
Other superannuation	352	398
Depreciation and amortisation	2,829	2,850
Interest	1,555	1,526
Income tax expense	712	736
Other operating	9,162	6,715
Grants and Transfers
Current grants and transfers	438	435
Capital grants and transfers	3	16
Total Expenses from transactions	19,039	16,306
Transactions from discontinuing operations	—	29

Net Operating Balance — Surplus After Tax	3,521	4,028

Other economic flows included in the operating result
Gain/(Loss) from other liabilities	—	(4)
Other net gains/(losses)	(94)	(485)
Dividends from asset sale proceeds	—	—
Other	(51)	(335)
Operating result (accounting basis)	3,376	3,204

Other economic flows — other comprehensive income
Superannuation actuarial gains/(loss)	117	(393)
Revaluations	80	5,045
Deferred tax direct to equity	—	82
Net gain/(loss) on financial instruments at fair value	(252)	(22)
Other	—	105
Comprehensive result — total change in net worth before transactions with owners (a)	3,321	8,021
OUTCOMES REPORT

2 - 20

TABLE 10: NSW PUBLIC NON-FINANCIAL CORPORATION SECTOR
STATEMENT OF COMPREHENSIVE INCOME (cont)

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
KEY FISCAL AGGREGATES
Comprehensive result — total change in net worth before transactions with owners (a)	3,321	8,021
Less: Net other economic flows	200	(3,993)
equals: Net operating balance	3,521	4,028
less Net acquisition of non-financial assets
Purchases of non-financial assets	10,114	8,811
Sales of non-financial assets	(500)	(370)
less Depreciation	(2,829)	(2,850)
plus Change in inventories	(2)	96
plus Other movements in non-financial assets
assets acquired utilising finance leases	219	219
other	213	162
equals Total Net acquisition of non-financial assets	7,215	6,068
equals Net Lending/(Borrowing) [Fiscal Balance]	(3,694)	(2,040)

(a)	‘Total change in net worth’ is before transactions with owners as owners. Therefore, it may not equal the movement in Statement of Financial Position net worth.
OUTCOMES REPORT

2 - 21

TABLE 11: NSW PUBLIC NON-FINANCIAL CORPORATION SECTOR
STATEMENT OF FINANCIAL POSITION AT 30 JUNE (a)

	2010	2010
	$m	$m
	(Budget)	(Actual)
	$m	$m
Assets
Financial Assets
Cash and Cash Equivalent Assets	1,118	2,549
Receivables	2,125	2,331
Tax Equivalents Receivable	10	19
Financial Assets at Fair Value	792	1,085
Advances paid	37	31
Deferred Tax Equivalents	998	793
Equity
Investments in Other Public Sector Entities	—	—
Investments in Associates	—	85
Other	—	—
Total Financial Assets	5,080	6,893

Non-Financial Assets
Inventories	1,098	1,073
Forestry Stock and Other Biological Assets	1,581	662
Assets Classified as Held for Sale	50	134
Investment Properties	1,263	753
Property, Plant and Equipment
Land and Buildings	45,121	47,679
Plant and Equipment	4,086	4,135
Infrastructure Systems	57,102	60,060
Intangibles	1,369	1,375
Other	231	508
Total Non-financial Assets	111,901	116,379

Total Assets	116,981	123,272

Liabilities
Deposits Held	65	121
Payables	2,857	3,862
Tax Equivalents Payable	350	279
Borrowings and Derivatives at Fair Value	409	241
Borrowings at Amortised Cost	27,974	26,459
Advances Received	559	497
Employee Provisions	2,073	2,064
Superannuation Provision (b)	1,977	1,807
Deferred Tax Equivalent Provision	4,632	5,732
Other Provisions	1,659	1,888
Other	829	844

Total Liabilities	43,384	43,794

NET ASSETS	73,597	79,478

OUTCOMES REPORT

2 - 22

TABLE 11: NSW PUBLIC NON-FINANCIAL CORPORATION SECTOR
STATEMENT OF FINANCIAL POSITION AT 30 JUNE (cont)

	2010	2010
	$m	$m
	(Budget)	(Actual)
Net Worth
Accumulated Funds	41,607	42,142
Reserves	31,990	37,336

TOTAL NET WORTH	73,597	79,478

OTHER FISCAL AGGREGATES
Net Financial Worth (c)	(38,304)	(36,901)
Net Debt (d)	27,060	23,653
Net Financial Liabilities (e)	38,304	36,901

(a)	This table has been presented on a liquidity basis as per AASB 1049.

(b)	Superannuation liabilities are reported net of prepaid contribution assets.

(c)	Net financial worth equals total financial assets minus total liabilities.

(d)	Net Debt equals the sum of deposits held, advances received and borrowing, minus the sum of cash, advances paid, and financial assets at fair value.

(e)	Net financial liabilities equals total liabilities minus total financial assets.
OUTCOMES REPORT

2 - 23

TABLE 12: NSW PUBLIC NON-FINANCIAL CORPORATION STATEMENT OF CASH FLOWS

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Receipts from operating activities
Receipts
Receipts from sales of goods and services	16,582	14,924
Grants and subsidies received	5,414	5,722
Interest receipts	80	124
Other receipts	2,258	2,527
Total operating recepts	24,334	23,297
Cash payments for operating activities
Payments for employees	(4,243)	(3,820)
Payments for superannuation	(377)	(502)
Payments for goods and services	(9,340)	(7,256)
Grants and Subsidies paid	(438)	(448)
Interest paid	(1,485)	(1,450)
Income tax equivalents paid	(642)	(745)
Other payments	(1,719)	(2,082)
Total cash operating payments	(18,244)	(16,303)

Net cash flows from operating activities	6,090	6,994

Cash flows from investing activities
Cash flows from investments in non-financial assets
Sales of non-financial assets	500	466
Purchases of non-financial assets	(10,123)	(8,692)
Net cash flows from investments in non-financial assets	(9,623)	(8,226)
Cash flows from investments in financial assets for policy purposes
Receipts	6	—
Payments	(57)	(13)
Net cash flows from investments in financial assets for policy purposes	(51)	(13)
Cash Flows from Investments in financial assets for liquidity purposes
Proceeds from sale of investments	72	40
Purchase of investments	(140)	(426)
Net cash flows from investments in financial assets for liquidity purposes	(68)	(386)

Net cash flows from investing activities	(9,742)	(8,625)

Cash flows from financing activities
Advances repaid	(190)	(171)
Proceeds from borrowings	5,404	14,296
Repayments of borrowings	(1,032)	(11,035)
Dividends paid	(820)	(1,058)
Deposits received (net)	(40)	22
Other financing (net)	—	—

Net cash flows from financing activities	3,322	2,054

Net increase/ (decrease) in cash held	(330)	423

OUTCOMES REPORT

2 - 24

TABLE 12: NSW PUBLIC NON-FINANCIAL CORPORATION
STATEMENT OF CASH FLOWS (cont)

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Derivation of cash result
Net Cash Flows from Operating Activities	6,090	6,994
Net Cash Flows from Investments in Non-Financial Assets	(9,623)	(8,226)
Dividends paid	(820)	(1,058)

Cash surplus/(deficit)	(4,353)	(2,290)

Derivation of ABS GFS Public Non-financial Sector Cash Surplus/(Deficit)
Cash surplus/(deficit)	(4,353)	(2,290)
Assets acquired under finance leases	(219)	(219)
Other financing arrangements (a)	9	(215)

ABS GFS Cash Surplus/(Deficit)	(4,563)	(2,724)

(a)	Comprises of movements in payables and receivables of a capital nature.
OUTCOMES REPORT

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TABLE 13: NSW NON-FINANCIAL PUBLIC SECTOR
STATEMENT OF COMPREHENSIVE INCOME

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Revenue from Transactions
Taxation	17,035	18,029
Grant and Subsidies
Commonwealth — general purpose	12,621	13,419
Commonwealth — national agreements	6,621	6,554
Commonwealth — national partnership payments	5,796	6,345
Other grants and subsidies	443	481
Sale of goods and services	19,416	16,967
Interest	414	373
Dividend and income tax from other sectors	52	56
Other dividends and distributions	207	285
Fines, regulatory fees and other	3,500	3,893
Total Revenue from transactions	66,105	66,402

Expenses from Transactions
Employee	26,736	26,710
Superannuation
Superannuation interest cost	816	903
Other superannuation	2,529	2,517
Depreciation and amortisation	5,745	5,619
Interest	3,031	3,113
Other property	1	1
Other operating	18,841	16,354
Grants and Transfers
Current grants and transfers	6,129	5,948
Capital grants and transfers	994	1,745
Total Expenses from transactions	64,822	62,910
Transactions from discontinuing operations	—	288

Net Operating Balance — Surplus	1,283	3,780

Other economic flows included in the operating result
Gain/(Loss) from other liabilities	(3)	(242)
Other net gains/(losses)	303	347
Share of earnings from associates (excluding dividends)	35	173
Other	(37)	(58)
Operating result (accounting basis)	1,581	4,000

Other economic flows — other comprehensive income
Superannuation actuarial gains/(loss)	1,532	(3,538)
Revaluations	1,411	11,214
Net gain/(loss) on equity investments in other sectors	12	(1,105)
Net gain/(loss) on financial instruments at fair value	(258)	(31)
Other	—	187

Comprehensive result — total change in net worth	4,278	10,727
OUTCOMES REPORT

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TABLE 13: NSW NON-FINANCIAL PUBLIC SECTOR
STATEMENT OF COMPREHENSIVE INCOME (cont)

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
KEY FISCAL AGGREGATES

Comprehensive result — total change in net worth	4,278	10,727
Less: Net other economic flows	(2,995)	(6,947)
equals: Budget Result — net operating balance	1,283	3,780
less Net acquisition of non-financial assets
Purchases of non-financial assets	17,533	15,856
Sales of non-financial assets	(1,303)	(965)
less Depreciation	(5,745)	(5,619)
plus Change in inventories	7	85
plus Other movements in non-financial assets
assets acquired utilising finance leases	456	463
other	236	52
equals Total Net acquisition of non-financial assets	11,184	9,872
equals Net Lending/(Borrowing) [Fiscal Balance]	(9,901)	(6,092)
OUTCOMES REPORT

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TABLE 14: NSW NON-FINANCIAL PUBLIC SECTOR
STATEMENT OF FINANCIAL POSITION AT 30 JUNE (a)

	2010	2010
	$m	$m
	(Budget)	(Actual)
	$m	$m
Assets
Financial Assets
Cash and Cash Equivalent Assets	3,791	5,621
Receivables	5,323	6,636
Financial Assets at Fair Value	6,957	7,426
Advances paid	459	438
Equity
Investments in Other Public Sector Entities	991	(1,005)
Investments in Associates	1,100	1,305
Other	4	—
Total Financial Assets	18,625	20,421

Non-Financial Assets
Inventories	1,332	1,349
Forestry Stock and Other Biological Assets	1,588	669
Assets Classified as Held for Sale	218	267
Investment Properties	1,565	1,023
Property, Plant and Equipment
Land and Buildings	98,160	104,307
Plant and Equipment	11,572	12,118
Infrastructure Systems	105,931	118,176
Intangibles	2,298	2,620
Other	2,052	1,496
Total Non-financial Assets	224,716	242,025

Total Assets	243,341	262,446

Liabilities
Deposits Held	118	198
Payables	5,521	7,107
Borrowings and Derivatives at Fair Value	409	261
Borrowings at Amortised Cost	49,754	45,234
Advances Received	807	811
Employee Provisions	11,712	12,940
Superannuation Provision (b)	32,659	34,530
Other Provisions	5,568	6,282
Other	3,209	3,720

Total Liabilities	109,757	111,083

NET ASSETS	133,584	151,363

OUTCOMES REPORT

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TABLE 14: NSW NON-FINANCIAL PUBLIC SECTOR
STATEMENT OF FINANCIAL POSITION AT 30 JUNE (cont)

	2010	2010
	$m	$m
	(Budget)	(Actual)
Net Worth
Accumulated Funds	57,194	64,260
Reserves	76,390	87,103

TOTAL NET WORTH	133,584	151,363

OTHER FISCAL AGGREGATES
Net Financial Worth (c)	(91,132)	(90,662)
Net Debt (d)	39,881	33,019
Net Financial Liabilities (e)	92,123	89,657

(a)	This table has been presented on a liquidity basis as per AASB 1049.

(b)	Superannuation liabilities are reported net of prepaid contribution assets.

(c)	Net financial worth equals total financial assets minus total liabilities.

(d)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash, advances paid and financial assets at fair value.

(e)	Net financial liabilities equals total liabilities less total financial assets excluding equity investments in other public sector entities.
OUTCOMES REPORT

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TABLE 15: NSW NON-FINANCIAL PUBLIC SECTOR STATEMENT OF CASH FLOWS

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Receipts from operating activities
Receipts
Taxes Received	17,030	18,005
Receipts from sales of goods and services	20,501	18,668
Grants and subsidies received	25,411	26,721
Interest receipts	415	341
Dividends and income tax equivalents	98	104
Other receipts	6,909	7,667
Total operating receipts	70,364	71,506
Cash payments for operating activities
Payments for employees	(26,447)	(25,852)
Payments for superannuation	(3,009)	(3,441)
Payments for goods and services	(21,123)	(18,223)
Grants and Subsidies paid	(5,564)	(5,848)
Interest paid	(2,483)	(2,446)
Other payments	(4,546)	(5,153)
Total cash operating payments	(63,172)	(60,963)

Net cash flows from operating activities	7,192	10,543

Cash flows from investing activities
Cash flows from investments in non-financial assets
Sales of non-financial assets	1,303	1,001
Purchases of non-financial assets	(17,543)	(15,688)
Net cash flows from investments in non-financial assets	(16,240)	(14,687)

Cash flows from investments in financial assets for policy purposes
Receipts	56	634
Payments	(448)	(314)
Net cash flows from investments in financial assets for policy purposes	(392)	320

Cash flows from investments in financial assets for liquidity purposes
Proceeds from sale of investments	146	270
Purchase of investments	(746)	(1,530)
Net cash flows from investments in financial assets for liquidity purposes	(600)	(1,260)

Net cash flows from investing activities	(17,232)	(15,627)

Cash flows from financing activities
Advances received (net)	(49)	(53)
Proceeds from borrowings	11,369	17,280
Repayments of Borrowings	(1,576)	(12,039)
Deposits received (net)	(43)	75
Other (net)	—	2

Net cash flows from financing activities	9,701	5,265

Net increase/(decrease) in cash held	(339)	181

OUTCOMES REPORT

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TABLE 15: NSW NON-FINANCIAL PUBLIC SECTOR STATEMENT OF CASH FLOWS (cont)

	2009-10	2009-10
	$m	$m
	(Budget)	(Actual)
Derivation of cash result
Net Cash Flows from Operating Activities	7,192	10,543
Net Cash Flows from Investments in Non-Financial Assets	(16,240)	(14,687)

Cash surplus/ (deficit)	(9,048)	(4,144)

Derivation of ABS GFS Total Non-financial Public Sector Cash Surplus/(Deficit)
Cash surplus/ (deficit)	(9,048)	(4,144)
Assets acquired under finance leases	(456)	(463)
Other financing arrangements (a)	11	(204)

ABS GFS Cash Surplus/(Deficit)	(9,493)	(4,811)

(a)	Comprises of movements in payables and receivables of a capital nature.
OUTCOMES REPORT

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TABLE 16: NSW PUBLIC FINANCIAL CORPORATIONS
STATEMENT OF COMPREHENSIVE INCOME (a)

2009-10
$m
(Actual)
Revenue from Transactions
Grant and Subsidies	6
Sale of goods and services	389
Interest	2,945
Other dividends and distributions	—
Other	2
Total Revenue from transactions	3,342
Expenses from Transactions
Employee	17
Superannuation	1
Depreciation and amortisation	4
Interest	2,708
Income tax expense	17
Other property	—
Other operating	485
Curent grants and subsidies	1
Total Expenses from transactions	3,233

Net Operating Balance	109

Other economic flows included in the operating result
Other net gains/(losses)	(1,171)
Other	(4)
Operating result (accounting basis)	(1,066)
Comprehensive result — total change in net worth before transactions with owners	(1,066)

KEY FISCAL AGGREGATES

Comprehensive result — total change in net worth before transactions with owners	(1,066)
Less: Net other economic flows	1,175
equals: net operating balance	109
less Net acquisition of non-financial assets
Purchases of non-financial assets	7
Sales of non-financial assets	—
less Depreciation	(4)
plus Change in inventories	—
plus Other movements in non-financial assets assets acquired utilising finance leases	—
other	—
equals Total Net acquisition of non-financial assets	3
equals Net Lending/(Borrowing) [Fiscal Balance]	106

(a)	The Uniform Presentation Framework does not require the publishing of the results of the Public Financial Corporation Sector at budget time and mid-year; therefore a Budget column is not available.
OUTCOMES REPORT

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TABLE 17: NSW PUBLIC FINANCIAL CORPORATIONS SECTOR
STATEMENT OF FINANCIAL POSITION AT 30 JUNE (a)(b)

2010
$m
(Actual)
$m
Assets
Financial Assets
Cash and Cash Equivalent Assets	1,095
Receivables	816
Financial Assets at Fair Value	55,360
Advances paid	1
Equity	—
Investments in associates	1
Other	—
Total Financial Assets	57,273

Non-Financial Assets
Inventories	—
Investments	1
Property, Plant and Equipment
Land and Buildings	4
Plant and Equipment	4
Infrastructure Systems	—
Intangibles	8
Other	1
Total Non-financial Assets	18

Total Assets	57,291

Liabilities
Deposits Held	1,004
Payables	62
Tax Equivalents Payable	8
Borrowings and Derivatives at Fair Value	56,109
Borrowings at Amortised Cost	27
Advances Received	—
Employee Provisions	5
Superannuation Provision (c)	—
Other Provisions	1,081
Other	—

Total Liabilities	58,296

NET ASSETS	(1,005)

OUTCOMES REPORT

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TABLE 17: NSW PUBLIC FINANCIAL CORPORATIONS SECTOR
STATEMENT OF FINANCIAL POSITION AT 30 JUNE (cont)

2009
$m
(Actual)
Net Worth
Accumulated Funds	(1,005)
Reserves	—

TOTAL NET WORTH	(1,005)

OTHER FISCAL AGGREGATES
Net Financial Worth (d)	(1,023)
Net Debt (e)	684
Net Financial Liabilities (f)	1,023

(a)	The Uniform Presentation Framework does not require the publishing of the results of the Public Financial Corporation Sector at budget time and mid-year; therefore a Budget column is not available.

(b)	This table has been presented on a liquidity basis as per AASB 1049.

(c)	Superannuation liabilities are reported net of prepaid contribution assets.

(d)	Net financial worth equals total financial assets minus total liabilities.

(e)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash advances paid on financial assets of fair value.

(f)	Net financial liabilities equals total liabilities minus financial assets.
OUTCOMES REPORT

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TABLE 18: NSW PUBLIC FINANCIAL CORPORATIONS SECTOR
STATEMENT OF CASH FLOWS (a)

2009-10
$m
(Actual)
Receipts from operating activities
Receipts
Receipts from sales of goods and services	381
Grants and subsidies received	6
Interest receipts	2,623
Other receipts	—
Total operating receipts	3,010
Cash payments for operating activities
Payments for employees	(16)
Payments for superannuation	(2)
Payments for goods and services	(70)
Grants and subsidies	(1)
Interest paid	(2,573)
Income tax equivalents paid	(12)
Other payments	(5)
Total cash operating payments	(2,679)

Net cash flows from operating activities	331

Cash flows from investing activities
Cash flows from investments in non-financial assets
Sales of non-financial assets	—
Purchases of non-financial assets	(7)
Net cash flows from investments in non-financial assets	(7)
Net cash flows from investments in financial assets for policy purposes
Cash flows from investments in financial assets for liquidity purposes
Proceeds from sale of investments	12,099
Purchase of investments	(20,016)
Net cash flows from investments in financial assets for liquidity purposes	(7,917)

Net cash flows from investing activities	(7,924)

Cash flows from financing activities
Advances received (net)	—
Proceeds from borrowings	68,456
Repayments of borrowings	(59,637)
Dividends paid	—
Deposits received (net)	—
Other (net)	(92)

Net cash flows from financing activities	8,727

Net increase/ (decrease) in cash held	1,134

OUTCOMES REPORT

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TABLE 18: NSW PUBLIC FINANCIAL CORPORATIONS SECTOR
STATEMENT OF CASH FLOWS (cont)

2009-10
$m
(Actual)
Derivation of cash result
Net Cash Flows from Operating Activities	331
Net Cash Flows from Investments in Non-Financial Assets	(7)
Dividends Paid	(92)

Cash surplus/ (deficit)	232

Derivation of ABS GFS Public Financial Corporation Sector Cash Surplus/(Deficit)
Cash surplus/ (deficit)	232
Assets acquired under finance leases	—
Other financing arrangements (b)	—

ABS GFS Cash Surplus/(Deficit)	232

(a)	The Uniform Presentation Framework does not require the publishing of the results of the Public Financial Corporation Sector at budget time and mid-year; therefore a Budget column is not available.

(b)	Comprises of movements in payables and receivables of a capital nature.
OUTCOMES REPORT

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TABLE 19: 2008-09 LOAN COUNCIL ALLOCATION ESTIMATES FOR NSW

	Budget-time
	Estimate	Actual
	2009-10	2009-10
	$m	$m
General government sector cash (deficit) / surplus	(4,695)	(1,987)
PNFC sector cash (deficit) / surplus (a)	(4,353)	(2,290)
Non-financial public sector cash (deficit) / surplus (b)	(9,048)	(4,144)
Acquisitions under finance leases and similar arrangements (c)	(445)	(667)
Minus Net cash flows from investments in financial asset for policy purposes (d)	(392)	320
Plus Memorandum items (e)	(221)	1,116

Loan Council Allocation (LCA)	(10,106)	(3,375)

Notes:

(a)	Public Non-financial Corporation (PNFC) Sector.

(b)	Does not directly equate to the sum of the General Government and PNFC cash deficits due to intersectoral transfers which are netted out.

(c)	Finance leases and similar arrangements are shown separately as they are deducted from the AASB 1049 cash surplus to derive the ABS GFS cash surplus/deficit.

(d)	This item is the negative of net advances paid under a cash accounting framework.

(e)	Memorandum items are used to adjust the ABS deficit to include in LCAs certain transactions, such as operating leases, that have many of the characteristics of public sector borrowings but do not constitute formal borrowings. They are also used, where appropriate, to deduct from the ABS deficit certain transactions that Loan Council has agreed should not be included in LCAs — for example, the funding of more than employers’ emerging costs under public sector superannuation schemes, or borrowings by entities such as statutory marketing authorities.
OUTCOMES REPORT

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PRIVATE SECTOR INFRASTRUCTURE
As confirmed at the 1997 Loan Council meeting, States are to report their full contingent exposure to infrastructure projects with private sector involvement. Exposure is to be measured by the government’s termination liabilities in a case of private sector default and disclosed as a footnote to, rather than a component, of Loan Council Allocations.
Contracts entered into in 2009-10.
None to be reported.
End Of Unaudited Outcomes Report
OUTCOMES REPORT

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